Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

among

OBDC III FINANCING III LLC,

as Borrower,

THE LENDERS PARTY HERETO,

BANK OF AMERICA, N.A.,

as Administrative Agent,

BLUE OWL DIVERSIFIED CREDIT ADVISORS LLC,

as Servicer,

STATE STREET BANK AND TRUST COMPANY,

as Collateral Agent

and

STATE STREET BANK AND TRUST COMPANY,

as Collateral Custodian

BANK OF AMERICA, N.A.,

as

Sole Lead Arranger and Sole Book Manager

Dated March 20, 2024

-i-

-ii-

-iii-

-iv-

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ANNEXES

A	Advance Rates
B	Eligibility and Portfolio Criteria
C	[Reserved]

SCHEDULES

2.01	Commitments and Applicable Percentages
5.07	Certain Contractual Obligations
5.14	Identification Information of Borrower and Borrower Parent
7.06	Closing Date Collateral Assets
11.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

A	Form of Loan Notice
B-1	Form of Assignment and Assumption
B-2	Form of Joinder Agreement
B-3	Form of Administrative Questionnaire
C-1	Form of Compliance Certificate (Borrower Parent)
C-2	Form of Compliance Certificate (Borrower)
D	Form of U.S. Tax Compliance Certificates
E-1	Form of Request for Release and Receipt
E-2	Form of Request for Release and Receipt
F	Collateral Asset Schedule Certification
G	Monthly Report
H	Form of Reinvestment Request
I	Form of Approval Notice
J	Form of Note
K	Form of Foreign Obligor Notice
L	Form of Borrowing Base Certificate
M	Form of Notice of Loan Prepayment
N	Form of Document Checklist
O	Responsible Officers of Servicer

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CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of March 20, 2024, among OBDC III FINANCING III LLC, a Delaware limited liability company (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”) and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, together with its successors and assigns, the “Administrative Agent”), BLUE OWL DIVERSIFIED CREDIT ADVISORS LLC, as Servicer (the “Servicer”), STATE STREET BANK AND TRUST COMPANY, as Collateral Custodian (in such capacity, together with its successors and assigns, the “Collateral Custodian”) and STATE STREET BANK AND TRUST COMPANY, as Collateral Agent (in such capacity, together with its successors and assigns, the “Collateral Agent”).

The Borrower has requested that the Lenders provide a revolving credit facility (the “Facility”), and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Account” means any of the Principal Collection Account, the Interest Collection Account, the Unfunded Exposure Account, the Interest Reserve Account and any related deposit accounts and sub-accounts thereof deemed appropriate or necessary by the Collateral Agent for convenience in administering such accounts.

“Account Control Agreement” means the Securities Account Control Agreement by and among the Borrower, as pledgor, the Administrative Agent on behalf of the Secured Parties, as secured party, and the Securities Intermediary.

“Accreted Interest” means interest accrued on a Collateral Asset that is added to the principal amount of such Collateral Asset instead of being paid as it accrues.

“Adjusted Advance Rate” means, as of any date of determination, the lesser of (i) 72.5% and (ii) the percentage equal to (i) the sum of the products of (x) the Advance Rate applicable to each Eligible Collateral Asset times (y) the Adjusted Principal Balance of each such Eligible Collateral Asset divided by (ii) the Aggregate Adjusted Principal Balance.

“Adjusted Cash Balance” means the difference, which may be a negative number, between (i) any Cash and Cash Equivalents on deposit in the Principal Collection Account minus (ii) the amount of any Cash to be applied to effectuate the settlement of the purchase of any Collateral Asset by the Borrower that has not yet settled.

“Adjusted Principal Balance” means with respect to any Collateral Asset as of any date of determination, the Dollar Equivalent of (a) the Principal Balance of such Collateral Asset multiplied by (b) the Assigned Value of such Collateral Asset. The “Adjusted Principal Balance” of any Collateral Asset that is not an Eligible Collateral Asset shall be zero.

“Administrative Agent” has the meaning specified in the Preamble.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify in writing to the Borrower and the Lenders.

“Administrative Expenses” means all amounts (including indemnification payments) due or accrued and payable by the Borrower to (a) first, the Collateral Custodian and the Securities Intermediary, including any accrued and unpaid Collateral Custodian Fees and Expenses and (b) second, any third party service provider to the Borrower (other than the Servicer) or the Servicer, including accountants, agents and counsel of any of the foregoing for fees and expenses.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit B-3 or any other form approved by the Administrative Agent.

“Advance Rate” means a percentage applicable to each Collateral Asset as specified in Annex A under the caption “Advance Rate”.

“Adverse Claim” means any claim of ownership or any Lien, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a Lien, other than Permitted Liens.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Person” has the meaning specified in Section 3.04(a).

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that (i) the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor and (ii) a Person whose equity securities were acquired by the Borrower, its Parent or an Affiliate in a workout or restructuring of, or in connection with a new financing of, a Collateral Asset shall not be deemed to be an “Affiliate” of the Borrower.

“Agent Fee Letter” means the letter agreement, dated as of even date herewith, between the Borrower and the Administrative Agent.

“Agent Fees” has the meaning specified in Section 2.07(c)(i).

“Aggregate Adjusted Principal Balance” means with respect to all or a portion of the Collateral Assets, as of any date, the sum of the Adjusted Principal Balances for such Eligible Collateral Assets.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Aggregate Principal Balance” means with respect to all or a portion of the Collateral Assets, as of any date, the sum of (a) the sum of the Principal Balances for such Eligible Collateral Assets plus (b) the sum of the Unfunded Exposure Amounts for such Collateral Assets.

“Aggregate Unfunded Exposure Amount” means, on any date of determination, the sum of the Unfunded Exposure Amounts of all Collateral Assets included in the Collateral.

“Aggregate Unfunded Exposure Equity Amount” means, on any date of determination, the sum of the Unfunded Exposure Equity Amounts of all Collateral Assets included in the Collateral.

“Aggregate Unfunded Exposure Loan Amount” means, on any date of determination, the excess of the Aggregate Unfunded Exposure Amount over the Aggregate Unfunded Exposure Equity Amount.

“Agreement” has the meaning specified in the Preamble.

“Alternative Currency” means each Eligible Currency other than Dollars.

“Alternative Currency Daily Rate” means, for any day, (a) with respect to any Loan denominated in GBP, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment and (b) denominated in CAD, the rate per annum equal to Daily Simple CORRA, as published on the second Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “Daily Simple CORRA Rate”) plus the CORRA Adjustment; provided, that, if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Alternative Currency Daily Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate.” All Alternative Currency Daily Rate Loans must be denominated in an Alternative Currency.

“Alternative Currency Loan” means an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.

“Alternative Currency Successor Rate” has the meaning specified in Section 3.03(d).

“Alternative Currency Term Rate” means, for any Interest Period, with respect to any Loan denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period; provided, that, if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Alternative Currency Term Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Loans must be denominated in an Alternative Currency.

“Amount Available” means, with respect to any Payment Date, the sum of (a) the amount of Collections with respect to the related Interest Period, plus (b) any investment income earned on amounts on deposit in the Collection Account since the immediately prior Payment Date (or since the Closing Date in the case of the first Payment Date), minus (c) any Principal Collections designated for the purchase of Eligible Collateral Assets pursuant to Section 2.14 with respect to which the related trade date (but not settlement date) has occurred.

“Applicable Accounting Standard” means (a) with respect to any Person organized in the United States (or any State thereof), GAAP and (b) with respect to any Person not organized in the United States (or any State thereof), generally accepted accounting principles as in effect from time to time in the applicable jurisdiction, including IFRS.

“Applicable Authority” means (a) with respect to SOFR, the SOFR Administrator or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of SOFR, acting in such capacity, and (b) with respect to any Alternative Currency, the applicable administrator for the Relevant Rate for such Alternative Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of the applicable Relevant Rate, in each case, acting in such capacity.

“Applicable Exchange Rate” means with respect to any Collateral Asset denominated and payable in an Alternative Currency on any day, the lesser of (a) the applicable currency-Dollar spot rate used by the Borrower (as determined by the Servicer) to acquire such currency on the date such Collateral Asset was acquired and (b) the applicable currency-Dollar spot rate that appeared on the Bloomberg screen for such currency (i) if such date is a Determination Date, at the end of such day or (ii) otherwise, at the end of the immediately preceding Business Day.

“Applicable Law” means, as to any Person, all Laws binding upon such Person or to which such a Person is subject.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.12. If the commitment of each Lender to make Loans has been terminated pursuant to Section 9.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments by any Lender and to any Lender’s status as a Defaulting Lender at the time of such determination. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, with respect to any Interest Period and determined in connection with the calculation of the Borrowing Base as of the most recent calendar month-end preceding the beginning of such Interest Period, a percentage equal to the greater of (x)(i) the sum of (a) the Adjusted Principal Balance of all Eligible Collateral Assets that are Broadly Syndicated Loans multiplied by 1.75% plus (b) the Adjusted Principal Balance of all Eligible Collateral Assets that are Large Corporate Loans multiplied by 2.25% plus (c) the Adjusted Principal Balance of all Eligible Collateral Assets other than Broadly Syndicated Loans and Large Corporate Loans multiplied by 2.50% divided by (ii) the Aggregate Adjusted Principal Balance and (y)(i) on and after the Closing Date to the first anniversary of the Closing Date, 0%, (ii) on and after the first anniversary of the Closing Date until the second anniversary of the Closing Date, 2.05% and (iii) thereafter, 2.15%.

“Appropriate Accounting Principles” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Approval Notice” means, with respect to any Collateral Asset, a copy of a notice executed by the Administrative Agent substantially in the form of Exhibit I, evidencing, among other things, the approval of the Administrative Agent, in its sole discretion, of such Collateral Asset.

“Approved Dealer” means each of the following entities or their Affiliates (or any successor thereto): Banco Santander, BofA Securities, Inc., Barclays Bank plc, BMO, BNP Paribas S.A., Citibank, N.A., Citizens Bank, N.A., Deutsche Bank AG, Goldman Sachs & Co., HSBC Bank, Jefferies & Co., JP Morgan Securities LLC, Lloyds, Macquarie Bank Limited, Morgan Stanley & Co., Nomura Corporate Funding Americas, LLC, Royal Bank of Canada, The Royal Bank of Scotland, Société Générale, Scotiabank, Truist Bank, UBS AG, Wells Fargo Bank, National Association or any other independent, internationally recognized third party dealer agreed to by the Administrative Agent in writing from time to time; provided, that neither the Servicer nor any of its Affiliates shall be an Approved Dealer.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Lender” means a Person that owns and invests on a discretionary basis $25,000,000 or more in securities other than securities of an issuer that controls, is controlled by, or is under common control with, such Person; provided that, in determining whether a Person is an Approved Lender, there shall be deducted from the amount of such Person’s securities the amount of any outstanding indebtedness incurred to acquire the securities owned by such Person.

“Approved Valuation Provider” means (a) Houlihan Lokey, Inc., (b) Duff & Phelps LLC, (c) Lincoln Advisors, (d) Murray, Devine and Company, (e) Valuation Research Corporation or any other valuation firm approved in writing by the Administrative Agent in its reasonable discretion.

“Arranger” means Bank of America, an affiliate of BofA Securities, Inc., in its capacity as sole lead arranger and sole book manager.

“Asset Amount (CAD)” means, without conversion to Dollars, on any date of determination, (a)(x) so long as no Event of Default has occurred and is continuing, the Aggregate Principal Balance of all Collateral Assets denominated in CAD (including any such Collateral Assets to be funded or acquired by the Borrower on such date of determination) and (y) if an Event of Default has occurred and is continuing, the sum of the products, for each Eligible Collateral Asset denominated in CAD, of (A) the Adjusted Principal Balance of such Eligible Collateral Asset and (B) the Advance Rate of such Eligible Collateral Asset plus (b) the amount of the Adjusted Cash Balance denominated in CAD on such date.

“Asset Amount (EUR)” means, without conversion to Dollars, on any date of determination, (a)(x) so long as no Event of Default has occurred and is continuing, the Aggregate Principal Balance of all Collateral Assets denominated in EUR (including any such Collateral Assets to be funded or acquired by the Borrower on such date of determination) and (y) if an Event of Default has occurred and is continuing, the sum of the products, for each Eligible Collateral Asset denominated in EUR, of (A) the Adjusted Principal Balance of such Eligible Collateral Assets and (B) the Advance Rate of such Eligible Collateral Asset plus (b) the amount of the Adjusted Cash Balance denominated in EUR on such date.

“Asset Amount (GBP)” means, without conversion to Dollars, on any date of determination, (a)(x) so long as no Event of Default has occurred and is continuing, the Aggregate Principal Balance of all Collateral Assets denominated in GBP (including any such Collateral Assets to be funded or acquired by the Borrower on such date of determination) and (y) if an Event of Default has occurred and is continuing, the sum of the products, for each Eligible Collateral Asset denominated in GBP, of (A) the Adjusted Principal Balance of such Eligible Collateral Assets and (B) the Advance Rate of such Eligible Collateral Asset plus (b) the amount of the Adjusted Cash Balance denominated in GBP on such date.

“Asset Amount (USD)” means, on any date of determination, (a)(x) so long as no Event of Default has occurred and is continuing, the Aggregate Principal Balance of all Collateral Assets denominated in USD (including any such Collateral Assets to be funded or acquired by the Borrower on such date of determination) and (y) if an Event of Default has occurred and is continuing, the sum of the products, for each Eligible Collateral Asset denominated in USD, of (A) the Adjusted Principal Balance of such Eligible Collateral Asset and (B) the Advance Rate of such Eligible Collateral Asset plus (b) the amount of the Adjusted Cash Balance denominated in USD on such date.

“Assigned Value” means, as of any date of determination:

(i) with respect to any Collateral Asset other than a Qualifying Syndicated Loan, the lowest of:

(a) the Purchase Price with respect to such Collateral Asset;

(b) 100%; and

(c) the value of such Collateral Asset (expressed as a percentage of par) as determined by the Administrative Agent in its sole discretion (x) as of the applicable Cut-Off Date or (y) (I) unless otherwise agreed to by the Administrative Agent, at any time from time to time following the occurrence of a Revaluation Event of the type described in clause (a), (b) (but subject to the proviso thereof), (c), (d) or (g) of the definition thereof; provided that after the initial amendment to the Assigned Value with respect to any such Collateral Asset, any additional amendment (other than an amendment as a result of the occurrence of a separate Revaluation Event) shall only be made after receipt by the Administrative Agent from the Servicer of the applicable financial information (to be provided no more frequently than monthly, if an update is available) with respect to such Collateral Asset based on intervening adverse (as determined in the Administrative Agent’s sole discretion) facts or circumstances related to such Collateral Asset; provided, further, that, with respect to any Cured Revaluation Event Asset, the Borrower may request that the Administrative Agent amend the applicable Assigned Value and the Administrative Agent may so amend in its sole discretion, and such amended “Assigned Value” shall remain the “Assigned Value” until the occurrence of a separate Revaluation Event; or (II) one time following the occurrence of a Revaluation Event of the type described in clause (e) of the definition thereof and any additional amendment shall only be made as a result of the occurrence of a separate Revaluation Event; provided further that (I) if (1) a Revaluation Event occurs with respect to a Collateral Asset (other than a Qualifying Syndicated Loan) that is a First Lien Bank Loan and, solely to the extent the Revaluation Event pertains to clause (c) or (d) of the definition thereof, the Dispute Condition is satisfied with respect to such Collateral Asset and (2) the Administrative Agent amends the Assigned Value of such Collateral Asset as a result of such Revaluation Event, the Borrower may dispute such Assigned Value by obtaining any of (A) a firm bid for such Collateral Asset from an Approved Dealer and submitted such firm bid to the Administrative Agent no later than 4:00 p.m. (New York time) on the following Business Day and actionable until 5:00 p.m. (New York time) on such day or (B) a Qualified Appraisal for such Collateral Asset no later than 30 days after the date on which the Borrower receives notice of the amendment of such Assigned Value and (II) in the event that the Assigned Value is determined in accordance with the foregoing clause (I) following a Borrower dispute, the Administrative Agent individually, or at the request of the Required Lenders, shall have the right to request that such Collateral Asset be independently evaluated by an additional third-party pricing service or valuation firm as selected by the Required Lenders (the “Independent Valuation Provider”) at the expense of the requesting parties so long as no Event of Default has occurred and is continuing and, if the value of any Collateral Asset determined by the Independent Valuation Provider is different from the value determined pursuant to clause (I) above then the Assigned Value will be the arithmetic average of the values determined pursuant to clause (I) above and the Independent Valuation Provider; provided, further that the Assigned Value determined pursuant to clause (y) above shall not exceed the Assigned Value in effect immediately prior to the change in Assigned Value resulting from the relevant Revaluation Event unless otherwise agreed upon by the Administrative Agent in its sole discretion; and

(ii) with respect to any Collateral Asset that is a Qualifying Syndicated Loan:

(a) (1) if a Revaluation Event has occurred with respect to such Qualifying Syndicated Loan, then the “Assigned Value” shall be the price as determined pursuant to clause (b) below or (2) if no Revaluation Event has occurred with respect to such Qualifying Syndicated Loan, and such Qualifying Syndicated Loan has a Moody’s rating of “B3” or higher and an S&P rating of “B-” or higher, then “Assigned Value” shall be the lower of (x) the Purchase Price with respect to such Collateral Asset and (y) 100%;

(b) on any Measurement Date following a Revaluation Event with respect to such Qualifying Syndicated Loan and subject to clause (ii)(c) below, (A) with a Moody’s rating below “B3” but above or equal to “Caa3” or an S&P rating below “B-” but above or equal to “CCC-” or (B)(1) if such Qualifying Syndicated Loan has an observable bid-side quote from a Nationally Recognized Pricing Service or, if such quote is not available, from another pricing service selected by the Administrative Agent with an indicated bid-depth of two or more, such bid-side quote (expressed as a percentage of par) or (2) otherwise, the average of the bid side prices based upon information from two or more secondary loan market dealers active in the trading of such Qualifying Syndicated Loan (one of which must be from a dealer selected by the Administrative Agent); provided that if a price cannot be obtained pursuant to the means contemplated by clause (ii)(b) hereof, the price determined by the Administrative Agent in its sole, reasonable discretion; provided, further that at any time following a Revaluation Event of the type described in clause (e) of the definition thereof with respect to a Qualifying Syndicated Loan, the Assigned Value may only be amended one time following such Revaluation Event with respect to such Qualifying Syndicated Loan and any additional amendment shall only be made as a result of the occurrence of a separate Revaluation Event; provided, further that the Assigned Value determined pursuant to this clause (ii)(b) shall not exceed the Assigned Value in effect immediately prior to the change in Assigned Value resulting from the relevant Revaluation Event unless otherwise agreed upon by the Administrative Agent in its sole discretion; and

(c) with a Moody’s rating below “Caa3” or an S&P rating below “CCC-,” zero;

provided that, if a Revaluation Event of the type described in clause (a) of the definition thereof with respect to any Collateral Asset occurs, the Assigned Value of such Collateral Asset will, unless otherwise determined by the Administrative Agent, automatically and without further action by the Administrative Agent, be zero;

provided, further, that the Assigned Value of any Participation Interest that is not a Permitted Participation Interest or a Stale Participation Interest shall be determined by the Administrative Agent in its reasonable discretion.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit B-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Audited Financial Statements” means, for any fiscal year, the audited consolidated balance sheet of the Borrower Parent for such fiscal year ended December 31, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower Parent, including the notes thereto.

“Availability Period” means the period (i) beginning on the later of (A) the Closing Date and (B) the date on which all conditions precedent to the initial Borrowing have been satisfied or waived and (ii) ending on the earlier of (A) any date on which an Event of Default has occurred and each Lender’s commitment has been terminated pursuant to Section 9.02 or (B) the third anniversary of the Closing Date.

“Available Tenor” means, as of any date of determination and with respect to the then-current Canadian Benchmark, as applicable, (a) if the then-current Canadian Benchmark is a term rate, any tenor for such Canadian Benchmark that is or may be used for determining the length of an Interest Period or (b) otherwise, any payment period for interest calculated with reference to such Canadian Benchmark, as applicable, pursuant to this Agreement as of such date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Loan” means any commercial loan. A participation in any loan will not be a Bank Loan; provided that Participation Interests in loans will be Bank Loans to the same extent as the underlying loan.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Prime Rate in effect for such day, (c) Daily SOFR for such date plus the Applicable Rate (this clause (c), the “SOFR Component”) and (d) 1.00%. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greatest of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. For the avoidance of doubt, each Base Rate Loan shall be denominated in Dollars.

“BBD Cure Notice” has the meaning specified in Section 2.03(b)(i).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan Investor” means (a) any “employee benefit plan” (as defined in Section 3(3) of Title I of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (b) any “plan” as defined in Section 4975(e) of the Code that is subject to Section 4975 of the Code, or (c) any governmental or other plan or arrangement that is not subject to ERISA or to Section 4975 of the Code but is subject to any law or restriction substantially similar to Section 406 of ERISA or Section 4975 of the Code or (d) any entity whose underlying assets include “plan assets” of the foregoing employee benefit plans or plans (within the meaning of the DOL Regulations or otherwise).

“BHC Act Affiliate” has the meaning specified in Section 11.23(c)(i).

“Borrower” has the meaning specified in the Preamble.

“Borrower Materials” has the meaning specified in Section 11.02(c).

“Borrower Parent” means Blue Owl Capital Corporation III, a Maryland corporation.

“Borrower Parent Participation Interest” means any Bank Loan that is a Participation Interest acquired from the Borrower Parent pursuant to the LSTA Standard Terms and Conditions for Participations for Par/Near Par Trades, published as of December 1, 2021 (or, solely with respect to the Borrower Parent Participation Interests acquired by the Borrower as of the Closing Date, pursuant to the Master Participation Agreement).

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type made by each of the Lenders pursuant to Section 2.01.

“Borrowing Base” means, on any date of determination, the Dollar Equivalent of the least of:

(a) (i) the Aggregate Commitments minus (ii) the Aggregate Unfunded Exposure Amount plus (iii) the amount on deposit in the Unfunded Exposure Account (such amount not to exceed the Aggregate Unfunded Exposure Amount);

(b) (i) the aggregate of amounts determined with respect to each Eligible Collateral Asset equal to (x)(1) the Adjusted Principal Balance of such Eligible Collateral Asset minus (2) the Excess Concentration Amount attributable to such Eligible Collateral Asset times (y) the Adjusted Advance Rate plus (ii) the Adjusted Cash Balance minus (iii) the Aggregate Unfunded Exposure Equity Amount as of such date plus (iv) amounts on deposit in the Unfunded Exposure Account; and

(c) (i) the Aggregate Adjusted Principal Balance of all Eligible Collateral Assets plus (ii) the Adjusted Cash Balance minus (iii) the Excess Concentration Amount minus (iv) without duplication of amounts included in clause (iii), the Minimum Required Equity Amount.

“Borrowing Base Certificate” means a certificate setting forth the calculation of the Borrowing Base and each Currency Asset Amount (and specifying whether a Currency Asset Amount Shortfall exists) as of each Measurement Date, in the form of Exhibit L, prepared by the Servicer and attaching the Collateral Asset Schedule.

“Borrowing Base Deficiency” means any time that either (a) the Total Outstandings at such time exceed an amount equal to the Borrowing Base or (b) solely following the Availability Period or after the occurrence and during the continuation of an Event of Default, the amounts on deposit in the Unfunded Exposure Account are less than the Required Funding Amount.

“Borrowing Base Deficiency Amount” means, with respect to any Borrowing Base Deficiency, the amount by which, as applicable, (a) the Total Outstandings exceed the Borrowing Base or (b) solely following the Availability Period or after the occurrence and during the continuation of an Event of Default, the amounts on deposit in the Unfunded Exposure Account are less than the Required Funding Amount.

“Broadly Syndicated Loan” means any First Lien Bank Loan that (x) as of the relevant Cut-Off Date, has a size (including all tranches, undrawn delayed draw portions, and drawn and undrawn revolving credit facilities secured by the same collateral) of $250,000,000 or greater and (y) as of the most recent Measurement Date, has a Moody’s rating of “B3” or higher and an S&P rating of “B-” or higher.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York, the state where the Administrative Agent’s Office is located (which is initially North Carolina) or the state where the Collateral Custodian’s office is located (which is initially Illinois) and:

(a) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in EUR, any fundings, disbursements, settlements and payments in Euro in respect of any such Alternative Currency Loan, or any other dealings in EUR to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan, means a Business Day that is also a TARGET Day;

(b) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in GBP, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom;

(c) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in a currency other than Euro or GBP, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the applicable offshore interbank market for such currency; and

(d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than EUR in respect of an Alternative Currency Loan denominated in a currency other than EUR, or any other dealings in any currency other than EUR to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Canadian Benchmark” means, initially, Daily Simple CORRA; provided that if a replacement of the Canadian Benchmark has occurred pursuant to Section 3.03(c), then “Canadian Benchmark” means the applicable Canadian Benchmark Replacement to the extent that such Canadian Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Canadian Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Canadian Benchmark Replacement” means, for any Available Tenor the sum of (i) the alternate benchmark rate and (ii) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Canadian Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Canadian Governmental Body, for Canadian dollar-denominated syndicated credit facilities at such time; provided that, if the Canadian Benchmark Replacement would be less than 0%, the Canadian Benchmark Replacement will be deemed to be 0% for the purposes of this Agreement and the other Loan Documents.

“Canadian Benchmark Transition Event” means, with respect to any then-current Canadian Benchmark other than Daily Simple CORRA, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Canadian Benchmark, the regulatory supervisor for the administrator of such Canadian Benchmark, any Governmental Authority with jurisdiction over such administrator for such Canadian Benchmark, or the Bank of Canada, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Canadian Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Canadian Benchmark or (b) all Available Tenors of such Canadian Benchmark are or will no longer be representative of the underlying market and economic reality that such Canadian Benchmark is intended to measure and that representativeness will not be restored.

“Canadian Dollar” and “CAD” mean lawful money of Canada.

“Canadian Prime Rate” means, for any day a fluctuating rate of interest per annum equal to the greater of (a) the per annum rate of interest quoted or established as the “prime rate” of the Administrative Agent which it quotes or establishes for such day as its reference rate of interest in order to determine interest rates for commercial loans in Canadian Dollars in Canada to its Canadian borrowers, (b) the Daily Simple CORRA Rate plus the CORRA Adjustment plus 1⁄2 of 1% per annum and (c) 1.00%, adjusted automatically with each quoted or established change in such rate, all without the necessity of any notice to any Borrower or any other Person. Such prime rate is based on various factors including cost and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the prime rate shall take effect at the opening of business on the day specified in the public announcement of such change.

“Canadian Prime Rate Loan” means a Loan that bears interest based on the Canadian Prime Rate. All Canadian Prime Rate Loans shall be denominated in CAD.

“Capital Raise Notice” means a notice from the Borrower to the Administrative Agent which satisfies each of the following conditions:

(a) such notice is delivered to the Administrative Agent not later than 3:00 p.m. on the second Business Day following the delivery of notice from the Borrower of its intent to cure a Borrowing Base Deficiency in accordance with Section 2.03(b)(i); and

(b) such notice sets forth evidence satisfactory to the Administrative Agent that (x) the Borrower Parent has received commitments to fund capital from investors the proceeds of which will be made available to the Borrower Parent on or about the fifth Business Day after the first day of the calendar month immediately following the date of such notice, (y) either all or a portion of such capital raise proceeds constitute a sufficient amount to cure the applicable Borrowing Base Deficiency and (z) such proceeds will be contributed by the Borrower Parent to the Borrower in an amount sufficient to cure the applicable Borrowing Base Deficiency.

“Cash” means any funds denominated in an Eligible Currency as at the time shall be legal tender for payment of all public and private debts.

“Cash Equivalents” means any Eligible Currency-denominated investment that, at the time it is delivered to the Collateral Agent (directly or through an intermediary or bailee), is one or more of the following obligations or securities including investments for which the Collateral Agent or an Affiliate of the Collateral Agent provides services and receives compensation therefor:

(a) (x) direct obligations (1) of the United States or (2) the timely payment of principal and interest on which is fully and expressly guaranteed by the United States and (y) obligations (1) of any agency or instrumentality of the United States the obligations of which are expressly backed by the full faith and credit of the United States or (2) the timely payment of principal and interest on which is fully and expressly guaranteed by such an agency or instrumentality, in each case if such agency or instrumentality has the Required Ratings, in all cases having a remaining maturity of not more than 183 days;

(b) demand and time deposits in, certificates of deposit of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States (including the Collateral Agent) or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within 183 days of issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the Required Ratings;

(c) commercial paper or other short term obligations with the Required Ratings and that either bear interest or are sold at a discount from the face amount thereof and have a maturity of not more than 183 days from their date of issuance; provided that this clause (c) will not include extendible commercial paper or asset backed commercial paper; and

(d) money market funds domiciled outside of the United States which funds have, at all times, credit ratings of “Aaa-mf” by Moody’s and “AAAm” or “AAAm-G” by S&P, respectively;

provided that Cash and Cash Equivalents shall not include (i) any interest-only security, any security purchased at a price in excess of 100% of the par value thereof or any security whose repayment is subject to substantial non-credit related risk as determined in the sole judgment of the Servicer, (ii) any security whose rating assigned by S&P includes the subscript “f,” “p,” “q,” “pi,” “r,” “t” or “sf” (iii) any security that is subject to an Offer, (iv) any other security that is an asset the payments on which are subject to withholding tax (other than withholding taxes imposed under FATCA) if owned by the Borrower unless the issuer or obligor or other Person (and guarantor, if any) is required to make “gross-up” payments that cover the full amount of any such withholding taxes or (v) any security secured by real property; provided, that notwithstanding the foregoing clauses (a) through (d), unless the Borrower and the Servicer have received the written advice of counsel of national reputation experienced in such matters to the contrary (together with a certificate of a Responsible Officer of the Borrower or the Servicer to the Administrative Agent and the Collateral Agent that the advice specified in this definition has been received by the Borrower and the Servicer), Cash Equivalents may only include obligations or securities that constitute cash equivalents for purposes of the rights and assets in paragraph (c)(8)(i)(B) of the exclusions from the definition of “covered fund” for purposes of the Volcker Rule.

“Cause” means, with respect to an Independent Director, (i) acts or omissions by such Independent Director that constitute willful disregard of such Independent Director’s duties as set forth in the Borrower’s Organization Documents, (ii) that such Independent Director has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Director, (iii) that such Independent Director is unable to perform his or her duties as Independent Director due to death, disability or incapacity, or (iv) that such Independent Director no longer meets the definition of Independent Director.

“CCC Qualifying Syndicated Loan” means a Qualifying Syndicated Loan with a Moody’s rating below “B3” or an S&P rating below “B-”. For the avoidance of doubt, once such CCC Qualifying Syndicated Loan is rated at least “B3” or “B-”, as applicable, it shall no longer be a CCC Qualifying Syndicated Loan.

“Change in Control” means the occurrence of any of the following: (a) the Borrower Parent or an Affiliate of the Borrower Parent shall cease to own, directly or indirectly, 100% of the Equity Interests of the Borrower, (b) Blue Owl Diversified Credit Advisors LLC, or an Affiliate of Blue Owl Diversified Credit Advisors LLC, ceases to be the investment adviser to, and otherwise control the investment management and investment policies of, the Borrower Parent or (c) the dissolution, termination or liquidation in whole or in part, transfer or other disposition, in each case, of all or substantially all of the assets of the Borrower or the Borrower Parent.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” means (i) all federal, state, county, city, municipal, local, foreign or other governmental Taxes (including Taxes owed to the Pension Benefit Guaranty Corporation at the time due and payable); (ii) all levies, assessments, charges, or claims of any governmental entity or any claims of statutory lienholders, the nonpayment of which could give rise by operation of law to a Lien on the Collateral Assets or any other property of the Borrower and (iii) any such Taxes, levies, assessment, charges or claims which constitute a Lien or encumbrance on any property of the Borrower.

“CLO Takeout” means any day on which subordinated notes or equity interests, as applicable, and secured notes (collectively, “CLO Securities”) are issued pursuant to an indenture between, among others, an issuer and a trustee in respect of a collateralized loan obligation offering, in an amount at least sufficient to repay such portion of the Obligations outstanding under the Loan Documents such that no Borrowing Base Deficiency exists following such CLO Takeout.

“Closing Date” means March 20, 2024.

“CME” means CME Group Benchmark Administration Limited.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Collateral” shall have the meaning specified in the Security Agreement.

“Collateral Agent” has the meaning specified in the Preamble.

“Collateral Agent Fee Letter” means that certain Fee Letter dated as of the Closing Date between the Collateral Agent and the Borrower entered on or prior to the Closing Date as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Collateral Agent Fees and Expenses” has the meaning specified in Section 13.06.

“Collateral Asset” means any loan (including any Bank Loan), security, cash or other asset (or Participation Interest therein) owned or held by the Borrower, in each case whether or not given credit in the Borrowing Base or having an Advance Rate greater than zero.

“Collateral Asset File” means, with respect to each Collateral Asset as identified on the related Document Checklist, (i) if the Collateral Asset includes a promissory note, (x) an original, executed copy of such promissory note, or (y) in the case of a lost promissory note, a copy of such executed promissory note accompanied by an original executed affidavit and indemnity endorsed by the Borrower in blank, in each case with respect to clause (x) or clause (y) with an unbroken chain of endorsements from each prior holder of such promissory note to the Borrower or in blank (unless such note is in bearer form, in which case delivery alone shall suffice), or (ii) in the case of a noteless Collateral Asset, an electronic copy of each executed document or instrument evidencing the assignment of such Collateral Asset to the Borrower, (ii) electronic copies (as indicated on the Collateral Asset Schedule and the related Document Checklist) of any related loan agreement, security agreement, mortgage, moveable or immoveable hypothec, deed of hypothec, guarantees, note purchase agreement, intercreditor and/or subordination agreement, each to the extent available with respect to such Collateral Asset, (iii) electronic copies of the file-stamped (or the electronic equivalent of) UCC financing statements and continuation statements (including amendments or modifications thereof) authorized by the obligor thereof or by another Person on the obligor’s behalf in respect of such Collateral Asset, (iv) in the case of any Collateral Asset with respect to which the Borrower Parent or any Affiliate thereof acts as administrative agent an assignment and assumption agreement, transfer document or instrument relating to such Collateral Asset in blank, endorsed by the Borrower Parent or such Affiliate, and (v) any other document included by the Servicer on the related Document Checklist.

“Collateral Asset Schedule” means, collectively, a list or lists identifying the assets that constitute Collateral Assets as of each date of determination, in the form attached to the form of Borrowing Base Certificate in Exhibit L, prepared by the Servicer. The Collateral Asset Schedule attached to any Reinvestment Request shall supplement the Collateral Asset Schedule attached to the most recently delivered Borrowing Base Certificate.

“Collateral Custodian” has the meaning specified in the Preamble.

“Collateral Custodian Fee Letter” means that certain Fee Letter dated as of the Closing Date between the Collateral Custodian and the Borrower entered on or prior to the Closing Date as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Collateral Custodian Fees and Expenses” has the meaning specified in Section 12.12.

“Collateral Database” has the meaning specified in Section 12.03(b)(i).

“Collateral Dispute Notice” means notice from the Administrative Agent to the Borrower, the Servicer and the Collateral Agent (i) asserting that the determination of whether a Collateral Asset is an Eligible Collateral Asset, any component of the Monthly Report or the determination as to compliance with any of the Portfolio Criteria, or the related determinations with respect to any Collateral Asset underlying such determination as to compliance or eligibility, is incorrect and (ii) providing the correct information or determination and a reasonable explanation of the basis of such correction; provided that so long as the Administrative Agent provides a reasonably detailed explanation of the basis of such determination, no Collateral Dispute Notice will apply with regard to any determination under the Eligibility Criteria or Portfolio Criteria that is expressly provided to be a determination made by the Administrative Agent.

“Collection Account” means, collectively, the Interest Collection Account and the Principal Collection Account.

“Collections” means the sum of all Interest Collections and all Principal Collections received with respect to the Collateral.

“Commitment” means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed (a) the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may otherwise be adjusted from time to time in accordance with this Agreement and (b) after the end of the Availability Period, such Outstanding Amount of the Loans made by such Lender.

“Commitment Fee” has the meaning specified in Section 2.07(a).

“Commitment Fee Rate” has the meaning specified in the Lender Fee Letter.

“Communication” means this Agreement, any Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Concentration Measure” means, (a) during the Availability Period, the greater of (x) the sum of the Aggregate Adjusted Principal Balance plus the Adjusted Cash Balance (excluding Excluded Amounts) and (y) the Target Portfolio Amount and (b) after the end of the Availability Period, an amount equal to the sum of the Aggregate Adjusted Principal Balance plus the Adjusted Cash Balance (excluding Excluded Amounts), in each case as of the last day of the Availability Period.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, SONIA, CORRA, EURIBOR or any proposed Successor Rate for an Eligible Currency or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “SONIA”, “Term CORRA”, “EURIBOR”, “Alternative Currency Daily Rate”, “Alternative Currency Term Rate”, “Canadian Prime Rate” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Eligible Currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such Eligible Currency exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“CORRA” means, Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator satisfactory to the Administrative Agent).

“CORRA Adjustment” means 0.29547% (29.547 basis points).

“Covered Entity” has the meaning specified in Section 11.23(c)(ii).

“Covered Party” has the meaning specified in Section 11.23(b).

“Cured Revaluation Event Asset” means a Collateral Asset with respect to which a Revaluation Event pursuant to clause (c) or (d) of the definition thereof has occurred and for which the level of the Interest Coverage Ratio, Senior Leverage Multiple or Net Leverage Multiple, as applicable, has improved to equal to or better than the level of such measurement as of the related Cut-Off Date since the occurrence of the related Revaluation Event.

“Currency Asset Amount” means (a) with respect to Loans denominated in CAD, the Asset Amount (CAD), (b) with respect to Loans denominated in USD, the Asset Amount (USD), (c) with respect to Loans denominated in GBP, the Asset Amount (GBP) and (d) with respect to Loans denominated in EUR, the Asset Amount (EUR).

“Currency Asset Amount Shortfall” means with respect to any Currency Asset Amount, any time the amount by which the Outstanding Amount of Loans denominated in the applicable Eligible Currency (including any such Loans to be made on such date of determination) on any date of determination exceeds such Currency Asset Amount on such day.

“Cut-Off Date” means, with respect to each Collateral Asset, the Closing Date (with respect to any Collateral Asset included in the Collateral on such date) or any subsequent date that is the later of (a) the date on which such Collateral Asset is acquired by the Borrower or (b) the most recent date on which the Borrower has received an Approval Notice with respect to such Collateral Asset.

“Daily Simple CORRA” means the rate per annum equal to CORRA determined for any day pursuant to the definition thereof. Any change in Daily Simple CORRA shall be effective from and including the date of such change without further notice. If the rate as so determined would be less than zero, such rate shall be determined to be zero for purposes of this Agreement.

“Daily SOFR” means the rate per annum equal to SOFR determined for each day during an Interest Period pursuant to the definition thereof. Any change in Daily SOFR shall be effective from and including the date of such change without further notice. If the rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means, with respect to any Loan, 2.00% plus the applicable Interest Rate.

“Default Right” has the meaning specified in Section 11.23(c)(iii).

“Defaulted Obligation” means any Collateral Asset owned by the Borrower, as of any date of determination:

(a) as to which there has occurred and is continuing a default with respect to the payment of interest or principal beyond the grace period therefor (if any) provided for in the Underlying Instruments (such grace period not to exceed three (3) Business Days);

(b) as to which an Insolvency Event occurs with respect to the obligor thereof;

(c) that has (x) a rating by S&P of “CC” or below or “SD” or (y) a Moody’s probability of default rating (as published by Moody’s) of “D” or “LD” or, in each case, had such ratings before they were withdrawn by S&P or Moody’s, as applicable;

(d) to the actual knowledge of the Borrower or the Servicer, that is pari passu with or subordinated to other indebtedness for borrowed money owing by the obligor thereof, to the extent that (x) a payment default of the type described in clause (a) has occurred with respect to such other indebtedness or (y) such other indebtedness has any rating described in clause (c) or had such rating before such rating was withdrawn and which has not been reinstated as of the date of determination;

(e) to the actual knowledge of the Borrower or the Servicer, as to which there has occurred a default under the Underlying Instruments (other than any payment default described in clause (a) of this definition) after giving effect to any grace period applicable thereto, and the holders of such Collateral Asset have the ability to accelerate the repayment of such Collateral Asset;

(f) the Servicer determines, in its sole discretion, in accordance with the Servicing Standard, that all or a portion of such Collateral Asset is not collectible or otherwise places such Collateral Asset on non-accrual status;

(g) as to which there has occurred a Material Modification described in clause (a) or (b)(i) of the definition thereof;

(h) such Collateral Asset is a Participation Interest with respect to which the selling institution has defaulted in any respect in the performance of any of its payment obligations under the Participation Interest; or

(i) such Collateral Asset is a Participation Interest in a Bank Loan that would, if such Bank Loan were a Collateral Asset, constitute a “Defaulted Obligation”.

The Servicer shall give the Collateral Agent prompt written notice should it become aware that any Collateral Asset has become a Defaulted Obligation. Other than with respect to clause (a) above, until so notified, the Collateral Agent shall not be deemed to have notice or knowledge to the contrary.

“Defaulting Lender” means, subject to Section 2.12(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief

Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, examiner, liquidator, provisional liquidator, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent (in consultation with Borrower) that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.12(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each other Lender promptly following such determination.

“Deferrable Collateral Asset” means a Collateral Asset that by its terms permits the deferral or capitalization of payment of accrued and unpaid interest; provided, for the avoidance of doubt, once any Deferrable Collateral Asset is no longer permitted to defer or capitalize payment of accrued or unpaid interest pursuant to the terms of its Underlying Instruments, such Collateral Asset shall no longer be considered a “Deferrable Collateral Asset”.

“Delayed Draw Asset” means a Collateral Asset that requires one or more future advances to be made to the Borrower and which does not permit the re-borrowing of any amount previously repaid by the related obligor; provided that such Collateral Asset shall be considered a Delayed Draw Asset only for so long as any future funding obligations remain in effect and only with respect to any portion which constitutes a future funding obligation.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Determination Date” means, with respect to any Reporting Date, the date that is three Business Days after the last Business Day of the month immediately preceding such Reporting Date.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dispute Condition” means a condition that is satisfied with respect to a Collateral Asset if (x) a Revaluation Event of the type described in clause (c) or (d) of the definition thereof has occurred with respect to such Collateral Asset, (y) the Net Senior Secured Leverage Multiple for the Collateral Asset is not more than 1.50x higher than the Net Senior Secured Leverage Multiple as of the related Cut-Off Date and (z) the Interest Coverage Ratio is at least 1.25:1.00.

“Disqualified Foreign Loan” means any Foreign Loan with respect to which, as of any date of determination, the Borrower has not delivered to each of the Administrative Agent and the relevant obligor or administrative agent a Foreign Obligor Notice within 10 Business Days after the Administrative Agent notifies the Borrower in writing that, in its reasonable discretion, the benefit to the Lenders outweighs the burden to the Borrower of the delivery of the Foreign Obligor Notice to the relevant obligor or administrative agent.

“Disqualified Lender” has the meaning specified in Section 11.06(b)(v).

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Document Checklist” means an electronic list delivered by the Borrower (or by the Servicer on behalf of the Borrower) to the Collateral Custodian, in substantially the form attached hereto as Exhibit N, that identifies each of the documents contained in each Collateral Asset File related to a Collateral Asset and includes the name of the obligor with respect to such Collateral Asset, in each case as of the related Funding Date.

“DOL Regulations” means regulations promulgated by the U.S. Department of Labor at 29 C.F.R. § 2510.3 101, as modified by Section 3(42) of ERISA, and at 29 C.F.R. § 2550.401c-1.

“Dollar”, “USD” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, (a) for any amount denominated in Dollars, such amount and (b) for any amount denominated in any other currency, (i) with respect to any amount relating to a Loan, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the current spot rate determined by the Administrative Agent in a commercially reasonable manner and (ii) with respect to any amount relating to any Collateral Asset, the equivalent amount thereof in Dollars determined by the Servicer using the Applicable Exchange Rate.

“EBITDA” means, with respect to any Relevant Test Period and any Collateral Asset, the meaning of “EBITDA”, “Adjusted EBITDA” or any comparable definition in the Underlying Instruments for each such Collateral Asset. In any case that “EBITDA”, “Adjusted EBITDA” or such comparable definition is not defined in such Underlying Instruments, an amount, for the related obligor and any of its parents or Subsidiaries that are obligated with respect to such Collateral Asset pursuant to its Underlying Instruments (determined on a consolidated basis without duplication in accordance with Appropriate Accounting Principles) equal to earnings from continuing operations for such period plus interest expense, income taxes, depreciation, amortization and, to the extent reported pursuant to the related Underlying Instruments and set forth on the related Approval Notice or otherwise approved by the Administrative Agent in its sole discretion, other non-cash charges that were deducted in determining earnings from continuing operations for such period and, to the extent approved by the Administrative Agent on a Collateral Asset by Collateral Asset basis, any other costs and expenses reducing earnings and other extraordinary or non-recurring costs and expenses for such period (to the extent deducted in determining earnings from continuing operations for such period); provided that with respect to any obligor for which economic data for the full test period is not available, EBITDA shall be determined for such obligor based on annualizing the economic data from the reporting periods actually available in a manner mutually acceptable to Borrower and Administrative Agent.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Copy” shall have the meaning specified in Section 11.17.

“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

“Eligibility Criteria” means the eligibility criteria with respect to the Collateral Assets set forth in Section 1 of Annex B.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Eligible Collateral Asset” means, subject to the terms of the Lender Fee Letter, any Collateral Asset (other than Cash and Cash Equivalents) that satisfies the Eligibility Criteria and, other than in the case of a Qualifying Syndicated Loan, with respect to which the Borrower has received an Approval Notice.

“Eligible Currency” means USD, CAD, GBP and EUR.

“Eligible Loan Index” means, with respect to each Collateral Asset, the S&P/LSTA Leveraged Loan Indices or any other nationally recognized loan index subject to the consent of the Required Lenders.

“Equity Interests” means, with respect to any Person, all of the shares or the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of, other equity securities or equity instruments of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Security” means (i) any equity security or any other security that is not eligible for purchase by the Borrower as a Collateral Asset, and (ii) any security purchased as part of a “unit” with a Collateral Asset and that itself is not eligible for purchase by the Borrower as a Collateral Asset.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, including all regulations promulgated thereunder.

“ERISA Affiliate” means any Person that, for purposes of Title IV of ERISA, is a member of the Borrower’s “controlled group” or is under “common control” with the Borrower, within the meaning of Section 414 of the Code.

“ERISA Event” means (a) the occurrence with respect to a Plan of a reportable event, within the meaning of Section 4043 of ERISA, unless the thirty (30)-day notice requirement with respect thereto has been waived by the PBGC; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such a Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions set forth in Section 430(k) of the Code or Section 303(k)(1)(A) and (B) of ERISA to the creation of a lien upon property or assets or rights to property or assets of the Borrower or any ERISA Affiliate for failure to make a required payment to a Plan are satisfied; (g) the termination of a Plan by the PBGC pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan; (h) any failure by any Plan to satisfy the minimum funding standards of Sections 412 or 430 of the Code or Section 302 of ERISA, whether or not waived; (i) the determination that any Plan is or is expected to be in “at-risk” status, within the meaning of Section 430 of the Code or Section 303 of ERISA; (j) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of liability with respect to the withdrawal or partial withdrawal from a Multiemployer Plan or a determination that a Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), or terminated (within the meaning of Section 4041A or Section 4042 of ERISA); (k) the failure of the Borrower or any ERISA Affiliate to pay when due (after expiration of any applicable grace period) any installment payment with respect to withdrawal liability under Section 4201 of ERISA; (l) the Borrower or any ERISA Affiliate incurs any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); or (m) the Borrower or any ERISA Affiliate commits any act (or omission) which could give rise to the imposition of fines, penalties, taxes, or related charges under ERISA or the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro,” “EUR” and “€” mean the lawful money of the Member States of the European Union that have adopted and retain the single currency in accordance with the treaty establishing the European Community, as amended from time to time; provided that if any member state or states ceases to have such single currency as its lawful currency (such member state(s) being the “Exiting State(s)”), such term shall mean the single currency adopted and retained as the lawful currency of the remaining member states and shall not include any successor currency introduced by the Exiting State(s).

“Event of Default” has the meaning specified in Section 9.01.

“Excess Concentration Amount” means, as of the most recent Measurement Date (and after giving effect to all Eligible Collateral Assets to be purchased or sold by the Borrower on such date), the portion of the Eligible Collateral Assets that do not satisfy the Portfolio Criteria.

“Excluded Amounts” means (i) any amount received in the Collection Account with respect to any Collateral Asset, which amount is attributable to the reimbursement of payment by the Borrower of any Tax, fee or other charge imposed by any Governmental Authority on such Collateral Asset or on any Related Security, (ii) any interest or fees (including origination, agency, structuring, management or other up-front fees) that are for the account of the applicable Person from whom the Borrower purchased such Collateral Asset, (iii) any reimbursement of insurance premiums, (iv) any escrows relating to Taxes, insurance and other amounts in connection with Collateral Assets which are held in an escrow account for the benefit of the obligor and the secured party pursuant to escrow arrangements under Underlying Instruments, (v) any amount deposited into the Collection Account in error in the reasonable judgment of the Borrower (or the Servicer) or (vi) payments by the obligors of indemnification obligations and reimbursements for actually incurred out-of-pocket expenses, in each case that are not received in lieu of principal, interest or fees owed under the related Underlying Instruments.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Sections 3.06 and 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(f) and(d) any U.S. federal withholding Taxes imposed under FATCA.

“Exposure Amount Shortfall” has the meaning specified in Section 2.02(d).

“Facility” has the meaning specified in the recitals hereto.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements implementing the foregoing (including any legislation, regulations, rules, promulgations, guidance notes, official agreements or practices adopted pursuant to such intergovernmental agreements).

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letters” means, collectively, the Lender Fee Letters and the Agent Fee Letter.

“FILO Bank Loan” means a Bank Loan that would constitute a First Lien Bank Loan but that, at any time prior to and/or after an event of default under the related Underlying Instruments of such Bank Loan or any bankruptcy, reorganization, arrangement, insolvency, moratorium, or liquidation proceedings, will be paid after one or more other obligations issued by the same obligor have been paid in full in accordance with a specified waterfall or other priority of payments or is documented under the related Underlying Instrument as a FILO Bank Loan.

“Financial Sponsor” means any Person, including any subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.

“First Lien Bank Loan” means a Bank Loan that (i) is not (and by its terms is not expressly permitted to become) subordinate in right of payment or has a junior lien priority to any obligation of the obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to Liens permitted under the related Underlying Instrument that are reasonable and customary for similar loans and Liens accorded priority by law in favor of any Governmental Authority), (iii) the Servicer determines in good faith that the value of the collateral for such loan or the enterprise value securing the loan on or about the time of acquisition equals or exceeds the outstanding principal balance of the loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by a first priority Lien over the same collateral and (iv) is not secured solely or primarily by common stock or other equity interests; provided, that the limitation set forth in this clause (iv) does not apply with respect to a Bank Loan made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that the granting by any such subsidiary of a lien on its own property would violate law or regulations applicable to such subsidiary (whether the obligation secured is such Bank Loan or any other similar type of indebtedness owing to third parties).

“First Unused Amount” has the meaning specified in the Lender Fee Letter.

“Foreign Lender” means, a Recipient that is not a U.S. Person.

“Foreign Loan” means any Collateral Asset that is a Bank Loan with respect to which (i) the law governing such Collateral Asset or document or instrument under which such Collateral Asset arises or is issued is not the law of a U.S. State or (ii) the jurisdiction of organization of the obligor or issuer with respect to such Collateral Asset is not a U.S. State or territory.

“Foreign Obligor Notice” means a notice substantially in the form of Exhibit K hereto.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funding Date” means the date of any Borrowing or any Reinvestment Date, as applicable.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“GBP”, “Sterling” and “£” mean the lawful money of the United Kingdom.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, without duplication of amounts, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“IFRS” means international financial reporting standards applicable to private enterprises in the applicable jurisdiction, which are applicable to the circumstances as of any day.

“Increased Costs” means, collectively, any increased cost, loss or liability owing to any Affected Person under Article III of this Agreement.

“Incremental Commitment Effective Date” has the meaning specified in Section 2.04(b)(ii).

“Incremental Lender” has the meaning specified in Section 2.04(b)(i).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with the Applicable Accounting Standard:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) all obligations of such Person to pay the deferred purchase price of property or services;

(d) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(e) capital leases and Synthetic Lease Obligations;

(f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(g) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. Notwithstanding the foregoing, “Indebtedness” does not include indebtedness of the Borrower on account of the sale by the Borrower of the first out tranche of any First Lien Bank Loan that arises solely as an accounting matter under ASC 860, provided that such indebtedness (i) is nonrecourse to the Borrower and (ii) would not represent a claim against the Borrower in a bankruptcy, insolvency or liquidation proceeding of the Borrower, in each case in excess of the amount sold or purportedly sold.

“Indemnified Amounts” has the meaning specified in Section 11.04(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 11.04(b).

“Independent Director” means an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by CT Corporation, Corporation Service Company, Puglisi & Associates, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation, TMF Group or, if none of those companies is then providing professional independent directors, another nationally recognized company reasonably approved by the Administrative Agent, in each case that is not an Affiliate of the Borrower and that provides professional independent directors and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Director and is not, and for the five year period prior to his or her appointment as an Independent Director, has not been, and will not while serving as Independent Director be, any of the following:

(a) a member, partner, equityholder, manager, director, officer or employee of the Borrower, the Borrower Parent, or any of their respective equityholders or Affiliates (other than as an Independent Director of the Borrower or an Affiliate of the Borrower that does not own a direct or indirect ownership interest in the Borrower; provided that such Independent Director is employed by a company that routinely provides professional independent directors or directors in the ordinary course of its business);

(b) a creditor, supplier or service provider (including a provider of professional services) to the Borrower, the Borrower Parent, or any of their respective equityholders or Affiliates (other than as an Independent Director of the Borrower, the Borrower Parent or any of their respective Affiliates in the ordinary course of its business);

(c) an immediate family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or

(d) a Person that controls (whether directly, indirectly or otherwise) any of clauses (a), (b) or (c) above.

“Industry Category” means, with respect to any Collateral Asset, the GICS industry classification groups with respect to the obligor of such Collateral Asset, as determined by the Servicer; provided that, for Collateral Assets in the “Information Technology—Software & Services” or related GICS industry classification, the Servicer may, in consultation with the Administrative Agent, assign such Collateral Asset to the industry classification group based on the predominant end-user of the applicable obligor’s product.

“Information” has the meaning specified in Section 11.07.

“Insolvency Event” means, with respect to any Person, (a) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, winding-up, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, provisional liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs or the presentation of a petition for such Person’s winding up, or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or such Person shall admit in writing its inability to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing, (c) the passing of a resolution for such Person to be wound up on a voluntary basis or (d) any analogous procedure or step is taken in any jurisdiction to which such Person is subject.

“Interest” means with respect to any Interest Period, the sum for each day in such Interest Period and the Loans in each Eligible Currency determined in accordance with the following formula:

IR x L

D

where: IR	=	the applicable Interest Rate applicable on such day (which, after the occurrence and during the continuation of Event of Default shall be the Default Rate);

L	=	the outstanding amount of Loans in such Eligible Currency on such day; and

D   =   the number of days specified in Section 2.08 for the applicable Type of Loan in the applicable Eligible Currency.

“Interest Collection Account” means the Securities Account created and maintained on the books and records of the Collateral Agent entitled “Interest Collection Account”, in the name of the Borrower and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties.

“Interest Collections” means (i) all payments and collections received by the Borrower in its capacity as lender and attributable to interest on any Collateral Asset or other Collateral, including scheduled payments of interest and payments of interest relating to principal prepayments, all guaranty payments attributable to interest and proceeds of any liquidations, sales, dispositions or securitizations attributable to interest on such Collateral Asset or other Collateral and all payments attributable or allocable as provided in the definition of “Adjusted Principal Balance” to deferred or capitalized interest, (ii) any commitment, ticking, upfront, underwriting, origination, late, waiver, prepayment or amendment fees received in respect of any Collateral Asset, (iii) the earnings on Interest Collections in the Interest Collection Account that are invested in Cash Equivalents, in each case other than Retained Interests, (iv) all equity contributions from Borrower Parent to Borrower designated as Interest Collections by the Servicer at the time of such contribution, in each case, other than any Excluded Amounts and (v) any amounts deposited into the Interest Collection Account from the Interest Reserve Account, as directed by the Servicer pursuant to Section 2.19(b).

“Interest Coverage Ratio” means with respect to any Collateral Asset for any Relevant Test Period, either (a) the meaning of “Interest Coverage Ratio” or any comparable definition in the Underlying Instruments for such Collateral Asset or (b) in any case that “Interest Coverage Ratio” or a comparable definition is not defined in such Underlying Instruments, the ratio of (i) EBITDA to (ii) Interest Expense of such obligor with respect to such Relevant Test Period (or such other definition as the Borrower and the Administrative Agent shall agree upon in writing (including via email)), as most recently calculated by the Borrower and the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant obligor as per the requirements of the Underlying Instruments.

“Interest Expense” means, with respect to any obligor for any period, the amount which, in conformity with the Applicable Accounting Standard, would be set forth opposite the caption “interest expense” or any like caption reflected on the most recent financial statements delivered by such obligor to the Borrower for such period, but excluding accreted interest to the extent included under such caption.

“Interest Payment Shortfall” has the meaning specified in Section 2.19(a).

“Interest Payment Shortfall Amount” means to the extent of any Interest Payment Shortfall, on any Payment Date, (a) the amount required to pay Interest and Commitment Fees owing on such Payment Date pursuant to Section 2.13(a)(v) minus (b) the Amount Available on deposit in the Collection Account consisting of Interest Collections for such Payment Date that is available to pay Interest and Commitment Fees owing on such Payment Date pursuant to Section 2.13(a)(v).

“Interest Period” means, with respect to any Payment Date, the period from and including the Determination Date immediately preceding the previous Payment Date (or, in the case of the first Payment Date from and including the Closing Date) to but excluding the Determination Date immediately preceding the current Payment Date.

“Interest Rate” means (a) with respect to any SOFR Loan, a rate per annum equal to Daily SOFR plus the Applicable Rate, (b) with respect to any Alternative Currency Daily Rate Loan, a rate per annum equal to the applicable Alternative Currency Daily Rate plus the Applicable Rate, (c) with respect to any Alternative Currency Term Rate Loan, a rate per annum equal to the applicable Alternative Currency Term Rate plus the Applicable Rate, (d) with respect to any Base Rate Loan, a rate per annum equal to the Base Rate and (e) with respect to any Canadian Prime Rate Loan, a rate per annum equal to the Canadian Prime Rate plus the Applicable Rate.

“Interest Reserve Account” means the Securities Account created and maintained on the books and records of the Collateral Agent entitled “Interest Reserve Account” in the name of the Borrower and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties.

“Interest Reserve Required Amount” shall mean $2,000,000; provided that such amount may be amended by the Borrower (or the Servicer on its behalf) in its sole discretion from time to time with notice to the Collateral Agent, and this definition shall be automatically updated to reflect such revised amount without any separate amendment or modification to this Agreement required.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreement” means a joinder agreement in substantially the form of Exhibit B-2 (or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent) entered into by any Person (including any Lender) pursuant to which such Person shall provide an Incremental Commitment hereunder and (if such Person is not then a Lender) shall become a Lender party hereto.

“Large Corporate Loan” means a First Lien Bank Loan (other than a Broadly Syndicated Loan) that (a) as of the relevant Cut-Off Date, (i) has a size (including all tranches, undrawn delayed draw portions, and drawn and undrawn revolving credit facilities secured by the same collateral) of $250,000,000 or greater and (ii) the obligor of which has an EBITDA of at least $50,000,000 for the most recent twelve fiscal months for which the obligor has provided financial statements and (b) if publicly rated by Moody’s or S&P, has a Moody’s rating of “B3” or higher or an S&P rating of “B-” or higher.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority, self-regulatory organization, market, exchange, or clearing facility charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, self-regulatory organization, market, exchange, or clearing facility, in each case whether or not having the force of law.

“Lender Fee Letter” means a letter agreement between the Borrower and a Lender.

“Lender Fees” has the meaning specified in Section 2.07(c)(ii).

“Lenders” has the meaning specified in the Preamble.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify in writing the Borrower and the Administrative Agent.

“Lien” means any assignment by way of security, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” has the meaning specified in Section 2.01.

“Loan Documents” means this Agreement, the Security Agreement, the Account Control Agreement, each Assignment and Assumption, the Sale Agreement, each Note, the Collateral Custodian Fee Letter and the Fee Letters.

“Loan Notice” means a notice of (a) a Borrowing or (b) a conversion of Loans from one Type to the other, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A.

“Make-Whole Fee” has the meaning specified in Section 2.07(b).

“Make-Whole Percentage” means (a) prior to the date that is one (1) year after the Closing Date, 2.00% (b) on and after the date specified in clause (a) and prior to the date that is two (2) years after the Closing Date, 1.00%, and (c) thereafter, zero.

“Master Agreement” has the meaning specified in Section 11.23(c)(v).

“Master Participation Agreement” means the master participation agreement entered into between the Borrower Parent and the Borrower as of the Closing Date

“Material Adverse Effect” means, with respect to any event or circumstance, a materially adverse effect on (a) the assets, operations, properties, financial condition, or business of the Borrower or Servicer; (b) the ability of the Borrower or the Servicer to perform its obligations under this Agreement or any of the other Loan Documents; (c) the validity or enforceability of this Agreement, any of the other Loan Documents, or the rights and remedies of the Lenders or the Administrative Agent hereunder or thereunder taken as a whole; or (d) the aggregate value of the Collateral or on the collateral assignments and Liens granted by the Borrower in this Agreement taken as a whole.

“Material Modification” means any amendment or waiver of, or modification or supplement to, any Underlying Instrument governing a Collateral Asset executed or effected on or after the Cut-Off Date which:

(a) reduces or forgives any or all of the principal amount due under such Collateral Asset;

(b) (i) waives one or more interest payments or any portion thereof, (ii) permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Collateral Asset or (iii) solely as a result of a deterioration of the creditworthiness of the related obligor, waives or reduces the spread or coupon payable on such Collateral Asset by more than (together with all other waivers or reductions) an aggregate of 0.50%;

(c) contractually or structurally subordinates such Collateral Asset by operation of (i) any priority of payment provisions, (ii) any turnover provisions, (iii) the transfer of assets in order to limit recourse to the related obligor (other than where such transfer is not intended to avoid or limit recourse but is a bona fide disposition transaction which results in the repayment of Indebtedness from any net proceeds) or (iv) the granting of Liens on any of the Related Security securing such Collateral Asset (other than Permitted Liens);

(d) either (i) extends the maturity date of such Collateral Asset by more than 90 days past the maturity date as of the Cut-Off Date or (ii) extends the amortization schedule with respect thereto that results in an increase of the average life by more than 90 days from the average life as of the Cut-Off Date; provided that no such extension shall constitute a Material Modification if such extension is for less than one year from the date in effect as of the Cut-Off Date and the Servicer certifies that the creditworthiness of the obligor with respect to such Collateral Asset has not worsened;

(e) substitutes, alters or releases the Related Security securing such Collateral Asset and such substitution, alteration or release, individually or in the aggregate and as determined in the Administrative Agent’s reasonable discretion, materially and adversely affects the value of such Collateral Asset; provided that the foregoing shall not apply to any release in conjunction with a relatively contemporaneous disposition by the related obligor accompanied by a mandatory reinvestment of net proceeds or mandatory repayment of the related loan facility with the net proceeds;

(f) amends, waives, forbears, supplements or otherwise modifies (i) in any way the definition of, or any term or provision of such Underlying Instruments referenced in or utilized in the calculation of, “Net Senior Secured Leverage Multiple”, “Net Leverage Multiple,” “Interest Coverage Ratio” or “Permitted Liens” (or any respective comparable definitions in its Underlying Instruments) or the definition of any component thereof or (ii) any financial covenant in the Underlying Instruments related to the terms or provisions referenced in clause (i), in each case, in a manner that, in the reasonable discretion of the Administrative Agent, has a material adverse effect on the value of such Collateral Asset;

(g) results in any less financial information in respect of reporting frequency, scope or otherwise being provided with respect to the related obligor or reduces the frequency or total number of any appraisals required thereunder that, in each case, has an adverse effect on the ability of the Servicer or the Administrative Agent (as determined by the Administrative Agent in its sole discretion) to make any determinations or calculations required or permitted hereunder;

(h) results in any change in the currency or composition of any payment of interest or principal to any currency other than that in which such Collateral Asset was originally denominated (except to any Eligible Currency);

(i) results in a change to or grants relief from the borrowing base or any related definition that in the sole discretion of the Administrative Agent adversely affects the value of such Collateral Asset;

(j) results in a change to the calculation of EBITDA for the related obligor that in the sole discretion of the Administrative Agent adversely affects the value of such Collateral Asset; or

(k) results in a change to the financial covenants set forth in such Underlying Instrument that in the sole discretion of the Administrative Agent adversely affects the value of such Collateral Asset;

provided that the Administrative Agent shall have declared such modification to be a “Material Modification” no later than 15 calendar days after having received all documents and information requested by the Administrative Agent in relation to such modification. For the avoidance of doubt, changes in interest rates from Libor to an alternative rate shall not constitute a Material Modification.

“Maturity Date” means the fifth anniversary of the Closing Date; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next following Business Day.

“Measurement Date” means each of the following, as applicable: (i) the Closing Date; (ii) each Determination Date; (iii) each Funding Date; (iv) the date of any repayment or prepayment pursuant to Section 2.03; (v) the date that the Servicer has actual knowledge of (x) the occurrence of any Revaluation Event with respect to any Collateral Asset, (y) a change in the Assigned Value of any Collateral Asset or (z) any Collateral Asset failing to be an Eligible Collateral Asset; (vi) the date of any repurchase pursuant to Section 2.16(a); (vii) the last day of the Availability Period; (viii) the date of any Optional Sale; (ix) the date of any Restricted Payment; (x) the date of any Event of Default; (x) the date of any CLO Takeout and (xi) any other date reasonably requested by the Administrative Agent.

“Minimum Required Equity Amount” means, as of any date of determination, the Dollar Equivalent of the amount equal to the sum of the Adjusted Principal Balances plus the Unfunded Exposure Amounts of all Eligible Collateral Assets attributable to the four obligors whose Collateral Assets have the highest combined Adjusted Principal Balances and Unfunded Exposure Amounts.

“Monthly Report” means a monthly report prepared by the Collateral Agent, on behalf of the Borrower, substantially in the form of Exhibit G.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 3(37) or Section 4001(a)(3) of ERISA, as applicable, in respect of which the Borrower or any ERISA Affiliate has or could have any obligation or liability, contingent or otherwise.

“Nationally Recognized Pricing Service” means IHS MarkIt Ltd. or Thomson Reuters LPC. or any other nationally recognized loan pricing approved in writing by the Administrative Agent in its reasonable discretion.

“Net Leverage Multiple” means, with respect to any Collateral Asset that is not a First Lien Bank Loan or FILO Bank Loan for any Relevant Test Period, either (a) the meaning of “Net Leverage Multiple”, “Total Leverage Ratio” or any comparable definition in the Underlying Instruments for such Collateral Asset or (b) in any case that “Net Leverage Multiple”, “Total Leverage Ratio” or a comparable definition is not defined in such Underlying Instruments, the ratio of (i) Indebtedness of the relevant obligor less unrestricted cash of the relevant obligor to (ii) EBITDA of such obligor with respect to such Relevant Test Period (or such other definition as the Borrower and the Administrative Agent shall agree upon in writing (including via email)), as most recently calculated by the obligor pursuant to the Underlying Instruments or by the Borrower and the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant obligor as per the requirements of the Underlying Instruments.

“Net Senior Secured Leverage Multiple” means, with respect to any Collateral Asset for any Relevant Test Period, either (a) the meaning of “Net Senior Secured Leverage Ratio”, “Senior Secured Leverage Ratio” or any comparable definition in the Underlying Instruments for such Collateral Asset (or, if such Collateral Assets is the only tranche of debt issued by such obligor, the meaning of “Net Leverage Multiple”, “Total Leverage Ratio” or any comparable definition in the Underlying Instruments for such Collateral Asset) or (b) in any case that the Net Senior Secured Leverage Multiple cannot be determined pursuant to clause (a), the ratio of (i) Indebtedness of the relevant obligor (other than Indebtedness of such obligor that is junior in terms of payment or lien subordination (including unsecured Indebtedness) to Indebtedness of such obligor held by the Borrower) less unrestricted cash of the relevant obligor to (ii) EBITDA of such obligor with respect to such Relevant Test Period (or such other definition as the Borrower and the Administrative Agent shall agree upon in writing (including via email)), as most recently calculated by the obligor pursuant to the Underlying Instruments or by the Borrower and the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant obligor as per the requirements of the Underlying Instruments.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender to the Borrower, substantially in the form of Exhibit J.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit M or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including Interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Obligor Information” means, with respect to each Eligible Collateral Asset, the following information to the extent available and not subject to any confidentiality restrictions that would prevent the Borrower or the Servicer from sharing such information: (i) legal obligor name, detailed legal term-sheet and up to date legal documentation; (ii) most recent due diligence reports (including domicile of obligor); (iii) most recent Servicer investment committee memo; (iv) most recent two years of detailed audited financials of the related obligor; (v) most recent company forecast with capital expenditure plans; (vi) most recent shareholding pattern and details of management team, (vii) details of outstanding banking facilities and debt maturity schedule and (viii) such other information reasonably available to the Servicer as the Administrative Agent may reasonably request.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Offer” means, with respect to any security or debt obligation, any offer by the issuer of such security or borrower with respect to such debt obligation or by any other Person made to all of the holders of such security or debt obligation to purchase or otherwise acquire such security or debt obligation (other than pursuant to any redemption in accordance with the terms of the underlying instrument in respect of such security or debt obligation or for the purpose of registering the security or debt obligation) or to exchange such security or debt obligation for any other security, debt obligation, Cash or other property.

“Operating Lease Implementation” means the implementation by an obligor of IFRS 16/ASC 842.

“Optional Sale” has the meaning specified in Section 2.15(a).

“Organization Documents” means, (a) with respect to any company, exempted company or corporation, the charter or certificate or articles of incorporation, certificate of incorporation on change of name (if any), the bylaws and/or memorandum and articles of association (as applicable) (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement; and (c) with respect to any partnership, exempted limited partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation, registration or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation, registration or organization with the applicable Governmental Authority in the jurisdiction of its formation, registration or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means, with respect to any Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Eligible Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Participation Interest” means a participation interest in a loan that would, at the time of acquisition or the Borrower’s commitment to acquire the same, satisfy each of the following criteria: (i) the seller of the participation is the lender on the subject loan, (ii) the aggregate participation in the loan does not exceed the principal amount or commitment of such loan, (iii) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the seller holds in the loan or commitment that is the subject of the participation, (iv) the entire purchase price for such participation is paid in full at the time of its acquisition, and (v) the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation.

“PATRIOT Act” shall have the meaning specified in Section 11.18.

“Payment Date” means, (i) the 27th day of each calendar month (or, if such day is not a Business Day, the next succeeding Business Day) commencing in July 2024, (ii) the Maturity Date, (iii) following the occurrence of and during the continuation of an Event of Default, any other Business Day designated by the Administrative Agent and (iv) any other Business Day designated by the Borrower with five days’ notice to the Administrative Agent and the Collateral Agent.

“Payment in Full” means, with respect to the Obligations, termination of all Commitments hereunder and payment in full of all of the Obligations, other than any contingent reimbursement and indemnification obligations which are unknown, unmatured and for which no claim has been made.

“PBGC” means the Pension Benefit Guaranty Corporation and its successors and assigns.

“Permitted Jurisdiction” means Australia, Canada, Germany, Austria, Belgium, Denmark, Finland, France, Norway, Spain, Ireland, Italy, Luxembourg, Portugal, Sweden, Switzerland, The Netherlands, the United Kingdom, the United States (and any state thereof) and any other jurisdiction consented to by the Administrative Agent in writing in its sole discretion.

“Permitted Liens” means any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have commenced: (a) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with the Applicable Accounting Standard have been provided on the books of such Person, (b) Liens imposed by Laws, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, (c) Liens in favor of the Administrative Agent or any Lender granted pursuant to or by any Loan Document, (d) Liens in favor of any purchaser of a Collateral Asset if such Collateral Asset has been sold by the Borrower for cash consideration and (i) such cash consideration has been delivered into the Collection Account, (ii) the transfer of such Collateral Asset has not been or cannot be completed and (iii) the Borrower has settled such sale as a participation or similar arrangement (including settlement as a participation pending transfer), (e) with respect to agented Collateral Assets, Liens in favor of the lead agent, the collateral agent or the paying agent for the benefit of all holders of indebtedness of such obligor under the related Collateral Asset and (f) Liens in favor of a bank or a securities intermediary holding any account which arise as a matter of Law on items in the course of collection or encumbering deposits or other similar Liens (including the right of set-off) with respect to such account. Notwithstanding the preceding sentence, no Lien for any Indebtedness other than the Obligations will be a Permitted Lien.

“Permitted Participation Interest” means any Bank Loan that is a Participation Interest (including any Borrower Parent Participation Interest) as of any date that is less than 60 days after the date of acquisition of such Participation Interest by the Borrower.

“Permitted RIC Distribution” means distributions on any Payment Date to the Borrower Parent (from the Collection Account or otherwise) to the extent required to allow the Borrower Parent to make sufficient distributions to qualify as a regulated investment company, and to otherwise eliminate federal or state income or excise taxes payable by the Borrower Parent in or with respect to any taxable year of the Borrower Parent (or any calendar year, as relevant); provided that the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Borrower Parent shall not exceed 115% of the amounts that the Borrower would have been required to distribute to the Borrower Parent to: (i) allow the Borrower to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), or (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Borrower had qualified to be taxed as a regulated investment company under the Code.

“Permitted Servicer” means (a) Blue Owl Diversified Credit Advisors LLC; (b) any other Affiliate thereof that (i) has demonstrated an ability to professionally and competently perform duties similar to those of the Servicer under this Agreement, (ii) is legally qualified and has the capacity to act as Servicer under this Agreement, (iii) performs its obligations under this Agreement using substantially the same credit underwriting policy and substantially the same personnel immediately prior to the change in Servicer under this Agreement as Blue Owl Diversified Credit Advisors LLC (subject to the right of the Servicer to remove, replace or substitute any such individuals in the ordinary course of its business) and (iv) has provided all documentation and other information that the Administrative Agent, the Collateral Custodian or any Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation; or (c) any other entity approved in writing by the Required Lenders.

“Person” means any natural person, exempted company, corporation, limited liability company, trust, joint venture, association, company, partnership, exempted limited partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title IV of ERISA, Section 412 and 430 of the Code, or Section 302 of ERISA and in respect of which the Borrower or any ERISA Affiliate (x) is (or, if such Plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA, or (y) has any obligation or liability, contingent or otherwise.

“Platform” has the meaning specified in Section 11.02(c).

“Portfolio Criteria” means the portfolio criteria with respect to the Collateral Assets set forth in Section 2 of Annex B.

“Prime Rate” means, as of any date of determination, the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Principal Balance” means with respect to any Collateral Asset as of any date of determination, the Dollar Equivalent (unless otherwise specified herein) of the outstanding principal balance (excluding any unfunded commitments) of such Collateral Asset, exclusive of any deferred or capitalized interest.

“Principal Collection Account” means the Securities Account created and maintained on the books and records of the Collateral Agent entitled “Principal Collection Account”, in the name of the Borrower and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties.

“Principal Collections” means (a) the proceeds of any Borrowings and (b) any and all amounts of collections received with respect to the Collateral other than Interest Collections and Excluded Amounts, including (but not limited to) (i) all collections attributable to principal on such Collateral (including any proceeds received by the Borrower as a result of exercising any warrant at any time), (ii) the earnings on Principal Collections in the Principal Collection Account that are invested in Cash Equivalents, (iv) all Repurchase Amounts, in each case other than Retained Interests, (v) all equity contributions from Borrower Parent to Borrower designated as Principal Collections by the Servicer at the time of such contribution and (vi) all or a portion of the proceeds of any Borrowing which have not been applied to purchase any Collateral Asset, in each case other than Retained Interests.

“Prohibited Clients” means Persons within the categories set forth in Section 3 of Annex B, as such list may be updated from time to time upon notice from the Administrative Agent to the Borrower.

“Public Lender” has the meaning specified in Section 11.02(c).

“Purchase Price” means, with respect to any Collateral Asset as of any date, an amount (expressed as a percentage of par) equal to (i) the purchase price (or, if different principal amounts of such Collateral Asset were purchased, the weighted average of such purchase prices) paid by the Borrower for such Collateral Asset (exclusive of any interest, Accreted Interest and original issue discount) divided by (ii) the Principal Balance of the portion of such Collateral Asset purchased by the Borrower outstanding as of the date of such purchase (exclusive of any interest, Accreted Interest and original issue discount); provided that, any Collateral Asset (other than a Qualifying Syndicated Loan) acquired with an original issue discount of 3% of par or less shall be deemed to have been acquired at par.

“Purchasing Parties” has the meaning specified in Section 9.03.

“Qualified Appraisal” means, with respect to any Collateral Asset, an appraisal with respect to such Collateral Asset, which shall be provided by an Approved Valuation Provider and shall reflect the most recently available financial information with respect to the obligor of such Collateral Asset.

“Qualifying Syndicated Loan” means a Collateral Asset that:

(a) is a First Lien Bank Loan and as of the relevant Cut-Off Date has a size (including all tranches, undrawn delayed draw portions, and drawn and undrawn revolving credit facilities secured by the same collateral) of $250,000,000 or greater;

(b) as of the applicable Cut-Off Date, has a Moody’s rating of “B3” or higher and an S&P rating of “B-” or higher;

(c) has an observable bid-side quote from a Nationally Recognized Pricing Service or from another pricing service selected by the Administrative Agent with an indicated bid-depth of two or more;

(d) has a Purchase Price at least equal to the greater of (i) 80% of the Principal Balance of such Collateral Asset and (ii) 85% of the lesser of (A) the S&P/LSTA Loan Index as of the date of purchase and (B) the par amount of such Collateral Asset; and

(e) has a Principal Balance less than or equal to 10% of the aggregate facility size (including all tranches and drawn and undrawn revolving credit facilities secured by the same collateral);

provided; that, any such Qualifying Syndicated Loan shall cease to be a Qualifying Syndicated Loan if the Borrower shall have received an Approval Notice with respect to such Collateral Asset.

“QFC” has the meaning specified in Section 11.23(c)(iv).

“QFC Credit Support” has the meaning specified in Section 11.23(a).

“RBSL” has the meaning specified in Section 3.03(c)(i).

“Recipient” means the Administrative Agent and any Lender, as applicable.

“Records” means the Collateral Asset File for any Collateral Asset and all other documents, books, records and other information prepared and maintained by or on behalf of the Borrower or the Servicer with respect to any Collateral Asset and the obligors thereunder, including all documents, books, records and other information prepared and maintained by the Borrower or the Servicer with respect to such Collateral Asset or obligors.

“Register” has the meaning specified in Section 11.06(c).

“Registered” means a debt obligation that is issued after July 18, 1984 and that is in registered form within the meaning of Section 881(c)(2)(B)(i) of the Code and the United States Treasury Regulations promulgated thereunder.

“Regulatory Event” means with respect to any Person (i) the issuance to such Person of an injunction or administrative order to cease and desist from causing any material violations, including, without limitation, any future violations of securities laws; (ii) suspension of such Person from association with any broker or dealer, investment company or investment adviser for a period of one year or more; (iii) the finding by a court or regulator that such Person made a material misstatement or material omission with respect to the capital raising, regulatory reporting and/or asset management activities of such Person; or (iv) the criminal indictment of such Person with respect to a felony directly relating to the capital raising, regulatory reporting and/or asset management activities, unless such indictment relates to the conduct of no more than two officers or employees of such Person and such Person removes any responsibility for the management of the Collateral from such officers or employees of such Person within 15 Business Days after such indictment.

“Reinvestment” shall have the meaning specified in Section 2.14.

“Reinvestment Date” shall have the meaning specified in Section 2.14(a).

“Reinvestment Request” shall have the meaning specified in Section 2.14(a).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives and representatives of such Person and of such Person’s Affiliates.

“Related Property” means, with respect to any Collateral Asset, any real property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Collateral Asset, including, without limitation, any pledge of the stock, membership or other ownership interests (including warrant) in the related obligor or its subsidiaries and all proceeds from any sale or other disposition of such property or other assets.

“Related Security” means, with respect to any Collateral Asset:

(a) any Related Property securing such Collateral Asset, all payments paid in respect thereof and all monies due, to become due and paid in respect thereof accruing after the applicable Funding Date and all liquidation proceeds thereof;

(b) all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;

(c) all Collections with respect to such Collateral Asset and any of the foregoing;

(d) any guarantees or similar credit enhancement for an obligor’s obligations under any Collateral Asset, all UCC financing statements or other filings relating thereto, including all rights and remedies, if any, against any Related Security, including all amounts due and to become due to the Borrower thereunder and all rights, remedies, powers, privileges and claims of the Borrower thereunder (whether arising pursuant to the terms of such agreement or otherwise available to the Borrower at law or in equity);

(e) all Records with respect to such Collateral Asset and any of the foregoing; and

(f) all recoveries and proceeds of the foregoing.

“Relevant Canadian Governmental Body” means the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada, or any successor thereto.

“Relevant Rate” means with respect to any Loan denominated in (a) Dollars, SOFR, (b) GBP, SONIA, (c) Euros, EURIBOR or (d) CAD, the Term CORRA Rate or Daily Simple CORRA Rate, as applicable.

“Relevant Test Period” means, with respect to any Collateral Asset, either (a) the relevant test period for the calculation of EBITDA, Interest Coverage Ratio, Net Leverage Multiple or Net Senior Secured Leverage Multiple, as applicable, for such Collateral Asset in accordance with the related Underlying Instruments or (b) if no such period is provided for therein, each period of the last four (4) consecutive reported fiscal quarters of the principal obligor on such Collateral

Asset; provided that with respect to any Collateral Asset for which the relevant test period is not provided for in the related Underlying Instruments, or if an obligor is a newly-formed entity as to which twelve (12) consecutive calendar months have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such obligor to the end of the twelfth calendar month or fourth (4th) fiscal quarter (as the case may be) from the date of formation, and shall subsequently include each period of the twelve consecutive reported calendar months or last four (4) consecutive reported fiscal quarters (as the case may be) of such obligor. Notwithstanding the foregoing, if the Underlying Instruments for a Collateral Asset do not require the related obligor to calculate an Interest Coverage Ratio, Net Leverage Multiple or Net Senior Secured Leverage Multiple, the “Relevant Test Period” for the calculation of such ratios with respect to such Collateral Asset shall be the period for which the obligor last provided an EBITDA calculation.

“Reporting Date” means the 13th Business Day of each month, commencing in April 2024.

“Repurchase Amount” means, for any Warranty Collateral Asset for which a payment or substitution is being made pursuant to Section 2.16(a) as of any time of determination, the sum of (i) the greater of (a) the Purchase Price with respect to such Collateral Asset multiplied by the Principal Balance of such Collateral Asset and (b) the Adjusted Principal Balance of such Collateral Asset and (ii) any accrued and unpaid interest thereon.

“Repurchase Event” means, with respect to any Collateral Asset acquired under the Sale Agreement, the occurrence of any of the following:

(a) the related conveyance becomes or may become voidable or subject to avoidance under Section 548 or 544 of Title 11 of the Bankruptcy Code and the rules and regulations thereunder; or

(b) as of the related Cut-Off Date, such Collateral Asset was not an Eligible Collateral Asset; or

(c) the Borrower Parent has actual knowledge or is notified of any event which, as of the date of the related conveyance had occurred and was continuing, should have reasonably been expected to affect the collectibility of such Collateral Asset or cause it not to be paid in full.

“Request for Release and Receipt” means a form substantially in the form of Exhibit E-1 or Exhibit E-2 completed and signed by the Servicer.

“Required Funding Amount” means, as of the date of determination and after giving effect to any withdrawal from the Unfunded Exposure Account on such date of determination, the Aggregate Unfunded Exposure Amount.

“Required Lenders” means, at any time (a) Bank of America, N.A., as a Lender and (b) Lenders having Commitments representing more than 50% of the Aggregate Commitments of all Lenders; provided that, for purposes of Sections 3.03(b), (c) and (d), those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in applicable Eligible Currency shall be excluded from any determination of Required Lenders with respect to such Eligible Currency. The Commitment and Loans of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Required Ratings” means (a) if such obligation or security (i) has both a long-term and a short-term credit rating from Moody’s, such ratings are “Aa3” or higher (not on credit watch for possible downgrade) and “P-1” (not on credit watch for possible downgrade), respectively, (ii) has only a long-term credit rating from Moody’s, such rating is at least equal to or higher than the current Moody’s long-term ratings of the U.S. government, and (iii) has only a short-term credit rating from Moody’s, such rating is “P-1” (not on credit watch for possible downgrade) and (b) a long-term senior unsecured debt rating of at least “AA-” (not on credit watch for possible downgrade) and a short-term credit rating of at least “A-1” by S&P (or, if such institution has no short-term credit rating, a long-term senior unsecured debt rating of at least “AA” (not on credit watch for possible downgrade) by S&P).

“Required Reports” means, collectively, the Borrowing Base Certificate, the Monthly Report and the Compliance Certificate.

“Rescindable Amount” has the meaning specified in Section 2.10(b)(ii).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means (i) with respect to any Person other than the Servicer, any manager, director or officer or any other Person who is authorized to act for such Person, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of such Person and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the Borrower, the Borrower Parent or the Servicer so designated by any of the foregoing officers in a notice to the Administrative Agent and (ii) with respect to the Servicer, any person with direct responsibility for the administration of this Agreement, as listed on Exhibit O (as may be amended from time to time by the Servicer, with notice to the Borrower, the Administrative Agent and the Collateral Custodian). Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, organizational and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Person thereof). For avoidance of doubt, payments and reimbursements due to the Servicer in accordance with this Agreement or any other Loan Documents shall not constitute Restricted Payments.

“Retained Interest” means, with respect to any Collateral Asset included in the Collateral, (a) such obligations to provide additional funding with respect to such Collateral Asset that have been retained by the other lender(s) of such Collateral Asset, (b) all of the rights and obligations of the Borrower, if any, of or owing to the agent(s) under the Underlying Instruments, (c) any unused commitment fees associated with the additional funding obligations that are being retained in accordance with clause (a) above, and (d) any agency or similar fees associated with the rights and obligations of the agent(s) that are being retained in accordance with clause (b) above.

“Revaluation Event” means, with respect to any Collateral Asset, the occurrence of any one or more of the following events after the related Cut-Off Date:

(a) such Collateral Asset becomes a Defaulted Obligation;

(b) (x) with respect to Collateral Assets other than any Qualifying Syndicated Loans or Broadly Syndicated Loans, the failure to deliver a “loan level” financial reporting package no later than (i) 45 days after the end of each fiscal month (to the extent required by the Underlying Instruments), (ii) 60 days (or such longer period permitted in the Underlying Instruments (including any grace period set forth therein), but in any case shall not exceed 80 days) after the end of each fiscal quarter or (iii) 130 days (or such longer period permitted in the Underlying Instruments (including any grace period set forth therein), but in any case shall not exceed 150 days) after the end of each fiscal year (unless waived or otherwise agreed to by the Administrative Agent in its reasonable discretion and giving due consideration to operational issues with third party service providers of the relevant underlying obligor) and (y) with respect to Qualifying Syndicated Loans or Broadly Syndicated Loans, unless otherwise agreed to by the Administrative Agent in its reasonable discretion, a breach of any financial reporting requirement for such Qualifying Syndicated Loan (unless such breach is waived by the Administrative Agent in its reasonable discretion and giving due consideration to operational issues with third party service providers of the relevant underlying obligor); provided that, following the occurrence of any event described in this clause (b), once the late financials pertaining to such Collateral Asset are actually received from the obligor, the Administrative Agent shall either confirm the “Assigned Value” or adjust the “Assigned Value” at such time, but may not further adjust the “Assigned Value” for any such Collateral Asset pursuant to this clause (b) unless another “Revaluation Event” pursuant to this clause (b) shall occur;

(c) with respect to Collateral Assets other than any Qualifying Syndicated Loans, the Interest Coverage Ratio for any Relevant Test Period of the related obligor with respect to such Collateral Asset is both (i) less than 1.50x and (ii) less than 85% of the Interest Coverage Ratio of the related obligor as of the related Cut-Off Date;

(d) (i) with respect to any First Lien Bank Loan or FILO Bank Loan, the Net Senior Secured Leverage Multiple for any Relevant Test Period with respect to such Collateral Asset (other than a Qualifying Syndicated Loan) is both (x) more than 0.75x higher than the Net Senior Secured Leverage Multiple as of the related Cut-Off Date and (y) greater than 4.00x or (ii) with respect to any Second Lien Bank Loan, the Net Leverage Multiple for any Relevant Test Period with respect to such Collateral Asset is both (x) more than 0.75x higher than the Net Leverage Multiple as of the related Cut-Off Date and (y) greater than 4.00x; provided that, in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the Administrative Agent may waive any Revaluation Event resulting from such implementation pursuant to this clause (d);

(e) a Material Modification with respect to such Collateral Asset that is not previously approved by the Administrative Agent; provided that, with respect to any Qualifying Syndicated Loan, the Administrative Agent may waive this Revaluation Event in its sole discretion;

(f) with respect to any Qualifying Syndicated Loan, such Collateral Asset becomes a CCC Qualifying Syndicated Loan; or

(g) any other “Revaluation Event” designated in the related Approval Notice;

provided, that, a Revaluation Event under clause (c) or clause (d) above, as applicable, will be deemed to have been cured with respect to any Collateral Asset that has become a Cured Revaluation Event Asset with respect to such Revaluation Event unless a separate Revaluation Event has occurred and until a subsequent Revaluation Event occurs with respect to such Collateral Asset.

“Revenue Recognition Implementation” means the implementation by an obligor of IFRS 15/ASC 606.

“Revolving Asset” means any Collateral Asset (other than a Delayed Draw Asset) that is a senior secured obligation (including funded and unfunded portions of revolving credit lines and letter of credit facilities, unfunded commitments under specific facilities and other similar loans and investments) that under the Underlying Instruments relating thereto may require one or more future advances to be made to the obligor by the Borrower; provided that such Collateral Asset shall be considered a Revolving Asset only until all commitments by the Borrower to make advances to the obligor thereof expire, or are terminated, or are irrevocably reduced to zero.

“S&P” means S&P Global Ratings, an S&P Global business, and any successor thereto.

“S&P/LSTA Loan Index” means the S&P/LSTA U.S. Leveraged Loan 100 Index (Price) as reported on Bloomberg page SPDLLB Index.

“Sale Agreement” means the Sale and Contribution Agreement, dated as of the Closing Date, between the Borrower and the Borrower Parent.

“Same Day Funds” means immediately available funds in the applicable Eligible Currency.

“Sanction(s)” means individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, or through any existing or future Executive Order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other governmental authorities where the Borrower is located or doing business.

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(d)(ii).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Bank Loan” means a Bank Loan that (a) is not (and by its terms is not permitted to become) subordinate in right of payment to any other obligation of the obligor of the loan but which is subordinated (with respect to liquidation preferences with respect to pledged collateral) to a First Lien Bank Loan or a FILO Bank Loan of such obligor, (b) is secured by a valid second-priority perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under such Bank Loan the value of which is adequate (in the commercially reasonable judgment of the Borrower, as certified to the Administrative Agent in writing) to repay the loan in accordance with its terms and to repay all other loans of equal or higher seniority secured by a lien or security interest in the same collateral and (c) is not secured solely or primarily by common stock or other equity interests; provided, that the limitation set forth in this clause (c) does not apply with respect to a Bank Loan made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that the granting by any such subsidiary of a lien on its own property would violate law or regulations applicable to such subsidiary (whether the obligation secured is such Bank Loan or any other similar type of indebtedness owing to third parties).

“Second Unused Amount” has the meaning specified in the Lender Fee Letter.

“Secured Parties” means the Lenders, the Administrative Agent, the Collateral Agent, the Collateral Custodian and the Securities Intermediary.

“Securities Account” has the meaning specified in Section 8-501(a) of the UCC.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Securities Intermediary” means State Street Bank and Trust Company, or any subsequent institution acceptable to the Administrative Agent at which the Accounts are kept.

“Security Agreement” means the Security Agreement between the Administrative Agent and the Borrower, dated as of even date herewith.

“Servicer” has the meaning specified in the Preamble.

“Servicer Expenses” has the meaning specified in Section 8.06(b).

“Servicer Termination Event” means the occurrence of one of the following events:

(a) any failure by the Servicer to deposit or credit, or to deliver for deposit, in any Account any amount required hereunder to be so deposited, credited or delivered or to make any required distributions therefrom, that shall continue unremedied for a period of two (2) Business Days;

(b) failure on the part of the Servicer duly to observe or to perform in any material respect any other covenant or agreement of the Servicer set forth in this Agreement or any other Loan Document to which it is a party (it being understood that failure to meet any Eligibility Criteria, Portfolio Criteria or other asset-specific test is not a breach under this subclause (b)) which failure continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (x) the date on which written notice thereof shall have been given to the Servicer by the Administrative Agent and (y) the date on which a Responsible Officer of the Servicer acquires actual knowledge thereof;

(c) the occurrence of an Insolvency Event with respect to the Servicer;

(d) any representation, warranty or statement of the Servicer made in this Agreement, the other Loan Documents or any certificate delivered pursuant hereto shall prove to be false or incorrect as of the time when the same shall have been made or deemed made (i) which incorrect representation, warranty or statement has a material and adverse effect on (1) the validity, enforceability or collectability of this Agreement or any other Loan Document or (2) the rights and remedies of any Secured Party with respect to matters arising under this Agreement or any other Loan Document, and (ii) has not been remedied within thirty (30) days after the earlier to occur of (x) the date on which written notice thereof shall have been given to the Servicer by the Administrative Agent and (y) the date on which a Responsible Officer of the Servicer acquires actual knowledge thereof;

(e) (i) the occurrence of an Event of Default under this Agreement that results from any breach by the Servicer of its duties under this Agreement or (ii) the occurrence and continuation of any other Event of Default under this Agreement so long as the Administrative Agent has not exercised any remedies in accordance with Section 9.02;

(f) (i) the failure of the Servicer to make any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $5,000,000, individually or in the aggregate; or (ii) the occurrence of any event or condition that has resulted in or permits the acceleration of such recourse debt, whether or not waived;

(g) the rendering against the Servicer of one or more final judgments, decrees or orders for the payment of money not paid or fully covered by insurance in excess of $5,000,000, individually or in the aggregate, and such judgment, decree or order remains unsatisfied and in effect for any period of more than sixty (60) consecutive days without a stay of execution;

(h) either (i) a Change in Control with respect to the Servicer occurs or (ii) the dissolution, termination, liquidation in whole or in part, transfer or other disposition, in each case, of all or substantially all of the assets of the Servicer;

(i) a Permitted Servicer ceases to be the Servicer;

(j) any failure by the Servicer to deliver any Required Reports hereunder on or before the date occurring five (5) Business Days after the date such report is required to be made or given, as the case may be, under the terms of this Agreement unless, as determined by the Administrative Agent, such failure is beyond the control of the Servicer and the Servicer is diligently working to deliver such Required Reports as soon as practicable; or

(k) a Regulatory Event occurs with respect to the Servicer.

“Servicing Fee” means the fee payable to the Servicer on each Payment Date in arrears in respect of each Interest Period, which fee shall be equal to the product of (i) 0.40%, (ii) the daily average of the Aggregate Principal Balance of all Eligible Collateral Assets during such Interest Period and (iii) the actual number of days in such Interest Period divided by 360; provided that, in the sole discretion of the Servicer, the Servicer may, from time to time, waive all or any portion of the Servicing Fee payable on any Payment Date.

“Servicing Standard” means, with respect to any Collateral Assets, to service and administer such Collateral Assets on behalf of the Borrower and the Secured Parties in accordance with the Underlying Instruments and all customary and usual servicing practices which are consistent with: (i) the customary and usual servicing practices that a prudent loan investor or lender would use in servicing loans like the Collateral Assets for its own account, and (ii) using a similar degree of care, skill and attention as it employs with respect to similar collateral that which the Servicer exercises with respect to comparable assets and/or portfolios that such Person manages for itself and others having similar investment objectives and restrictions and the Servicer’s customary standards, policies and procedures.

“SOFR” means, with respect to any applicable determination date, the Secured Overnight Financing Rate published on the fifth U.S. Government Securities Business Day preceding such date by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source); provided however that if such determination date is not a U.S. Government Securities Business Day, then SOFR means such rate that applied on the first U.S. Government Securities Business Day immediately prior thereto.

“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time that is satisfactory to the Administrative Agent.

“SOFR Component” has the meaning specified in the definition of “Base Rate”.

“SOFR Loan” means a Loan that bears interest at a rate based on Daily SOFR.

“SOFR Scheduled Unavailability Date” has the meaning specified in Section 3.03(b)(ii).

“SOFR Successor Rate” has the meaning specified in Section 3.03(b).

“SONIA” means with respect to any applicable determination date the greater of (a) zero and (b) the Sterling Overnight Index Average Reference Rate published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.

“SONIA Adjustment” means, with respect to SONIA, 0.11930% (11.930 basis points).

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Special Purpose Entity Requirements” means the obligations of the Borrower to comply with the provisions set forth in Section 5.29.

“Stale Participation Interest” means any Bank Loan that is a Participation Interest as of any date that is more than 60 days and fewer than 91 days after the date of acquisition of such Participation Interest by the Borrower under the Sale Agreement.

“Structured Finance Security” means any security that is primarily serviced by or linked to the cash flows of a pool of receivables or other financial assets, either fixed or revolving, plus any rights or other assets designed to assure the servicing or timely distributions of proceeds to the security holders, including without limitation any “synthetic CDO”, credit-linked note or similar credit-linked loan or obligation; provided that any asset-based loan facilities and loans directly to financial services companies, factoring businesses, health care providers and other genuine operating businesses do not constitute Structured Finance Security.

“Subject Assets” has the meaning specified in Section 5.29(a)(i).

“Successor Rate” has the meaning specified in Section 3.03(b).

“Supported QFC” has the meaning specified in Section 11.23(a).

“Swap Contract” has the meaning specified in Section 11.23(c)(v).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Target Portfolio Amount” means $300,000,000.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means a forward-looking term rate for SOFR, if any, identified by the SOFR Administrator as reflecting term-based quotations of SOFR that has been selected or recommended by the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.

“Total Outstandings” means, as of any date of determination, the aggregate Outstanding Amount of all Loans as of such date.

“Type” means, with respect to a Loan, its character as a Base Rate Loan, a SOFR Loan, a Canadian Prime Rate Loan, an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning specified in Section 11.23(a).

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(f)(ii)(B)(III).

“UCC” shall have the meaning specified in the Security Agreement.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Underlying Instrument” means the loan agreement, credit agreement or other customary agreement pursuant to which a Collateral Asset has been created or issued and each other agreement that governs the terms of or secures the obligations represented by such Collateral Asset or of which the holders of such Collateral Asset are the beneficiaries.

“Unfunded Exposure Account” means the Securities Account created and maintained on the books and records of the Collateral Agent entitled “Unfunded Exposure Account” in the name of the Borrower and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties.

“Unfunded Exposure Amount” means, on any date of determination, with respect to any Collateral Asset, the aggregate amount (without duplication) of all (i) unfunded commitments and (ii) all standby or contingent commitments associated with such Collateral Asset.

“Unfunded Exposure Equity Amount” means, on any date of determination, with respect to any Collateral Asset, an amount equal to (a) the Unfunded Exposure Amount with respect to such Collateral Asset, minus (b) the product of (i) the Assigned Value of such Collateral Asset, (ii) the Unfunded Exposure Amount with respect to such Collateral Asset and (iii) the Advance Rate for such Collateral Asset.

“Unfunded Exposure Shortfall” has the meaning specified in Section 2.17(c).

“United States” and “U.S.” mean the United States of America.

“Unmatured Servicer Termination Event” means any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Servicer Termination Event.

“Unused Amount” means, collectively, the First Unused Amount and the Second Unused Amount.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Warranty Collateral Asset” has the meaning specified in Section 2.16(a).

“Withholding Agent” means the Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial

Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document and any Underlying Instrument) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (vii) with respect to the Borrower, the Borrower Parent or the Servicer, any use of the term “knowledge” or “actual knowledge” in this Agreement shall mean actual knowledge after reasonable inquiry and (viii) any use of “material” or “materially” or words of similar meaning in this Agreement shall mean material, as determined by the Administrative Agent in its commercially reasonable discretion.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

Section 1.03 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, the Applicable Accounting Standard applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

Section 1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05 Event of Default; Servicer Termination Event. Any Event of Default or Servicer Termination Event that has occurred shall be deemed to be continuing unless waived in accordance with the terms hereof, or the Administrative Agent otherwise agrees that such Event of Default or Servicer Termination Event shall no longer be continuing.

Section 1.06 Measurement Dates. On each Measurement Date, the Borrower shall cause the Servicer to review the status of each Eligible Collateral Asset as of such calculation date and to provide written notice of any change in the status of any Eligible Collateral Asset to a non-Eligible Collateral Asset to the Collateral Agent and the Administrative Agent and, as a consequence thereof, (A) Collateral Assets that were previously Eligible Collateral Assets on a prior Measurement Date may be excluded from the Borrowing Base on such Measurement Date and (B) Collateral Assets that were previously excluded from the Borrowing Base on a prior Measurement Date may, upon becoming Eligible Collateral Assets again (including receipt of a related Approval Notice), be included in the Borrowing Base on such Measurement Date.

Section 1.07 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York, New York time.

Section 1.08 Business Day Convention. Unless otherwise specified, in the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

Section 1.09 Currency Conversion. Unless otherwise expressly stated, for purposes of (i) complying with any requirement of this Agreement stated in Dollars and (ii) calculating any ratio or other test set forth in this Agreement, the amount of any Collateral Asset or Loan denominated in an Alternative Currency shall be deemed to be the Dollar Equivalent of such amount of such Eligible Currency.

Section 1.10 Trade Date Basis. All determinations of whether an asset or any Cash is to be included for purposes of determination of the Borrowing Base, any Eligibility Criteria, any Portfolio Criteria or any other calculation to be made under this Agreement or the other Loan Documents will be on a trade-date basis (meaning that any asset that has been purchased will be treated as a Collateral Asset from and after the trade date for such purchase, and the amount of any Cash to be applied to effectuate such purchase will be treated as disbursed as of the trade for such purchase); provided that, with respect to any sales of Collateral Assets, all determinations of whether an asset is to be included for purposes of the foregoing determinations will be on a settlement-date basis (meaning that any Collateral Asset which has been sold will not be excluded as a Collateral Asset until such sale has settled and such associated Cash proceeds will not be deemed to have been received until such settlement date).

Section 1.11 Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

ARTICLE II

THE COMMITMENTS AND BORROWINGS

Section 2.01 Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Loan”) to the Borrower in each Eligible Currency from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments and (ii) the Outstanding Amount of the Loans made by any Lender shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.03, and reborrow under this Section 2.01. Loans may be Base Rate Loans, SOFR Loans, Alternative Currency Daily Rate Loans or Alternative Currency Term Rate Loans, as further provided herein.

Section 2.02 Borrowings and Conversions of Loans. (a) Each Borrowing, each conversion of Loans from one Type to the other and each continuation of an Alternative Currency Term Rate Loan shall be made upon the Borrower’s irrevocable notice to the Administrative Agent and Collateral Agent, which may be given in writing, including via email; provided that no Borrowing of, or conversion to, a Canadian Prime Rate Loan shall be permitted other than as required pursuant to Section 3.03(c)(i). Each such notice must be received by the Administrative Agent not later than (x) in the case of SOFR Loans, 11:00 a.m. on the first Business Day immediately prior to the requested date of any Borrowing of, or conversion to SOFR Loans denominated in Dollars or of any conversion of SOFR Loans denominated in Dollars to Base Rate Loans, (y) in the case of Alternative Currency Loans, 11:00 a.m. three Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or, in the case of Alternative Currency Term Rate Loans, any continuation and (z) on the requested date of any Borrowing of Base Rate Loans. Each written notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, or conversion to SOFR Loans and each Borrowing of, conversion to or continuation of Alternative Currency Loans shall be in a minimum principal amount of the lesser of (x)(i) in the case of USD-denominated Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof, (ii) in the case of EUR-denominated Loans, €1,000,000 or a whole multiple of €500,000 in excess thereof, (iii) in the case of GBP-denominated Loans, £1,000,000 or a whole multiple of £500,000 in excess thereof or (iv) in the case of CAD-denominated Loans, CAD1,000,000 or a whole multiple of CAD500,000 in excess thereof or (y) the amount of the unused portion of the Commitments. Each Borrowing of, or conversion to, Base Rate Loans shall be in a principal amount of (unless otherwise agreed to by the Administrative Agent in its reasonable discretion) $500,000 or a whole multiple of $100,000 in excess thereof (or, in each case, Dollar Equivalent thereof) or in the amount of the unused portion of the Commitments. Each Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing or a conversion of Loans from one Type to another, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed or converted, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) the requested Eligible Currency in which such Loan is to be made and (vi) with respect to any Revolving Asset or Delayed Draw Asset, the amount to be deposited in the Unfunded Exposure Account in connection with the acquisition of any Collateral Asset(s) pursuant to Section 2.17. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion, then the applicable Loans shall be made as, or converted to Base Rate Loans effective as of the last day of the applicable Interest Period; provided that, in the case of a failure to timely request a continuation of Alternative Currency Loans, such Alternative Currency Loans shall be continued as Alternative Currency Loans in their original currency with an Interest Period as prescribed herein.

(b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 3:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Borrowing, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c) Except as otherwise provided herein, an Alternative Currency Term Rate Loan may be converted only on the last day of an Interest Period unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the existence of a Default, no Loans may be requested as, or converted to SOFR Loans or Alternative Currency Daily Rate Loans or converted to or continued as Alternative Currency Term Rate Loans, as applicable, without the consent of the Required Lenders.

(d) Notwithstanding anything to the contrary herein, (i) upon the expiration of the Availability Period, if the amount on deposit in the Unfunded Exposure Account is less than the Aggregate Unfunded Exposure Amount, the Borrower shall be deemed to have made a Loan Notice and for such Borrowing to be deposited into the Unfunded Exposure Account in the amount of the lesser of (x) such shortfall and (y) the Aggregate Unfunded Exposure Loan Amount and (ii) upon the occurrence of an Event of Default, (A) if the amount on deposit in the Unfunded Exposure Account is less than the Aggregate Unfunded Exposure Amount, the Borrower shall be deemed to have made a Loan Notice and for such Borrowing to be deposited into the Unfunded Exposure Account in the amount of such shortfall and (B) request a Borrowing in the applicable Eligible Currencies equal to the aggregate Unfunded Exposure Amount in each Eligible Currency minus any amounts on deposit in the Unfunded Exposure Account in such Eligible Currency (the “Exposure Amount Shortfall”). Following receipt of a Loan Notice (which shall specify the account details of the Unfunded Exposure Account where the funds will be made available), the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans and the Lenders shall fund such Aggregate Unfunded Exposure Loan Amount or Exposure Amount Shortfall, as applicable, in accordance with Section 2.02(b), notwithstanding anything to the contrary herein (including, without limitation, the Borrower’s failure to satisfy any of the conditions precedent set forth in Section 4.02), except that no Lender shall make any Loan to the extent that, after giving effect to such Loan, the Total Outstandings would exceed the Borrowing Base.

(e) Upon the Borrower’s written request, the Administrative Agent shall use reasonable efforts to promptly notify in writing the Borrower and the Lenders of the interest rate applicable to any Interest Period upon determination of such interest rate. Upon the Borrower’s written request, at any time that Base Rate Loans are outstanding, the Administrative Agent shall use reasonable efforts to notify in writing the Borrower and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the public announcement of such change.

Section 2.03 Prepayments; Conversions. (a) The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Loans, in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of SOFR Loans denominated in Dollars, (B) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of any Alternative Currency Loans or Canadian Prime Rate Loans and (C) on the date of prepayment of Base Rate Loans; (ii) any prepayment of SOFR Loans, or Canadian Prime Rate Loans or Alternative Currency Loans shall be in a principal amount of (unless otherwise agreed to by the Administrative Agent in its reasonable discretion) the Dollar Equivalent of $1,000,000 or a whole multiple of the Dollar Equivalent of $500,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of (unless otherwise agreed to by the Administrative Agent in its reasonable discretion) $1,000,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall be irrevocable (except as set forth below) and specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Subject to Section 2.12, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages. Notwithstanding anything herein to the contrary, the Borrower may rescind any such notice not later than 1:00 p.m. on the Business Day before such prepayment was scheduled to take place if such prepayment would have resulted from a refinancing of the Loans, which refinancing will not be consummated or will otherwise be delayed.

(b) If the Administrative Agent notifies the Borrower at any time that:

(i) a Borrowing Base Deficiency exists at such time, then the Borrower shall, subject to Section 8.03(e), (i) give notice to the Administrative Agent and Lenders of its intent to cure any Borrowing Base Deficiency (a “BBD Cure Notice”) (specifying whether such cure will occur pursuant to clause (ii)(A) or (ii)(B) below) by 3:00 p.m. on the Business Day following the delivery of notice via electronic mail or facsimile to the Borrower of the Borrowing Base Deficiency (unless Borrower has actually cured such Borrowing Base Deficiency by such time) and (ii) either (A) cure any Borrowing Base Deficiency by 3:00 p.m. on the second Business Day following the delivery of such notice by repaying outstanding Loans, selling Collateral Assets and depositing the proceeds of such sale into the Collection Account or Unfunded Exposure Account, as applicable or transferring additional Eligible Collateral Assets (including Permitted Participation Interests on a trade date basis), Cash or Cash Equivalents (including Interest Collections) to the Principal Collection Account so that the Borrowing Base Deficiency Amount will be reduced to zero and/or (B)(x) deliver to the Administrative Agent a written report showing a projected cure of any Borrowing Base Deficiency based on actions described in clause (A), if any, actions to be taken pursuant to a Capital Raise Notice (or any combination of the foregoing) and pending purchases and sales of Collateral Assets by 3:00 p.m. on the second Business Day following the delivery of such notice, which report shall (1) be satisfactory to the Administrative Agent, (2) give effect to all committed purchases of Collateral Assets and other financial assets by the Borrower and account in a manner satisfactory to the Administrative Agent for any change in the market value of any such Collateral Asset and (3) give effect to sales of Collateral Assets (including sales committed to on the date of such report) only if such sales are to Approved Dealers and Borrower reasonably expects such sales to be settled within 10 Business Days of the Borrower’s commitment to such sale and (y) cure Borrowing Base Deficiency by 3:00 p.m. on the tenth (10th) Business Day following the delivery of such BBD Cure Notice (which period shall include the two (2) Business Days permitted for delivery of such report); or

(ii) a Currency Asset Amount Shortfall exists, the Borrower shall convert Loans in such Eligible Currency to Dollars (or, if after giving effect to such conversion no Borrowing Base Deficiency would exist and the Loans in any other Eligible Currency would not exceed the applicable Currency Asset Amount, such other Eligible Currency as directed by the Servicer) in an amount necessary to cause the outstanding amount of the Loans in such Eligible Currency to be less than or equal to the applicable Currency Asset Amount by notice to the Administrative Agent, the Lenders and the Collateral Agent by 3:00 p.m. on the Business Day following the delivery of notice via electronic mail or facsimile to the Borrower of such excess (unless Borrower has actually eliminated such excess by such time), which conversion shall be deemed to be a repayment of the Loans in such Eligible Currency and a Loan in Dollars (or such other Eligible Currency) notwithstanding anything to the contrary herein (including, without limitation, the Borrower’s failure to satisfy any of the conditions precedent set forth in Section 4.02); provided that, (x) if Loans cannot be converted in accordance with this Section 2.03(b)(ii) such that no Currency Asset Amount Shortfall exists after giving effect thereto, Loans shall be converted such that a Currency Asset Amount Shortfall exists only with respect to Loans denominated in Dollars and (y) if the Borrower fails to provide such notice prior to the deadline specified herein, the Administrative Agent may convert Loans in such Eligible Currency in accordance with this Section 2.03(b)(ii).

(c) Any prepayment of any Loan shall be accompanied by all amounts owing under Section 2.06 in respect of the amount prepaid together with, in the case of any SOFR Loan and any Alternative Currency Loan, any additional amounts required pursuant to Section 3.05.

Section 2.04 Termination or Reduction of Commitments; Incremental Lenders.

(a) Termination or Reduction of Commitments. The Borrower may, at its discretion on any date, upon written notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in a principal amount of (unless otherwise agreed by the Administrative Agent in its reasonable discretion) $1,000,000 or a whole multiple of $500,000 in excess thereof (or, in each case, Dollar Equivalent thereof) or, if less, the entire Aggregate Commitments and (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All Interest and fees (pro rata with respect to the portion of the Aggregate Commitments so reduced) accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination. Notwithstanding anything herein to the contrary, the Borrower may rescind any such notice not later than 1:00 p.m. on the Business Day before such termination was scheduled to take place if such termination would have resulted from a refinancing of the Commitments, which refinancing will not be consummated or will otherwise be delayed.

(b) Incremental Lenders.

(i) An increase in the Commitments (each such increase, an “Incremental Commitment”) may be provided by any existing Lender or other Person that is an Eligible Assignee (each such existing Lender or other Person that agrees to provide an Incremental Commitment, an “Incremental Lender”); provided that each Incremental Lender shall be subject to the consent (in each case, not to be unreasonably withheld or delayed) of the Administrative Agent and the Borrower. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to agree to increase its Commitment, or to provide a Commitment, pursuant to this Section 2.04(b) and any election to do so shall be in the sole discretion of such Lender.

(ii) The Administrative Agent and the Borrower shall determine the effective date for such increase pursuant to this Section (an “Incremental Commitment Effective Date”) and, if applicable, the final allocation of such increase among the Persons providing such increase.

(iii) In order to effect such increase, the Borrower, the applicable Incremental Lender(s) and the Administrative Agent (but no other Lenders or Persons) shall enter into one or more Joinder Agreements, each in form and substance satisfactory to the Borrower and the Administrative Agent, pursuant to which the applicable Incremental Lender(s) will provide the Incremental Commitment(s).

(iv) Effective as of the applicable Incremental Commitment Effective Date, subject to the terms and conditions set forth in this Section 2.04(b), each Incremental Lender providing such Incremental Commitment shall be, and have all the rights of, a Lender, and the Loans made by it on such Incremental Commitment Effective Date pursuant to Section 2.04(vi) shall be Loans, for all purposes of this Agreement.

(v) Notwithstanding the foregoing, the increase in the Commitments pursuant to this Section 2.04(b) shall not be effective with respect to any Incremental Lender unless:

(A) no Default or Event of Default shall have occurred and be continuing on the Incremental Commitment Effective Date and after giving effect to such increase;

(B) the representations and warranties contained in this Agreement are true and correct on and as of the Incremental Commitment Effective Date and after giving effect to such increase, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(C) the Administrative Agent shall have received one or more Joinder Agreements contemplated above, providing for Incremental Commitments in the amount of such increase; and

(D) the Administrative Agent and the Borrower shall have received such legal opinions and other documents reasonably requested by the Administrative Agent or the Borrower in connection therewith.

As of such Incremental Commitment Effective Date, upon the Administrative Agent’s receipt of the documents required by this clause (v), the Administrative Agent shall record the information contained in the applicable Joinder Agreement(s) in the Register and give prompt notice of the increase in the Commitments to the Borrower and the Lenders (including each Incremental Lender).

(vi) On each Incremental Commitment Effective Date, if there are Loans then outstanding, the Borrower shall be deemed to have prepaid such Loans and borrowed Loans from the Incremental Lender(s), as shall be necessary in order that, after giving effect to such prepayments and borrowings, all Loans will be held ratably by the Lenders (including the Incremental Lender(s)) in accordance with their respective Commitments after giving effect to the applicable Incremental Commitment(s).

Section 2.05 Repayment of Loans. The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Loans made to the Borrower outstanding on such date and shall repay Loans as provided in Section 2.03.

Section 2.06 Interest. (a) Subject to the provisions of Section 2.06(b) below, each Loan shall bear interest on the Outstanding Amount thereof from the applicable Funding Date at a rate per annum equal to the applicable Interest Rate.

(b) (i) If any amount of principal of any Loan is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the written request of the Required Lenders, such overdue amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws and shall continue to bear interest at such rate until but excluding the date on which such Event of Default is cured or waived.

(iii) Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), the principal amount of all outstanding Obligations hereunder shall bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon written demand.

(c) Interest on each Loan shall be due and payable in arrears on each Payment Date applicable thereto and at such other times as may be specified herein; provided, that any prepayment of any Alternative Currency Term Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.07 Fees. (a) Commitment Fee. Subject to Section 2.12(a)(iii), the Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee (a “Commitment Fee”) in Dollars equal to, for each day of the related Interest Period the product of (I) the sum of (i)(A) the actual daily First Unused Amount times (B) the applicable Commitment Fee Rate and (ii)(A) the actual daily Second Unused Amount times (B) the applicable Commitment Fee Rate times (II) 1/360. The commitment fee shall accrue from and including the Closing Date to but excluding the last day of the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable in arrears on each Payment Date and shall be calculated on the related Determination Date.

(b) Make-Whole Fee. Subject to Section 2.12(a)(iii) and any Lender Fee Letter, if the Aggregate Commitments are terminated in whole or in part pursuant to Section 2.04(a), then Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a fee (a “Make-Whole Fee”) equal to the amount in Dollars of the product of (i) the Aggregate Commitments (or terminated portion thereof) multiplied by (ii) the applicable Make-Whole Percentage; provided that no Make-Whole Fee shall be due and payable in the event of a termination in connection with (A) any Lender invoking the illegality provision of Section 3.02, (B) the Relevant Rate for Dollars being replaced with an alternative interest rate that is not Term SOFR pursuant to Section 3.03(b) without consent of the Borrower, (C) the Relevant Rate for Dollars shall be suspended pursuant to Section 3.03(a) for greater than ten Business Days without consent of the Borrower, (D) the inability of the Administrative Agent and the Borrower to determine an alternative interest rate pursuant to Section 3.03(b), (E) the appointment of a Successor Administrative Agent pursuant to Section 10.06, (F) the occurrence of a CLO Takeout, (G) any Lender or Affected Person makes any claim for increased costs or reserves pursuant to Section 3.04, (H) the removal of the Servicer pursuant to Section 8.02 or (I) solely with respect to such Defaulted Lender, any Lender becoming a Defaulted Lender.

(c) Other Fees. (i) The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Agent Fee Letter (“Agent Fees”). Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Borrower shall pay to the Lenders, in Dollars, fees in the amounts and at the times specified in any applicable Lender Fee Letter (collectively, the “Lender Fees”). Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

Section 2.08 Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Daily SOFR) and for Loans denominated in Alternative Currencies (other than Alternative Currency Loans with respect to EURIBOR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed, or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. All other computations of fees and interest, including those with respect to SOFR Loans and Alternative Currency Loans determined by reference to EURIBOR, shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.09 Evidence of Debt. The Borrowings made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business in accordance with its usual practice. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Borrowings made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the written request of any Lender to the Borrower made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to the Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

Section 2.10 Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. All payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in the applicable Eligible Currency and in Same Day Funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative

Agent after 2:00 p.m. shall in each case be deemed received on the next following Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that this sentence shall not apply to payments made on the Maturity Date without giving effect to the proviso in the definition of such term.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of SOFR Loans or Alternative Currency Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower (so long as the applicable Lender is not Bank of America or an Affiliate thereof) severally agree to pay to the Administrative Agent forthwith on written demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans, or in the case of Alternative Currencies, in accordance with such market practice, in each case, as applicable. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”) : (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.10(b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to the Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 11.04(d) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 11.04(d) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make any Loan or to make its payment under Section 11.04(d).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

Section 2.11 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to the Borrower (as to which the provisions of this Section shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower’s rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 2.12 Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists and is continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists or is continuing, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. No Defaulting Lender shall be entitled to receive any fee payable under Section 2.07(a) or 2.07(b) for any period during which that Lender is a Defaulting Lender and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender.

(b) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify in writing the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.13 Distributions. (a) On each Payment Date so long as no Event of Default has occurred and is continuing, the Collateral Agent shall distribute from the Collection Account (and, to the extent of any Interest Payment Shortfall for such Payment Date, the Interest Reserve Account), in accordance with the Monthly Report for such month prepared by the Collateral Agent and approved by the Servicer and the Administrative Agent pursuant to Section 13.04, the portion of the Amount Available consisting of Interest Collections for such Payment Date in the following order of priority:

(i) to the payment of Taxes and governmental fees owing by or in respect of the Borrower, if any, which expenses shall not exceed $100,000 for any rolling 12-month period (together with any amounts paid pursuant to Section 2.13(c)(i));

(ii) to accrued and unpaid Administrative Expenses (in the order and priority set forth in the definition thereof), which expenses shall not exceed $250,000 for any rolling 12-month period (together with any amounts paid pursuant to Section 2.13(c)(ii));

(iii) to the Servicer, at its election, (1) any accrued and unpaid Servicing Fee or (2) any Servicer Expenses which have not been previously reimbursed and which shall not exceed $25,000 for any rolling 12-month period (together with any amounts paid pursuant to Section 2.13(c)(iii));

(iv) to the Arranger and the Administrative Agent, in an amount equal to any accrued and unpaid Agent Fees;

(v) to the Administrative Agent for distribution to the Lenders, in an amount equal to any accrued and unpaid Interest on the Loans made by such Lender and any accrued and unpaid Commitment Fee (such Commitment Fee to be allocated based on the Unused Amount of each Lender);

(vi) at the discretion of the Servicer, to fund the Unfunded Exposure Account in an amount not to exceed the amount necessary to cause all amounts in the Unfunded Exposure Account to equal the Aggregate Unfunded Exposure Equity Amount in each applicable Eligible Currency;

(vii) to the Administrative Agent for distribution to the Lenders, in the amount necessary to cure any Borrowing Base Deficiency;

(viii) to the Borrower Parent, as a Permitted RIC Distribution;

(ix) to any Affected Persons, any Increased Costs then due and owing;

(x) to the Administrative Agent for distribution to the Lenders, in an amount equal to any accrued and unpaid Make-Whole Fee;

(xi) to the extent not previously paid by or on behalf of the Borrower, to each Indemnitee, any Indemnified Amounts then due and owing to each such Indemnitee;

(xii) to the extent not previously paid pursuant to Section 2.13(a)(ii) above, to the Collateral Custodian and the Securities Intermediary, any Collateral Custodian Fees and Expenses due to the Collateral Custodian and the Securities Intermediary;

(xiii) (i) first, to the payment of any Taxes or governmental fees owing by or in respect of the Borrower to the extent not paid pursuant to Section 2.13(a)(i) above, and then (ii) second, to pay any other amounts due under this Agreement and the other Loan Documents and not previously paid pursuant to this Section 2.13(a);

(xiv) to the Interest Reserve Account, in an amount necessary to cause the amount on deposit in the Interest Reserve Account to equal the Interest Reserve Required Amount; and

(xv) (A) if a Default has occurred and is continuing, at the discretion of the Servicer, (1) to remain in the Interest Collection Account as Interest Collections or (2) to the Administrative Agent for distribution to the Lenders to repay the Loans on a pro rata basis or (B) otherwise, at the discretion of the Servicer, (1) to the Borrower or its designee, (2) to be transferred to the Principal Collection Account as Principal Collections, (3) to be distributed to the Borrower Parent and/or (4) to be withdrawn for Reinvestment or to repay Loans.

(b) On each Payment Date so long as no Event of Default has occurred and is continuing, the Collateral Agent shall distribute from the Collection Account, in accordance with the Monthly Report for such month prepared by the Collateral Agent and approved by the Servicer and the Administrative Agent pursuant to Section 13.04, the portion of the Amount Available consisting of Principal Collections for such Payment Date in the following order of priority:

(i) to the extent not previously paid pursuant to Section 2.13(a)(i) through (viii), to the payment of such amounts (subject to the limitations set forth therein), in the amount and order of priority set forth in Section 2.13(a);

(ii) after the end of the Availability Period, to the Administrative Agent for distribution to the Lenders to repay the Total Outstandings;

(iii) to the extent not previously paid pursuant to Section 2.13(a)(ix) through (xiii), to the payment of such amounts, in the amount and order of priority set forth in Section 2.13(a);

(iv) (x) during the Availability Period, at the discretion of the Servicer, to fund the Unfunded Exposure Account in an amount not to exceed the amount necessary to cause all amounts in the Unfunded Exposure Account to equal the Aggregate Unfunded Exposure Equity Amount in each applicable Eligible Currency, or (y) after the Availability Period, to fund the Unfunded Exposure Account in an amount necessary to cause the amounts in the Unfunded Exposure Account to equal the Aggregate Unfunded Exposure Amount in each Eligible Currency;

(v) during the Availability Period, (A) if a Default, Event of Default, Unmatured Servicer Termination Event or Servicer Termination Event shall have occurred and be continuing, at the discretion of the Servicer, (1) to remain in the Principal Collection Account as Principal Collections or (2) to the Administrative Agent for distribution to the Lenders to repay the Loans on a pro rata basis or (B) otherwise, at the discretion of the Servicer, so long as neither a Borrowing Base Deficiency nor a Currency Asset Amount Shortfall exists (1) to the Borrower or its designee, (2) to be distributed to the Borrower Parent and/or (3) to be withdrawn for Reinvestment or to repay Loans; and

(vi) after the end of the Availability Period, the remaining Amount Available to the Borrower or its designee;

provided that, for the avoidance of doubt, nothing in this Section 2.13(b) shall prohibit the Borrower from making distributions of Principal Collections on deposit in the Collection Account on any Business Day other than a Payment Date in accordance with Section 7.06(A)(1).

(c) On each Payment Date following the occurrence of and during the continuation of an Event of Default, the Collateral Agent shall distribute from the Collection Account and the Interest Reserve Account, as directed by the Administrative Agent, the Amount Available for such Payment Date in the following order of priority:

(i) to the payment of Taxes and governmental fees owing by or in respect of the Borrower, if any, which expenses shall not exceed $100,000 for any rolling 12-month period (together with any amounts paid pursuant to Section 2.13(a)(i));

(ii) to accrued and unpaid Administrative Expenses (in the order and priority set forth in the definition thereof), which expenses shall not exceed $150,000 for any rolling 12-month period (together with any amounts paid pursuant to Section 2.13(a)(ii));

(iii) to the Servicer, at its election, (1) any accrued and unpaid Servicing Fee or (2) any Servicer Expenses which have not been previously reimbursed and which shall not exceed $25,000 for any rolling 12-month period (together with any amounts paid pursuant to Section 2.13(a)(iii));

(iv) to the Arranger and the Administrative Agent, in an amount equal to any accrued and unpaid Agent Fees;

(v) to the Administrative Agent for distribution to the Lenders, in an amount equal to any accrued and unpaid Interest on the Loans made by such Lender and any accrued and unpaid Commitment Fee (such Commitment Fee to be allocated based on the Unused Amount of each Lender) and any other Lender Fees;

(vi) to any Affected Persons, any Increased Costs then due and owing;

(vii) to the extent not previously paid by or on behalf of the Borrower, to each Indemnitee, any Indemnified Amounts then due and owing to each such Indemnitee;

(viii) to fund the Unfunded Exposure Account in an amount necessary to cause the amounts in the Unfunded Exposure Account to equal the Aggregate Unfunded Exposure Amount in each Eligible Currency;

(ix) to the Administrative Agent for distribution to the Lenders, in an amount equal to (x) any accrued and unpaid Make-Whole Fee and (y) the Total Outstandings;

(x) to the extent not previously paid pursuant to Section 2.13(c)(ii) above, to the Collateral Custodian and the Securities Intermediary, any Collateral Custodian Fees and Expenses due to the Collateral Custodian and the Securities Intermediary;

(xi) (i) first, to the payment of any Taxes or governmental fees owing by or in respect of the Borrower to the extent not paid pursuant to Section 2.13(c)(i) above, and then (ii) second, to pay any other amounts due under this Agreement and the other Loan Documents and not previously paid pursuant to this Section 2.13(c); and

(xii) the remaining Amount Available to the Borrower or its designee.

(d) The Servicer shall instruct the Collateral Agent, on the Determination Date immediately preceding each Payment Date, to convert amounts on deposit in the Collection Account into Dollars (pro rata based on available amounts from each other Eligible Currency, unless otherwise directed in writing by the Servicer) to the extent necessary to make payments pursuant to this Section 2.13 (as determined by the Servicer using the Applicable Exchange Rate). For purposes of this Section 2.13, any Collections on deposit in the Interest Collection Account and the Principal Collection Account denominated in any Eligible Currency shall be applied on any Payment Date (x) first, to make payments in such Eligible Currency and (y) second, to make payments in any other Eligible Currency (pro rata based on available amounts from each other Eligible Currency), as converted by the Servicer pursuant to the immediately preceding sentence.

(e) Payments to Lenders pursuant to any clause of this Section 2.13 will be paid pro rata and pari passu based on the amount payable to such Lender under such clause.

Section 2.14 Reinvestments. During the Availability Period, the Borrower may withdraw from the Collection Account any Principal Collections and apply such Principal Collections to (A) prepay the Total Outstandings in accordance with Section 2.03 or (B) acquire additional Collateral Assets (each such reinvestment of Principal Collections, a “Reinvestment”), subject to the following conditions (in each case, unless otherwise consented to by the Administrative Agent, in its sole discretion):

(a) the Borrower shall have given written notice to the Collateral Agent, the Administrative Agent and each Lender of the proposed Reinvestment at or prior to 3:00 p.m., New York City time, as soon as reasonably practical prior to the proposed date of such Reinvestment (the “Reinvestment Date”). Such notice (the “Reinvestment Request”) shall be in the form of Exhibit H and shall include (among other things) the proposed Reinvestment Date, the amount of such proposed Reinvestment and the Collateral Asset Schedule setting forth the information required therein with respect to the Collateral Assets to be acquired by the Borrower on the Reinvestment Date (if applicable);

(b) each condition precedent set forth in Section 4.02 shall be satisfied; and

(c) upon the written request of the Borrower (or the Servicer on the Borrower’s behalf) delivered to the Collateral Agent no later than 11:00 a.m. New York City time on the applicable Reinvestment Date, the Collateral Agent shall have provided to the Administrative Agent by facsimile or e-mail (to be received no later than 1:30 p.m. New York City time on that same day) a statement reflecting the total amount on deposit on such day in the Collection Account.

Subject to the Collateral Agent’s receipt of the Reinvestment Request, the Collateral Agent will release funds from the Collection Account to the Borrower in an amount not to exceed the lesser of (A) the amount requested by the Borrower and (B) the amount on deposit in the Principal Collection Account. Delivery of the Reinvestment Request to the Collateral Agent will be deemed certification to the Collateral Agent that the conditions set forth in this Section 2.14 and Section 4.02 have been met.

Section 2.15 Optional Sales.

(a) The Borrower shall have the right to sell all or a portion (including, for the avoidance of doubt, pursuant to participation agreements or other agreements to effectuate assignments following an initial transfer of a participation interest or other portion of a Collateral Asset) of the Collateral Assets (each, an “Optional Sale”), subject to the following terms and conditions (provided that none of the following terms and conditions set forth in this Section 2.15 shall be applicable to the release of Collateral Assets in connection with a CLO Takeout pursuant to Section 2.18):

(i) Unless otherwise consented to by the Administrative Agent (in its sole discretion), immediately after giving effect to such Optional Sale:

(A) no Borrowing Base Deficiency would occur as a result of such Optional Sale;

(B) no Default, Event of Default, Unmatured Servicer Termination Event or Servicer Termination Event shall have occurred and be continuing;

(C) during the immediately preceding twelve (12) month period, the Borrower will not have sold Collateral Assets (other than (1) Warranty Collateral Assets, (2) Qualifying Syndicated Loans, (3) Collateral Assets that have Adjusted Principal Balance of zero, (4) portions of Collateral Assets constituting Excess Concentration Amount, (5) in connection with a CLO Takeout or (6) sales effected in connection with curing a Borrowing Base Deficiency) in Optional Sales with an Aggregate Adjusted Principal Balance in excess of 25% of the Aggregate Adjusted Principal Balance plus the Adjusted Cash Balance as of the first day of such period without the prior consent of the Administrative Agent, in its sole discretion; and

(D) the Borrower will not have sold Collateral Assets to any Affiliate of the Borrower (other than Warranty Collateral Assets) in Optional Sales during the immediately preceding 12-month period with an Aggregate Adjusted Principal Balance in excess of 20% of the highest Aggregate Adjusted Principal Balance of the Collateral Assets plus the Adjusted Cash Balance during the preceding 12-month period; provided that if such sale occurs after the end of the Availability Period and is for less than the Adjusted Principal Balance, the Administrative Agent has given its prior written consent, in its sole discretion;

(ii) at least two (2) Business Days prior to the date of any Optional Sale, the Servicer, on behalf of the Borrower, shall give the Administrative Agent and the Collateral Agent written notice of its intent to effect such Optional Sale, which notice shall identify the related Collateral Assets subject to such Optional Sale and the expected proceeds from such Optional Sale and shall include (x) a Borrowing Base Certificate and (y) a certificate of the Servicer substantially in the form of Exhibit E-2 requesting the release of the related Collateral Asset File in connection with such Optional Sale;

(iii) such Optional Sale shall be made by the Servicer, on behalf of the Borrower (A) in accordance with the Servicing Standard, (B) reflecting arm’s-length market terms and (C) in a transaction in which the Borrower makes no representations, warranties or covenants and provides no indemnification for the benefit of any other party (other than those which are customarily made or provided in connection with the sale of assets of such type);

(iv) if such Optional Sale is (x) to an Affiliate of the Borrower or the Servicer or (y) at a price less than the Adjusted Principal Balance of such Collateral Asset, the Administrative Agent has given its prior written consent; provided that such consent of the Administrative Agent shall not be required in connection with an Optional Sale (1) of any Collateral Asset that has an Adjusted Principal Balance of zero, (2) if such Optional Sale occurs during the Availability Period and is being done in order to cure a Borrowing Base Deficiency in accordance with Section 2.03(b), (3) if, in connection with clause (y) above, such Optional Sale is at a price not less than the fair market value of such Collateral Asset (as determined by the Servicer in its reasonable discretion) and the Borrower receives a contribution of capital from the Borrower Parent at least equal to the difference between the Adjusted Principal Balance and such price or (4) if such Optional Sale occurs during the Availability Period so long as there is no Borrowing Base Deficiency and such Optional Sale occurs at a price that is equal to or greater than the most recent market value reported by the Borrower Parent; and

(v) on the date of such Optional Sale, all proceeds from such Optional Sale (x) will be deposited directly into the Collection Account and (y) with respect to any sold Collateral Asset, will be in the same Eligible Currency as such Collateral Asset.

(b) In connection with any Optional Sale, following deposit of all proceeds from such Optional Sale into the Collection Account, the Administrative Agent shall be deemed to release and transfer to the Borrower without recourse, representation or warranty all of the right, title and interest of the Administrative Agent for the benefit of the Secured Parties in, to and under such Collateral Asset(s) and related Collateral subject to such Optional Sale and such portion of the Collateral so transferred shall be released from the Lien of the Security Agreement.

(c) In connection with any Optional Sale, the Administrative Agent shall, at the sole expense of the Borrower, execute such instruments of release with respect to the portion of the Collateral subject to such Optional Sale to the Borrower, in recordable form if necessary, as the Borrower may reasonably request.

Section 2.16 Repurchase of Warranty Collateral Assets. (a) Notwithstanding anything in this Agreement to the contrary, in the event of (i) a Repurchase Event with respect to any Collateral Asset or (ii) (A) a breach of Section 5.18, Section 5.25, Section 5.31 or Section 8.04(j) with respect to any Collateral Asset or (B) a material breach of any other representation, warranty, undertaking or covenant set forth in Section 5.21, the second sentence of Section 5.27 or Section 12.05(a) with respect to a Collateral Asset (or, in each case, the Related Property and other related collateral constituting part of the Collateral related to such Collateral Asset) (each such Collateral Asset described in clause (i) or (ii), a “Warranty Collateral Asset”), no later than 30 days after the earlier of (x) actual knowledge of such breach on the part of the Servicer and (y) receipt by the Servicer of written notice thereof given by the Administrative Agent (with a copy to each Lender), the Borrower shall convey such Warranty Collateral Asset to the Borrower Parent and repay Loans (first in the applicable Eligible Currency, then, to the extent proceeds are remaining, in another Eligible Currency designated by the Servicer) in an amount equal to (x) if no Default or Event of Default has occurred and is continuing, the amount necessary to cause the Total Outstandings as of such day to not exceed the Borrowing Base as of such day (excluding such Warranty Collateral Asset) or (y) otherwise, the Repurchase Amount of such Warranty Collateral Asset to which such breach relates, in each case, together with interest accrued on such Loans; provided, that no such repayment shall be required to be made with respect to any

Warranty Collateral Asset (and such Collateral Asset shall cease to be a Warranty Collateral Asset) if, on or before the expiration of such 30 day period, the representations and warranties set forth in clause (a)(ii)(A) above with respect to such Warranty Collateral Asset shall be made true and correct and the representations, warranties, undertakings and covenants set forth in clause (a)(ii)(B) above with respect to such Warranty Collateral Asset shall be made true and correct in all material respects (or if such representation and warranty is already qualified by the words “material”, “materially” or “Material Adverse Effect”, then such representation and warranty shall be true and correct in all respects) with respect to such Warranty Collateral Asset as if such Warranty Collateral Asset had become part of the Collateral on such day or if the Total Outstandings do not exceed the Borrowing Base.

(b) In connection with any conveyance of a Warranty Collateral Asset as set forth in Section 2.16(a), following deposit of all proceeds from such conveyance received from the Borrower Parent into the Collection Account, the Administrative Agent shall be deemed to release and transfer to the Borrower without recourse, representation or warranty all of the right, title and interest of the Administrative Agent for the benefit of the Secured Parties in, to and under such Warranty Collateral Asset(s) and related Collateral subject to such conveyance and such portion of the Collateral so transferred shall be automatically released from the Lien of this Agreement.

(c) In connection with any conveyance of a Warranty Collateral Asset as set forth in Section 2.16(a), the Administrative Agent shall, at the sole expense of the Borrower, execute such instruments of release with respect to the portion of the Collateral subject to such conveyance to the Borrower, in recordable form if necessary, as the Borrower may reasonably request.

Section 2.17 Unfunded Exposure Account. (a) Amounts on deposit in the Unfunded Exposure Account may be withdrawn by the Borrower to fund any draw requests of the relevant obligors under any Revolving Asset or Delayed Draw Asset. As of any date of determination, the Servicer (or, after delivery of a notice of exclusive control, the Administrative Agent) may cause any amounts on deposit in the Unfunded Exposure Account, to be deposited into the Principal Collection Account as Principal Collections; provided that, after the end of the Availability Period, an amount equal to the Aggregate Unfunded Exposure Amount remains on deposit in the Unfunded Exposure Account after giving effect thereto.

(b) Any draw request made by an obligor under a Revolving Asset or Delayed Draw Asset, along with wiring instructions for the applicable obligor, shall be forwarded by the Borrower to the Collateral Agent (with a copy to the Administrative Agent) along with an instruction to the Collateral Agent to withdraw the applicable amount from the Unfunded Exposure Account and a certification that the conditions to fund such draw are satisfied, and the Collateral Agent shall fund such draw request in accordance with such instructions from the Borrower.

(c) If the Borrower shall receive any Principal Collections from an obligor with respect to a Revolving Asset following the occurrence and during the continuation of an Event of Default or following the end of the Availability Period and, as of the date of such receipt (and after taking into account such repayment), the aggregate amount on deposit in the Unfunded Exposure Account is less than the aggregate Required Funding Amount with respect to all Loans included in the Collateral (the amount of such shortfall, in each case, the “Unfunded Exposure Shortfall”), the Collateral Agent shall deposit into the Unfunded Exposure Account an amount of such Principal Collections designated by the Borrower equal to the lesser of (i) the aggregate amount of such Principal Collections and (ii) the Unfunded Exposure Shortfall.

Section 2.18 CLO Takeouts. (a) On any Business Day, the Borrower shall have the right to prepay all or a portion of the Loans then outstanding and require the Administrative Agent to release its security interest and Lien on the related Collateral Assets and Related Security in connection with a CLO Takeout (which may be effected by way of a distribution or otherwise), subject to the following terms and conditions (unless otherwise agreed to by the Administrative Agent):

(i) the Borrower shall have given the Administrative Agent at least two (2) Business Days’ prior written notice (or such shorter period as agreed to by the Administrative Agent in its sole discretion) of its intent to effect a CLO Takeout and shall provide the Administrative Agent with all information reasonably required by it to release the related Lien;

(ii) unless a CLO Takeout is to be effected on a Payment Date (in which case the relevant calculations with respect to such CLO Takeout shall be reflected on the applicable Monthly Report), the Servicer shall deliver to the Administrative Agent an updated Borrowing Base Certificate, together with evidence to the reasonable satisfaction of the Administrative Agent that the Borrower shall have sufficient funds on the related date of the CLO Takeout to effect such CLO Takeout in accordance with this Agreement, which funds may come from the proceeds of sales of the Collateral Assets and Related Security in connection with such CLO Takeout;

(iii) on the date of the related CLO Takeout, the Borrower shall provide a certificate to the Administrative Agent representing that, on a pro forma basis after giving effect to such CLO Takeout, (A) there will be sufficient proceeds in the Collection Account for all payments to be made pursuant to Sections 2.13(a) and (b) (other than clauses (a) (xiv), (b)(v) and (b)(vi) thereof) on the next Payment Date (or on such date, if such date of the related CLO Takeout is a Payment Date), (B) no Default or Event of Default shall have occurred and be continuing and (C) no Borrowing Base Deficiency exists;

(iv) on the date of such CLO Takeout, all proceeds payable to the Borrower from such CLO Takeout (net of reasonable expenses incurred in connection with such CLO Takeout) will be deposited directly into the Collection Account and (B) with respect to any sold Collateral Asset, will be in the currency in which such Collateral Asset is denominated; and

(v) the Administrative Agent shall have consented to such CLO Takeout.

(b) In connection with any CLO Takeout, following deposit of the net proceeds from such CLO Takeout into the Collection Account, the Administrative Agent shall be deemed to release and transfer to the Borrower without recourse, representation or warranty all of the right, title and interest of the Administrative Agent for the benefit of the Secured Parties in, to and under such Collateral Asset(s) and related Collateral subject to such CLO Takeout and such portion of the Collateral subject to such CLO Takeout shall be released from the Lien of the Security Agreement.

(c) The Borrower hereby agrees to pay the reasonable and documented outside counsel legal fees and out-of-pocket expenses of one counsel in each of the applicable states of the United States for each of the Administrative Agent and the Collateral Agent in connection with any CLO Takeout (including, but not limited to, reasonable and documented out-of-pocket expenses incurred in connection with the release of the Lien of the Administrative Agent, on behalf of the Secured Parties, in the Collateral in connection with such CLO Takeout).

(d) In connection with any CLO Takeout, the Administrative Agent shall, at the sole expense of the Borrower, execute such instruments of release with respect to the portion of the Collateral subject to such CLO Takeout to the Borrower, in recordable form if necessary, as the Borrower may reasonably request.

Section 2.19 Interest Reserve Account. (a) On the date of the initial Loan, proceeds from such Loan shall be used to fund the Interest Reserve Account in an amount equal to the Interest Reserve Required Amount. For any Payment Date, to the extent the Amount Available consisting of Interest Collections is insufficient to make the payments of Interest and/or Commitment Fees pursuant to Section 2.13(a)(v) on such Payment Date (an “Interest Payment Shortfall”), amounts on deposit in the Interest Reserve Account equal to the Interest Payment Shortfall Amount shall be withdrawn by the Collateral Agent and distributed in accordance with Section 2.13(a) and the Monthly Report for such month. On any Payment Date, to the extent the amount on deposit in the Interest Reserve Account is less than the Interest Reserve Required Amount, the Collateral Agent shall deposit amounts available pursuant to Section 2.13(a)(xiv) into the Interest Reserve Account such that the amount on deposit in the Interest Reserve Account equals the Interest Reserve Required Amount.

(b) As of any date of determination, so long as no Event of Default is continuing, the Servicer (or, after delivery of a notice of exclusive control, the Administrative Agent) may terminate the Interest Reserve Account and cause any amounts on deposit therein to be deposited into the Interest Collection Account for application in accordance with the terms hereof.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01 Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Laws. If any Applicable Laws (as determined in the good faith discretion of an applicable Withholding Agent) require the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with Applicable Law and if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after written demand therefor, for (x) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (z) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any source against any amount due to the Administrative Agent under this clause (d).

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Status of Lenders. (i) Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(f)(ii)(A), (B) or (D)) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.

(ii) Without limiting the generality of the foregoing,

(A) any Recipient that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Recipient becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Recipient is exempt from U.S. federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) executed copies of IRS Form W-8ECI;

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower Parent within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(IV) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the written request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 3.01(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.01(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3.01(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.01(g) shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender and the Payment in Full of the Obligations.

Section 3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to a Relevant Rate, or to determine or charge interest rates based upon a Relevant Rate or to purchase or sell, or to take deposits of, any Alternative Currency in the applicable interbank market, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of such Lender to make or maintain Alternative Currency Loans in the affected currency or currencies or, in the case of Loans denominated in Dollars, to make or maintain SOFR Loans or to convert Base Rate Loans to SOFR Loans shall be, in each case, suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the SOFR Component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the SOFR Component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay all SOFR Loans or Alternative Currency Loans, as applicable, in the affected currency or currencies or, if applicable and such Loans are denominated in Dollars, convert all SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the SOFR Component of the Base Rate), in each case, immediately, or, in the case of Alternative Currency Term Rate Loans, on the last day of the

Interest Period therefor if such Lender may lawfully continue to maintain such Alternative Currency Term Rate Loans to such day and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the SOFR Component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.

Section 3.03 Inability to Determine Rates; Availability of Term SOFR.

(a) If in connection with any request for a SOFR Loan or an Alternative Currency Loan or a conversion of Base Rate Loans to SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate for the Relevant Rate for the applicable Eligible Currency has been determined in accordance with Section 3.03(b), Section 3.03(c) or Section 3.03(d) and the circumstances under clause (i) of Section 3.03(b), Section 3.03(c) or Section 3.03(d) or the Scheduled Unavailability Date, or the SOFR Scheduled Unavailability Date, has occurred with respect to such Relevant Rate (as applicable), or (B) adequate and reasonable means do not otherwise exist for determining the Relevant Rate for the applicable Eligible Currency for any determination date(s) or Interest Period, as applicable, with respect to a proposed SOFR Loan or an Alternative Currency Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that the Relevant Rate with respect to a proposed Loan denominated in an Eligible Currency for any requested Interest Period or determination date(s) does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.

Thereafter, (x) the obligation of the Lenders to make or maintain Loans in the affected currencies, as applicable, or to convert Base Rate Loans to SOFR Loans, shall be suspended in each case to the extent of the affected Alternative Currency Loans or Interest Period or determination date(s), as applicable, and (y) in the event of a determination described in the preceding sentence with respect to the SOFR Component of the Base Rate, the utilization of the SOFR Component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.

Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, or conversion to SOFR Loans, or Borrowing of, or continuation of Alternative Currency Loans to the extent of the affected Alternative Currency Loans or Interest Period or determination date(s), as applicable or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount specified therein and (ii)(A) any outstanding SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately and (B) any outstanding affected Alternative Currency Loans, at the Borrower’s election, shall either (1) be converted into a Borrowing of Base

Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Alternative Currency Loan immediately, in the case of an Alternative Currency Daily Rate Loan or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan or (2) be prepaid in full immediately, in the case of an Alternative Currency Daily Rate Loan, or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan; provided that if no election is made by the Borrower (x) in the case of an Alternative Currency Daily Rate Loan, by the date that is three Business Days after receipt by the Borrower of such notice or (y) in the case of an Alternative Currency Term Rate Loan, by the last day of the current Interest Period for the applicable Alternative Currency Term Rate Loan, the Borrower shall be deemed to have elected clause (1) above.

(b) Replacement of SOFR or SOFR Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining SOFR because SOFR is not available or published on a current basis and, in each case, such circumstances are unlikely to be temporary; or

(ii) the Applicable Authority has made a public statement identifying a specific date after which SOFR shall or will no longer be made available or permitted to be used for determining the interest rate of syndicated loans denominated in Dollars, or shall or will otherwise cease; provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide SOFR (the date on which SOFR is no longer available permanently or indefinitely, the “SOFR Scheduled Unavailability Date”);

or if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to any SOFR Successor Rate then in effect, then, the Administrative Agent and the Borrower may amend this Agreement and the other Loan Documents solely for the purpose of replacing SOFR for Dollars or any then current SOFR Successor Rate for Dollars in accordance with this Section 3.03 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Dollars for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in Dollars for such benchmarks (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “SOFR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(c) Replacement of Relevant Rate or Canadian Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document:

(i) Replacing Canadian Benchmarks. Upon the occurrence of a Canadian Benchmark Transition Event, the Canadian Benchmark Replacement will replace the then-current Canadian Benchmark for all purposes hereunder and under any Loan Document in respect of any Canadian Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Canadian Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Canadian Benchmark Replacement from Lenders comprising the Required Lenders. At any time that the administrator of the then-current Canadian Benchmark has permanently or indefinitely ceased to provide such Canadian Benchmark or such Canadian Benchmark has been announced by the administrator or the regulatory supervisor for the administrator of such Canadian Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Canadian Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a Borrowing of, conversion to or continuation of Loans denominated in CAD to be made, converted or continued that would bear interest by reference to such Canadian Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Canadian Benchmark Replacement has replaced such Canadian Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Canadian Prime Rate Loans.

(ii) At any time (including in connection with the implementation of a Canadian Benchmark Replacement), if the then-current Canadian Benchmark is a term rate, then (i) the Administrative Agent may remove any tenor of such Canadian Benchmark that is unavailable or non-representative for Canadian Benchmark (including Canadian Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Canadian Benchmark (including Canadian Benchmark Replacement) settings.

(d) Replacement of Relevant Rate or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining the Relevant Rate for an Eligible Currency (other than Dollars or CAD) because none of the tenors of such Relevant Rate under this Agreement is available or published on a current basis, and such circumstances are unlikely to be temporary; or

(ii) the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate for an Eligible Currency (other than Dollars or CAD) under this Agreement shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of syndicated loans denominated in such Eligible Currency (other than Dollars or CAD), or shall or will otherwise cease; provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate for such Eligible Currency (other than Dollars or CAD) (the latest date on which all tenors of the Relevant Rate for such Eligible Currency (other than Dollars or CAD) under this Agreement are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”);

or if the events or circumstances of the type described in Section 3.03(d)(i) or (ii) have occurred with respect to any Alternative Currency Successor Rate then in effect, then, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing the Relevant Rate for an Eligible Currency (other than Dollars or CAD) or any then current Successor Rate for an Eligible Currency (other than Dollars or CAD) in accordance with this Section 3.03 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Eligible Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Eligible Currency for such benchmarks (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Alternative Currency Successor Rate”, and collectively with the SOFR Successor Rate and the Canadian Benchmark Replacement, each a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(e) Successor Rate. The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 0%, the Successor Rate will be deemed to be 0% for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation and administration of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

(f) Term SOFR Availability Amendment. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if Daily SOFR is the then-current benchmark for Loans denominated in U.S. Dollars, and the Administrative Agent determines that Term SOFR has become available and is administratively feasible for the Administrative Agent and the Administrative Agent notifies the Borrower and each Lender of such availability, the Administrative Agent may amend this Agreement with consent of the Borrower to provide for the availability of Dollar-denominated Loans hereunder as Term SOFR Loans in a form reasonably acceptable to the Administrative Agent, together with any Conforming Changes. Such amendment shall become effective no less than thirty (30) days after the date of such notice.

Section 3.04 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any applicable interbank market any other condition, cost or expense affecting this Agreement, SOFR Loans made by such Lender or Alternative Currency Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender (such Lender, an “Affected Person”), the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time, upon the written request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 3.04(a) or (b) and delivered to the Borrower shall be conclusive absent manifest error and shall certify as to compliance with Section 3.04(d) below. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.05 Compensation for Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any actually incurred loss (excluding loss of anticipated profits), cost or expense incurred by it as a result of:

(a) any conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of an Interest Period (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower unless such notice is rescinded in accordance with the terms hereof;

(c) any assignment of an Alternative Currency Term Rate Loan on a day other than the last day of an Interest Period as a result of a request by the Borrower pursuant to Section 11.13; or

(d) any failure by the Borrower to make payment of any Loan (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency;

including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Alternative Currency Term Rate Loan made by it at the Alternative Currency Term Rate for such Loan by a matching deposit or other borrowing in the offshore interbank eurodollar market for such currency for a comparable amount and for a comparable period, whether or not such Alternative Currency Term Rate Loan was in fact so funded.

Section 3.06 Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. Each Lender may make any Loan to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Loan in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Lender gives a notice pursuant to Section 3.02, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a) that would eliminate the amounts payable under Section 3.01 or Section 3.04 or eliminate the need for notice pursuant to Section 3.02, the Borrower may replace such Lender in accordance with Section 11.13.

Section 3.07 Survival. All obligations of the Borrower under this Article III shall survive the Payment in Full of the Obligations and the resignation of the Administrative Agent.

ARTICLE IV

CONDITIONS PRECEDENT TO BORROWINGS

Section 4.01 Conditions of Initial Borrowing. The obligation of each Lender to make Loans in respect of the initial Borrowing hereunder is subject to satisfaction of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals, to the extent applicable) unless otherwise specified, each properly executed by a Responsible Officer of the applicable Persons, each dated the Closing Date (or, in the case of certificates of governmental officials, a reasonably recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:

(i) executed counterparts of the Loan Documents;

(ii) Notes executed by the Borrower in favor of each Lender requesting Notes;

(iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of a Responsible Officer of the Borrower, the Borrower Parent and the Servicer as the Administrative Agent or the Collateral Custodian may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Person is a party;

(iv) such documents and certifications as the Administrative Agent or the Collateral Custodian may reasonably require to evidence that each of the Borrower, the Borrower Parent and the Servicer is duly organized, incorporated or registered, as applicable, and that each of the Borrower, the Borrower Parent and the Servicer is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization, incorporation or registration;

(v) a favorable opinion of Dechert LLP, counsel to the Borrower, addressed to the Administrative Agent, the Collateral Agent, the Collateral Custodian and each Lender, as to the matters concerning the Borrower, the Borrower Parent, the Servicer and the Loan Documents as the Required Lenders may reasonably request;

(vi) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Section 4.02 have been satisfied and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(vii) a certificate of a Responsible Officer of each of the Borrower, the Borrower Parent and the Servicer either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Person and the validity against such Person of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(viii) the documentation and other information that has been requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least 10 days prior to the Closing Date;

(ix) if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification; and

(x) such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Required Lenders reasonably may require.

(b) The Collateral Custodian’s receipt of a copy of the items set forth in Section 4.01 (a)(i)-(v) and (vii)-(x) above.

(c) Any fees required to be paid on or before the Closing Date that have been invoiced shall have been paid, including all fees as required under the Collateral Custodian Fee Letter and all reasonable fees, charges and disbursements of outside counsel to the Collateral Custodian (directly to such counsel if requested by the Collateral Custodian) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Collateral Custodian); provided, however, that such fees, charges and disbursements shall only be due and payable to the extent provided pursuant to Section 11.04

(d) Unless waived by the Administrative Agent, the Borrower shall have paid all reasonable fees, charges and disbursements of outside counsel to the Secured Parties (other than the Collateral Custodian) (directly to such counsel if requested by any such Secured Party) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and such Secured Party); provided, however, that such fees, charges and disbursements shall only be due and payable to the extent provided pursuant to Section 11.04.

(e) The representations and warranties of the Borrower, the Borrower Parent and the Servicer contained herein and in each other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, (I) to the extent already qualified with respect to “material” matters or “Material Adverse Effect”, shall be true and correct on and as of the Closing Date and (II) to the extent not already qualified with respect to “material” matters or “Material Adverse Effect”, shall be true and correct in all material respects on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct (in all material respects, or as so qualified, as applicable) as of such earlier date.

(f) No Default, Event of Default or Servicer Termination Event shall exist, or would result from such Borrowing or from the application of the proceeds thereof.

(g) The Administrative Agent and the Lenders shall have a valid and perfected first-priority lien and security interest in the Collateral, all filings (including all UCC financing statements and similar filings contemplated by the Security Agreement and the Sale Agreement, including all back-up filings in relation to Collateral Assets sold thereunder), recordations and searches necessary or desirable in connection with the Collateral shall have been duly made, and all filing and recording fees and taxes shall have been duly paid, including in each case under, and as required by, all Applicable Laws.

(h) All governmental and third party approvals necessary or, in the discretion of the Lender, advisable in connection with the Borrowing shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Lender making the Borrowing.

(i) The initial Lender shall have received and reviewed all financial statements required to be delivered under Section 6.01 and, in each case, such financial statements shall be satisfactory to the initial Lender in its sole discretion.

Section 4.02 Conditions to all Borrowings and Reinvestments. The obligation of each Lender to honor any request for a Borrowing hereunder and any purchase of a Collateral Asset is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower, the Borrower Parent and the Servicer contained herein and in each other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, (I) to the extent already qualified with respect to “material” matters or “Material Adverse Effect”, shall be true and correct on and as of the date of such Borrowing and (II) to the extent not already qualified with respect to “material” matters or “Material Adverse Effect”, shall be true and correct in all material respects on and as of the date of such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct (in all material respects or as so qualified, as applicable) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) and (b) and respectively.

(b) No Default or Event of Default shall exist, or would result from such proposed Reinvestment or Borrowing or from the application of the proceeds thereof.

(c) The Availability Period shall not have ended.

(d) In connection with any request for a Borrowing hereunder, the Administrative Agent and Collateral Agent shall have received a Loan Notice in accordance with the requirements hereof, which shall include a Borrowing Base Certificate.

(e) The Administrative Agent and Collateral Custodian shall have received a Document Checklist for each Eligible Collateral Asset to be added to the Collateral on the related Funding Date.

(f) No Borrowing Base Deficiency or Currency Asset Amount Shortfall shall exist on the date of such Reinvestment or Borrowing or would arise after giving effect to the relevant Reinvestment or Borrowing.

(g) After giving effect to the proposed Reinvestment or Borrowing, the Total Outstandings would not exceed the Aggregate Commitments.

(h) In connection with the acquisition of any Collateral Asset by the Borrower (other than a Qualifying Syndicated Loan), the Administrative Agent shall have received the Obligor Information for such Collateral Asset and the Borrower shall have received a copy of an Approval Notice with respect to such Collateral Asset.

(i) The Borrower and the Borrower Parent have complied with all Special Purpose Entity Requirements.

Each Loan Notice submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in this Section 4.02 have been satisfied on and as of the date of the applicable Borrowing.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders as of the Closing Date, each Measurement Date, each Funding Date, and each other date provided under this Agreement or the other Loan Documents on which such representations and warranties are required to be (or deemed to be) made (unless such representation is only made as of a specific date set forth below):

Section 5.01 Existence, Qualification and Power. The Borrower (a) is duly organized, incorporated or registered, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation, registration or organization, (b) has all requisite power and authority and has acquired all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business in which it is currently engaged and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license.

Section 5.02 Authorization; No Contravention. The execution, delivery and performance by the Borrower of each Loan Document to which it is a party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) violate the terms of any of the Borrower’s Organization Documents; (b) result in any breach or contravention of, or the creation of any Lien (other than a Permitted Lien) under, or require any payment to be made under (i) any Contractual Obligation to which the Borrower is a party or affecting the Borrower or the properties of the Borrower or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (c) violate any Applicable Law.

Section 5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement or any other Loan Document, other than such as have been met or obtained and are in full force and effect.

Section 5.04 Binding Effect. This Agreement has been, and each other Loan Document to which the Borrower is a party, when delivered hereunder, will have been, duly executed and delivered by the Borrower. This Agreement constitutes, and each other Loan Document to which the Borrower is a party when so delivered, and when executed and delivered by the other parties thereto, will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (whether such enforceability is considered in a suit at law or in equity).

Section 5.05 Financial Statements; No Material Adverse Effect. (a) The Audited Financial Statements (i) were prepared in accordance with the Applicable Accounting Standard consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Borrower Parent as of the date thereof and its results of operations for the period covered thereby in accordance with the Applicable Accounting Standard consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower Parent as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) The unaudited consolidated balance sheet of the Borrower Parent dated as of the most recent fiscal quarter of the Borrower Parent, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with the Applicable Accounting Standard consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Borrower Parent as of the date thereof and its results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.06 Litigation. There are no material actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or against any of its properties or revenues. There are no proceedings or investigations pending or, to the Borrower’s knowledge, threatened against the Borrower, before any Governmental Authority having jurisdiction over it or its properties (A) asserting the invalidity of this Agreement or any of the other Loan Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the other Loan Documents, (C) seeking any determination or ruling that would reasonably be expected to materially and adversely affect the performance by the Borrower of its obligations under, or the validity or enforceability of, this Agreement or any of the other Loan Documents or (D) seeking any determination or ruling that would reasonably be expected to have a Material Adverse Effect on the Collateral taken as a whole.

Section 5.07 No Default. The Borrower has no Contractual Obligations other than (A) contemplated by (i) the Loan Documents, (ii) the Collateral Assets and (iii) the purchase or sale of Collateral Assets and other financial assets as permitted under the Loan Documents, or, in each case, Contractual Obligations that are incidental thereto, and (B) as indicated in Schedule 5.07 (as such Schedule may be updated from time to time by written agreement of the Borrower and the Administrative Agent). The Borrower is not in default in any material respect under or with respect to any Contractual Obligation. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

Section 5.08 Taxes. (a) The Borrower has filed all material Federal, state and other tax returns and reports required to be filed by it, and has paid or caused to be paid all material Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable by it, except those which are being contested in good faith by appropriate proceedings diligently conducted. There is no tax assessment proposed in writing against the Borrower. The Borrower is not party to any tax sharing agreement.

(b) For U.S. federal income tax purposes, (i) Borrower is a disregarded entity and the Borrower Parent is the sole owner and (ii) the Borrower Parent is a U.S. Person.

Section 5.09 ERISA Matters.

(a) The Borrower does not sponsor, maintain, or contribute to, and has never sponsored, maintained, or contributed to, and, except as would not reasonably be expected to have a Material Adverse Effect, no ERISA Affiliate sponsors, maintains, contributes to, or has any liability in respect of, or has ever sponsored, maintained, contributed to, or had any liability in respect of, a Plan.

(b) No ERISA Event has occurred on or prior to the date that this representation is made or deemed made that, whether alone or together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect.

(c) The Borrower is not, and will not become at any time, a Benefit Plan Investor.

Section 5.10 Equity Interests. All Equity Interests of the Borrower are duly and validly issued. There are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Equity Interests. All Equity Interests of the Borrower are owned by the Borrower Parent.

Section 5.11 Margin Regulations; Investment Company Act. (a) The Borrower is not engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b) None of the Borrower or any Person Controlling the Borrower (other than the Servicer) is required to be registered as an “investment company” under the Investment Company Act.

Section 5.12 Disclosure. The Borrower has made available to the Administrative Agent (to be forwarded to each Lender) all agreements, instruments and corporate or other restrictions known to it to which it is subject, and has disclosed all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. All information heretofore or hereafter furnished by or on behalf of the Borrower in writing to any Lender, the Collateral Custodian or the Administrative Agent in connection with this Agreement or any transaction contemplated hereby is and will be (when taken as a whole) true and correct as of the date provided in all material respects (or if not prepared by or under the direction of the Borrower, is true and correct in all material respects to the Borrower’s knowledge) and does not omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (or, if not prepared by or under the direction of the Borrower, does not omit to state such a fact to the Borrower’s knowledge).

Section 5.13 Compliance with Laws. The Borrower is in compliance in all material respects with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its properties.

Section 5.14 Taxpayer Identification Number; Other Identifying Information. The true and correct U.S. taxpayer identification number of the Borrower and the Borrower Parent are set forth on Schedule 5.14. The Borrower’s and the Borrower Parent’s exact legal name at the date of this Agreement and any prior legal names, and the Borrower’s and the Borrower Parent’s jurisdiction of organization, organizational identification number, registered office, in each case at the date of this Agreement and for the four months immediately preceding the date of this Agreement are, in each case, as set forth on Schedule 5.14.

Section 5.15 Anti-Corruption Laws; Sanctions. (a) Neither the Borrower nor, to the knowledge of the Borrower, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

(b) The Borrower has conducted its business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar applicable anti-corruption legislation in other jurisdictions.

(c) As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

Section 5.16 Solvency. The Borrower is solvent, it is not the subject of any Insolvency Event and it will not become insolvent after giving effect to the transactions contemplated by this Agreement and the other Loan Documents. After giving effect to the transactions contemplated by this Agreement and the other Loan Documents, the Borrower will have an adequate amount of capital to conduct its business in the foreseeable future.

Section 5.17 Monthly Report. Each Monthly Report is accurate in all material respects as of the date thereof.

Section 5.18 No Liens, Etc. The Collateral and each part thereof is owned by the Borrower free and clear of any Adverse Claim (other than Permitted Liens) or restrictions on transferability and the Borrower has the full right, power and lawful authority to assign by way of security, charge, transfer and pledge the same and interests therein, and upon the making of each Loan, the Administrative Agent, for the benefit of the Secured Parties, will have acquired a perfected, first priority and valid security interest (except, as to priority, for any Permitted Liens) in such Collateral, free and clear of any Adverse Claim (other than Permitted Liens) or restrictions on transferability, to the extent (as to perfection and priority) that a security interest in said Collateral may be perfected under the applicable UCC. The Borrower has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral and no effective financing statement (other than with respect to Permitted Liens) or other instrument similar in effect naming or purportedly naming the Borrower or any of its Affiliates as debtor and covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Administrative Agent as “Secured Party” pursuant to the Security Agreement. There are no judgments or Liens for Taxes (other than Permitted Liens) with respect to the Borrower and no claim has been asserted in writing with respect to the Taxes of the Borrower.

Section 5.19 Bulk Sales. The grant of the security interest in the Collateral by the Borrower to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement, is in the ordinary course of business for the Borrower and is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

Section 5.20 Collateral. Except as otherwise expressly permitted or required by the terms of this Agreement, no item of Collateral has been sold, transferred, assigned or pledged by the Borrower to any Person.

Section 5.21 Selection Procedures. In selecting the Collateral Assets hereunder, no selection procedures were employed which are intended to be adverse to the interests of the Administrative Agent or any Lender.

Section 5.22 Indebtedness. The Borrower has no Indebtedness, secured or unsecured, other than Indebtedness incurred under the terms of the Loan Documents.

Section 5.23 No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Borrower’s performance of its obligations under this Agreement or any other Loan Document to which the Borrower is a party.

Section 5.24 No Subsidiaries. The Borrower has no subsidiaries.

Section 5.25 Set-Off, Etc. No Collateral Asset has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Borrower or the obligor thereof, and no Collateral is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Collateral or otherwise, by the Borrower or the obligor with respect thereto, except, in each case, pursuant to the Loan Documents and for amendments, extensions and modifications, if any, to such Collateral otherwise permitted hereby and in accordance with the Servicing Standard.

Section 5.26 Collections. The Borrower acknowledges that all Collections received by it or its Affiliates with respect to the Collateral pledged hereunder are held and shall be held in trust for the benefit of the Administrative Agent, on behalf of the Secured Parties until deposited into the Collection Account in accordance with Section 6.17 or the Unfunded Exposure Account pursuant to Section 2.17, as applicable.

Section 5.27 Value Given. The Borrower has given fair consideration and reasonably equivalent value to the Borrower Parent in exchange for the purchase of the Collateral Assets (or any number of them). No such transfer has been made for or on account of an antecedent debt owed by the Borrower to the Borrower Parent.

Section 5.28 Use of Proceeds. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock and none of the proceeds of the Loans will be used, directly or indirectly, for a purpose that violates Regulation T, Regulation U, Regulation X, as promulgated by the FRB.

Section 5.29 Separate Existence. The Borrower shall at all times: (i) maintain at least one Independent Director; (ii) maintain its own separate books and records and bank accounts; (iii) hold itself out to the public and all other Persons as a legal entity separate from any other Person; (iv) file its own Tax returns, except to the extent that the Borrower is treated as a “disregarded entity” for Tax purposes and is not required to file Taxes under Applicable Law, and pay any material Taxes so required to be paid under Applicable Law, except for those Taxes being contested in good faith by appropriate proceedings and in respect of which the Borrower has established proper reserves on its books in accordance with Appropriate Accounting Principles; (v) not commingle its assets with assets of any other Person; (vi) conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence; (vii) maintain separate financial statements; provided that the Borrower’s assets may be included in a consolidated financial statement of its Affiliate if (A) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Borrower from such Affiliate and to indicate that the Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (B) such assets shall also be listed on the Borrower’s own separate balance sheet (if the Borrower prepares its own separate balance sheet); (viii) pay its own liabilities only out of its own funds; (ix) maintain an arm’s length relationship with the Borrower Parent and each of its other Affiliates; (x) not hold out its credit or assets as being available to satisfy the obligations of others; (xi) allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including for shared office space; (xii) use separate stationery, invoices and checks (if applicable); (xiii) except as expressly permitted by this Agreement, not pledge its assets as security for the obligations of any other Person; (xiv) correct any known misunderstanding regarding its separate identity; (xv) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities and pay its operating expenses and liabilities from its own assets; (xvi) cause its member(s) or managing member to act pursuant to written consent and keep minutes of meetings and actions and observe in all respects all other Delaware limited liability company formalities; (xvii) not acquire the obligations or any securities of its Affiliates; (xviii) cause the managers, officers, agents and other representatives of the Borrower to act at all times with respect to the Borrower consistently and in furtherance of the foregoing and in the best interests of the Borrower; (xix) maintain at least one special member, who, upon the dissolution of the sole member or the withdrawal or the disassociation of the sole member from the Borrower, shall immediately become the member of the Borrower in accordance with its organizational documents; and (xx) it shall not divide or permit any division of the Borrower.

(b) The Borrower shall not (i) engage, directly or indirectly, in any business, other than the actions required or permitted to be performed under the preceding clause (a); (ii) fail to be solvent; (iii) release, sell, transfer, convey or assign any Collateral Asset unless in accordance with the Loan Documents; (iv) except for capital contributions or capital distributions permitted under the terms and conditions of this Agreement and properly reflected on the books and records of the Borrower, enter into any transaction with an Affiliate of the Borrower except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction; (v) identify itself as a department or division of any other Person; or (vi) own any asset or property other than the Collateral and the related assets and incidental personal property necessary for the ownership or operation of these assets.

(c) The Borrower shall not (and shall not permit the Borrower Parent to) take any action that is materially contrary to the “Facts and Assumptions” section in the opinion of Dechert LLP, dated the date hereof, relating to certain nonconsolidation matters.

Section 5.30 Loan Documents. The Loan Documents delivered to the Administrative Agent or the Collateral Custodian represent all material agreements relating to the purchase of Collateral Assets. Upon the purchase and/or contribution of each Collateral Asset (or an interest in a Collateral Asset) pursuant to this Agreement or the Sale Agreement, the Borrower shall be the lawful owner of, and have good title to, such Collateral Asset and all assets relating thereto, free and clear of any Adverse Claim; provided that, with respect to any Participation Interest, the Borrower shall not be the record owner of the underlying Bank Loan until such Participation Interest has been elevated to a loan. All such assets are transferred to the Borrower without recourse to the Borrower Parent, except as described in the Sale Agreement. The purchases of such assets by the Borrower are intended to constitute valid and true sales for consideration (and not merely a pledge of such assets for security purposes) and the contributions of such assets received by the Borrower are intended to constitute valid and true transfers for consideration, each enforceable against creditors of the Borrower Parent, and no such assets shall constitute property of the Borrower Parent; provided that, with respect to any Participation Interest, the Borrower shall not be the record owner of the underlying Bank Loan until such Participation Interest has been elevated to a loan.

Section 5.31 Eligibility of Collateral Assets. To the knowledge of the Borrower, all Collateral Assets included as Eligible Collateral Assets in the Borrowing Base as of such date are Eligible Collateral Assets.

Section 5.32 Broker-Dealer. The Borrower is not a broker-dealer subject to the Securities Investor Protection Act of 1970, as amended.

Section 5.33 Instructions to Obligors. The Collection Account is the only account to which obligors have been instructed by the Borrower, or the Servicer on the Borrower’s behalf, to send Principal Collections and Interest Collections on the Collateral. The Borrower has not granted any Person other than the Administrative Agent, on behalf of the Secured Parties, a Lien on the Collection Account.

Section 5.34 EEA Financial Institution. The Borrower is not an EEA Financial Institution.

ARTICLE VI

AFFIRMATIVE COVENANTS

Until the Payment in Full of the Obligations, the Borrower shall:

Section 6.01 Financial Statements. Deliver (including by causing the Borrower Parent to deliver) to the Administrative Agent and each Lender:

(a) as soon as available, but in any event within 180 days after the end of each fiscal year of the Borrower Parent, a copy of the audited consolidated balance sheet of the Borrower Parent and its consolidated subsidiaries as at the end of such year, the related consolidated statements of income for such year, and the related consolidated statements of changes in net assets and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year and for any unaudited balance sheet, report or statement, a certification stating that information contained in such unaudited balance sheet, report, or statement fairly presents the financial condition of the Borrower Parent and its consolidated subsidiaries as of and for the periods then ended, subject to year-end adjustment;

(b) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower, Borrower Parent or Servicer, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to this Section 6.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which (i) the Borrower or the Borrower Parent posts such documents, or provides a link thereto on the website listed on Schedule 11.02 or the Borrower Parent posts such documents on sec.gov, (ii) such documents are posted on the Borrower’s or the Borrower Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), or (iii) the Borrower provides to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents; provided that: (x) the Borrower shall deliver paper copies of such documents to the Administrative Agent upon its request to the Borrower to deliver such paper copies and (y) the Borrower shall notify the Administrative Agent (by facsimile or electronic mail) of the posting pursuant to clause (i) and (ii) above of any such documents, and the Administrative Agent hereby agrees that it shall use commercially reasonable efforts to post such documents received pursuant to clause (iii) above on the Borrower’s behalf to a commercial, third-party or other website sponsored by the Administrative Agent and notify the Lenders of such posting. The Administrative Agent shall have no obligation to request the delivery or to maintain any copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 6.02 Certificates; Other Information. Deliver or cause Borrower Parent to deliver to the Administrative Agent and each Lender:

(a) promptly after any reasonable written request by the Administrative Agent or any Lender copies of any detailed audit reports, management letters or recommendations submitted to the management board of directors or investment manager of the Borrower Parent by independent accountants in connection with the accounts or books of the Borrower Parent, or any audit of any of them, so long as such information is within the possession of the Borrower or may be obtained with neither undue burden nor expense;

(b) concurrently with (or no later than two Business Days following delivery of such financial statements) the delivery of any of the financial statements or Monthly Report, a duly completed Compliance Certificate of each of the Borrower Parent and Borrower signed by a Responsible Officer of the Borrower Parent or the Borrower, as applicable (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(c) on each Measurement Date, a Borrowing Base Certificate showing the Borrowing Base as of such date;

(d) promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation; and

(e) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request, so long as such information is within the possession of the Borrower or may be obtained with neither undue burden nor expense and is not subject to any applicable confidentiality restrictions prohibiting such disclosure to the Administrative Agent or any Lender.

Documents required to be delivered pursuant to this Section 6.02 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which (i) the Borrower or the Borrower Parent posts such documents, or provides a link thereto on the website listed on Schedule 11.02, (ii) such documents are posted on the Borrower’s or the Borrower Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), or (iii) the Borrower provides to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents; provided that: (x) the Borrower shall deliver paper copies of such documents to the Administrative Agent upon its request to the Borrower to deliver such paper copies and (y) the Borrower shall notify the Administrative Agent (by facsimile or electronic mail) of the posting pursuant to clause (i) and (ii) above of any such documents, and the Administrative Agent hereby agrees that it shall use commercially reasonable efforts to post such documents received pursuant to clause (iii) above on the Borrower’s behalf to a commercial, third-party or other website sponsored by the Administrative Agent and notify the Lenders of such posting. The Administrative Agent shall have no obligation to request the delivery or to maintain any copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 6.03 Notices. Promptly notify the Administrative Agent upon the Borrower becoming aware:

(a) of the occurrence of any Default, Event of Default, Unmatured Servicer Termination Event or Servicer Termination Event;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower, the Borrower Parent or the Servicer; (ii) any action, suit, dispute, litigation, investigation, proceeding or suspension involving the Borrower, the Borrower Parent or the Servicer and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower, the Borrower Parent or the Servicer;

(c) the occurrence of a Revaluation Event;

(d) any event or circumstance whereby any Collateral Asset which was included in the latest calculation of the Borrowing Base as an Eligible Collateral Asset shall fail to meet one or more of the Eligibility Criteria (other than criteria waived by the Administrative Agent on or prior to the related Funding Date in respect of such Collateral Asset, if applicable); and

(e) of any material change in accounting policies or financial reporting practices by the Borrower or the Borrower Parent, except as required or permitted by Appropriate Accounting Principles.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

Section 6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with the Applicable Accounting Standard are being maintained by the Borrower; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with the Applicable Accounting Standard are being maintained by the Borrower; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except, in each case, where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves with respect thereto have been provided on the books of the Borrower.

Section 6.05 Preservation of Existence, Etc. To the maximum extent permitted pursuant to Applicable Laws, (a) preserve, renew and maintain in full force and effect its legal existence and good standing (if applicable) under the Laws of the jurisdiction of its organization, incorporation or registration except in a transaction permitted by Section 7.04 or 7.05 and (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except, in the case of clause (b), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect. It will observe all organizational procedures required by its organizational documents and the laws of its jurisdiction of formation. At least 30 days prior the effective date thereof, the Borrower shall provide to the Administrative Agent notice of any change in the name, jurisdiction of organization, organizational structure or location of records of the Borrower; provided that the Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

Section 6.06 [Reserved].

Section 6.07 Further Assurances. At any time or from time to time upon the reasonable written request of the Administrative Agent, execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order to effect fully the purposes of this Agreement or the other Loan Documents and to provide for payment of the Loans made hereunder, with interest thereon, in accordance with the terms of this Agreement.

Section 6.08 Compliance with Laws. Comply in all material respects with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted.

Section 6.09 Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with the Applicable Accounting Standard consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrower; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower.

Section 6.10 Inspection Rights. Permit employees, representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties (or to the extent reasonably necessary or appropriate and subject to reasonable restrictions regarding access to information not related to the Borrower, to examine the foregoing records, the properties of Servicer but only as it relates to activities related to the Borrower Parent) to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom other than items protected by attorney-client privilege or that may not be disclosed pursuant to Applicable Law or contractual confidentiality obligations, and to discuss its affairs, finances and accounts with its independent public accountants and Responsible Officers having knowledge of such matters, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that when an Event of Default exists the Administrative Agent (accompanied by any requesting Lender) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice; provided, further that so long as no Event of Default has occurred and is continuing, (x) such visits and inspections shall occur (i) upon no less than five Business Days’ prior written notice and (ii) together with any visits and inspections under Section 8.09, no more than once per fiscal year for all Lenders and (y) no more than one such visit and inspection (together with any visits and inspections under Section 8.09) shall be at the expense of the Borrower per fiscal year.

Section 6.11 Organization Documents. Give reasonable prior notice to the Administrative Agent of any amendment to its Organization Documents or the Sale Agreement.

Section 6.12 Security Interest. Maintain a first-priority (subject to Permitted Liens), perfected security interest in the Collateral (to the extent required by the Security Agreement) for the benefit of the Secured Parties, their successors, transferees and assigns so long as this Agreement is in effect.

Section 6.13 Sanctions. Maintain policies and procedures reasonably designed to ensure compliance with Sanctions.

Section 6.14 Anti-Corruption Laws; Sanctions. Conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and with all applicable Sanctions, and maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions.

Section 6.15 [Reserved].

Section 6.16 [Reserved].

Section 6.17 Deposit of Collections. Transfer, or cause to be transferred, all Collections to the Collection Account or the Unfunded Exposure Account, as applicable, by the close of business on the third Business Day (or such later deadline as the Borrower may request and with the consent of the Administrative Agent, such consent not to be unreasonably withheld) following the date such Collections are received by the Borrower, the Servicer or any of their respective Affiliates.

Section 6.18 Taxes. File or cause to be filed on a timely basis all federal and other material Tax returns (including foreign, state, local and otherwise) required to be filed, if any, and will pay all federal and other material Taxes due and payable by it and any material assessments made against it or any of its property (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with the Applicable Accounting Standard are provided on the books of the Borrower).

Section 6.19 Performance of Loan Documents. The Borrower shall (i) perform and observe in all material respects all the terms and provisions of the Loan Documents to which it is a party to be performed or observed by it, maintain such Loan Documents in full force and effect, and enforce such Loan Documents in accordance with their terms, and (ii) upon reasonable request of the Administrative Agent, make to any other party to such Loan Documents such demands and requests for information and reports or for action as the Borrower is entitled to make thereunder.

Section 6.20 Delivery of Collateral Asset Files. Either (a) e-mail to the Collateral Custodian and the Administrative Agent or (b) upload (or the Servicer on behalf of the Borrower shall upload) to the client portal designated by the Collateral Custodian (so long as the Administrative Agent shall receive e-mail notice of such files being uploaded) the Collateral Asset Files identified on the related Document Checklist promptly upon receipt but in no event later than three (3) Business Days (or, in the case of any UCC financing statements or other applicable financing statements, 30 days; provided that, in the case of any Collateral Assets for which the Borrower Parent or an Affiliate thereof is not the underlying agent and any such UCC financing statement that is not available within 30 days, such UCC financing statements shall be delivered when reasonably available) of the related Funding Date; provided that any file-stamped document included in any Collateral Asset File shall be delivered as soon as they are reasonably available (even if not within three (3) Business Days of the related Funding Date); provided, further that neither the Collateral Agent nor the Collateral Custodian shall have any obligations in connection with the failure of the Borrower (or the Servicer on behalf of the Borrower) to deliver the Collateral Obligation Files or the related Document Checklist pursuant to the terms hereof unless such failure of the Borrower (or Servicer on behalf of the Borrower) is directly caused by any action or inaction of the Collateral Custodian, in which case the Borrower (or the Servicer on its behalf) and the Collateral Custodian shall collaborate to ensure a successful delivery of any such missing or omitted Collateral Obligation Files.

Section 6.21 Compliance with Legal Opinions. Take all other actions reasonably necessary to maintain the accuracy of the factual assumptions set forth in the legal opinions of Dechert LLP, as special counsel to the Borrower, relating to the issues of substantive consolidation and true sale of the Collateral Assets.

Section 6.22 Obligor Notification Forms. Furnish the Administrative Agent with an appropriate power of attorney to send (after the occurrence of an Event of Default that has not been waived or cured in accordance with the terms hereof) obligor notification forms to give notice to the obligors of the Administrative Agent’s interest in the Collateral and the obligation to make payments as directed by the Administrative Agent.

ARTICLE VII

NEGATIVE COVENANTS

Until the Payment in Full of the Obligations, the Borrower shall not, directly or indirectly:

Section 7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than Permitted Liens.

Section 7.02 Investments. Own any Structured Finance Security.

Section 7.03 Indebtedness; Bank Accounts. (a) Create, incur, assume or suffer to exist any Indebtedness, except the Indebtedness contemplated by the Loan Documents; or (b) open or establish any bank accounts except as contemplated by the Loan Documents.

Section 7.04 Fundamental Changes. Merge, dissolve, liquidate, wind-up, consolidate with or into another Person, enter into any division or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person.

Section 7.05 Sale of Collateral Assets. Sell, assign, transfer, convey or otherwise dispose (including without limitation, any effective transfer or other disposition as a result of a division) of any Collateral Asset other than in accordance with this Agreement.

Section 7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests, except that the Borrower may make a distribution of (A) on any Business Day during the Availability Period in accordance with Section 2.14: (1) any Principal Collections in the Collection Account, and (2) with the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed), any Collateral Assets or other assets of the Borrower (including, for the avoidance of doubt, as payment to the Borrower Parent of any distribution on or in respect of any equity interests of the Borrower), in each case, if after giving effect to such distribution, (x) as certified in writing by the Borrower and the Servicer to the Administrative Agent, sufficient proceeds remain for all payments to be made pursuant to

Section 2.13(a) (other than clause (xiv) thereof) on the next Payment Date, (y) no Default or Event of Default shall have occurred and be continuing, and (z) no Borrowing Base Deficiency will occur as a result, (B) amounts paid (or released or distributed) to it pursuant to Section 2.13 or as otherwise provided herein, (C) the proceeds of any Loan on the applicable Funding Date, if after giving effect to such distribution under this clause (C), (x) no Default or Event of Default shall have occurred and be continuing or (y) no Borrowing Base Deficiency will occur and (D) in connection with a CLO Takeout if after giving effect to such distribution, (x) as certified in writing by the Borrower and the Servicer to the Administrative Agent, sufficient proceeds remain for all payments to be made pursuant to Section 2.13(a) (other than clause (xiv) thereof) on the next Payment Date and (y) no Default or Event of Default shall have occurred and be continuing.

Section 7.07 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms no less favorable to the Borrower as would be obtainable by the Borrower at the time in a comparable arm’s length transaction with a Person other than an Affiliate, and without limitation of the foregoing, (i) the Borrower shall not sell any Collateral Assets to the Borrower Parent or the Servicer or to any Affiliate of the Borrower, the Borrower Parent or the Servicer except in accordance with Section 2.15 or Section 2.16 and (ii) the Borrower shall not purchase any Collateral Assets from Borrower Parent or from any other Affiliates other than pursuant to the Sale Agreement unless, in the case of clause (ii), such sale or purchase is effected using a form of sale agreement with respect to which the Borrower has delivered to the Administrative Agent a favorable opinion of counsel of nationally recognized standing reasonably acceptable to the Required Lenders, addressed to the Administrative Agent and each Lender, as to such matters concerning such sale as the Required Lenders may reasonably request.

Section 7.08 Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability of the Borrower to create, incur, assume or suffer to exist Liens on property of the Borrower (other than to the extent that a Collateral Asset prohibits the Borrower from pledging such Collateral Asset) or (b) requires the grant of a Lien (other than a Permitted Lien) to secure an obligation of the Borrower if a Lien is granted to secure another obligation of the Borrower.

Section 7.09 Use of Proceeds. Use the proceeds of any Borrowing, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose or (b) to purchase securities or other assets in a manner that to the knowledge of the Borrower would cause such credit extension to become a “covered transaction” as defined in Section 23A of the Federal Reserve Act (12 U.S.C. § 371c) and Regulation W of the FRB, including any transaction where the proceeds of any Borrowing are used for the benefit of, or transferred to, an Affiliate of a Lender.

Section 7.10 Sanctions. Directly or, to the knowledge of the Borrower, indirectly, use the proceeds of any Loan hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person, to fund any activities of or business with any Person that, at the time of such funding, is subject to Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent or otherwise) of Sanctions.

Section 7.11 Special Purpose Entity Requirements. (a) Conduct at any time its business or operations in contravention of the Special Purpose Entity Requirements.

(b) Modify, amend or supplement its Organization Documents in any manner inconsistent with the Special Purpose Entity Requirements or otherwise materially adverse to the Lenders.

(c) Be party to any agreement under which it has any material obligation or liability (direct or contingent) without including customary “non-petition” provisions substantially similar to Section 11.20(b), other than with the consent of the Administrative Agent.

Section 7.12 ERISA.

(a) Become a Benefit Plan Investor at any time.

(b) Take any action, or omit to take any action, which would give rise to a non-exempt prohibited transaction under Section 406(a)(1)(B) of ERISA or Section 4975(c)(1)(B) of the Code that would subject any Lender to any tax, penalty, damages, or any other claim for relief under ERISA or the Code with respect to the entering into or performance of this Agreement or the transactions contemplated hereunder.

(c) Sponsor, maintain, or contribute to, any Plan. Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Borrower shall not, and shall not permit any ERISA Affiliate to, permit to exist any occurrence of any ERISA Event, and (ii) the Borrower shall not permit any ERISA Affiliate to sponsor, maintain, contribute to, or incur any liability in respect of, any Plan.

Section 7.13 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower as of the date hereof.

Section 7.14 Anti-Corruption Laws. Directly or indirectly use the proceeds of any Borrowing for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, or other similar anti-corruption legislation in other jurisdictions.

Section 7.15 [Reserved].

Section 7.16 Limitation on Investments. Form, or cause to be formed, any subsidiaries; or make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except investments as otherwise permitted herein and pursuant to the other Loan Documents.

ARTICLE VIII

ADMINISTRATION AND SERVICING OF COLLATERAL ASSETS

Section 8.01 Retention and Termination of the Servicer. The servicing, administering and collection of the Collateral Assets shall be conducted by the Person designated as Servicer from time to time in accordance with this Section 8.01. Subject to early termination due to the occurrence of a Servicer Termination Event or as otherwise provided below in this Article VIII, the Borrower hereby designates Blue Owl Diversified Credit Advisors LLC, and Blue Owl Diversified Credit Advisors LLC hereby agrees to serve, as Servicer until the termination of this Agreement. For the avoidance of doubt, the Servicer is not an agent of the Administrative Agent, the Collateral Agent, the Collateral Custodian or any Lender.

Section 8.02 Resignation and Removal of the Servicer; Appointment of Successor Servicer. (a) If a Servicer Termination Event shall occur and be continuing, the Administrative Agent by written notice given to the Servicer, may terminate all of the rights and obligations of the Servicer, and appoint a successor pursuant to the terms hereof. In addition, if the Servicer is terminated upon the occurrence of a Servicer Termination Event, the Servicer shall, if so requested by the Administrative Agent, acting at the direction of the Required Lenders, deliver to any successor servicer copies of its Records within five Business Days after demand therefor and a computer tape or diskette (or any other means of electronic transmission acceptable to such successor servicer) containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with servicing the Collateral Assets.

(b) The Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer.

(c) Any Person (i) into which the Servicer may be merged or consolidated in accordance with the terms of this Agreement, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) acquiring by conveyance, transfer or lease substantially all of the assets of the Servicer, or (iv) succeeding to the business of the Servicer in any of the foregoing cases, shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding.

(d) Subject to the penultimate sentence of this Section 8.02(d), until a successor Servicer has commenced servicing activities in the place of the current Servicer, the current Servicer shall continue to perform the obligations of the Servicer hereunder. On and after the termination of the Servicer pursuant to this Section 8.02, the successor servicer appointed by the Administrative Agent and consented to by the Borrower Parent (such consent not to be unreasonably withheld) shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for in this Agreement and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement. The Servicer agrees to cooperate and use reasonable efforts in effecting the transition of the responsibilities and rights of servicing of the Collateral Assets, including the transfer to any successor servicer for the administration by it of all cash amounts that shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, or thereafter received with respect to the Collateral Assets and the delivery to any successor servicer in an orderly and timely fashion of all files and records in its possession or reasonably obtainable by it with respect to the Collateral Assets containing all information necessary to enable the successor servicer to service the Collateral Assets. Notwithstanding anything contained herein to the contrary and to the extent permitted by Applicable Law without causing the Servicer to have liability, the termination of the Servicer shall not become effective until an entity acceptable to the Administrative Agent in its sole discretion shall have assumed the responsibilities and obligations of the Servicer.

(e) At any time, any of the Administrative Agent or any Lender may irrevocably waive any rights granted to such party under Section 8.02(a). Any such waiver shall be in writing and executed by such party that is waiving its rights hereunder. A copy of such waiver shall be promptly delivered by the waiving party to the Servicer and the Administrative Agent.

Section 8.03 Duties of the Servicer. The Servicer shall manage, service, administer and make collections on the Collateral Assets and perform the other actions required by the Servicer in accordance with the terms and provisions of this Agreement and the Servicing Standard.

(a) The Servicer shall take or cause to be taken all such actions, as may be reasonably necessary or advisable to attempt to recover Collections from time to time, all in accordance with (i) Applicable Law, (ii) the applicable Collateral Asset and its Underlying Instruments and (iii) the Servicing Standard. The Borrower hereby appoints the Servicer, from time to time designated pursuant to Section 8.01, as agent for itself and in its name to enforce and administer its rights and interests in the Collections and the related Collateral Assets.

(b) The Servicer shall administer the Collections in accordance with the procedures described herein. The Servicer shall deposit all Collections received directly by it into the Collection Account or the Unfunded Exposure Account, as applicable, within two (2) Business Days of receipt thereof and, upon receipt of any payments directly by it, shall notify all obligors to remit payments directly to the Collection Account. The Servicer shall identify all Collections as either Principal Collections or Interest Collections, as applicable. The Servicer shall make such deposits or payments by electronic funds transfer through the Automated Clearing House system, or by wire transfer. The Servicer may, on any Determination Date or Payment Date, instruct the Collateral Agent to convert funds on deposit in the Collection Account into any Eligible Currency using the Applicable Exchange Rate if, after giving effect to such exchange, (i) no Borrowing Base Deficiency or Currency Asset Amount Shortfall would exist and (ii) the Borrower will have sufficient amounts in the Eligible Currency being converted to pay all amounts payable (calculated on a pro forma basis) in such Eligible Currency on the immediately following Payment Date or such Payment Date, as applicable.

(c) The Servicer shall maintain for the Borrower and the Secured Parties in accordance with their respective interests all Records that evidence or relate to the Collections not previously delivered to the Collateral Agent and shall, as soon as reasonably practicable upon demand of the Administrative Agent, make available, or, upon the occurrence and during the continuation of a Servicer Termination Event, deliver to the Administrative Agent copies of all material Records in its possession which evidence or relate to the Collections.

(d) The Servicer shall, as soon as practicable following receipt thereof, turn over to the applicable Person any cash collections or other cash proceeds received with respect to each Collateral Asset that does not constitute a Collateral Asset or was paid in connection with a Retained Interest.

(e) On each Measurement Date, the Servicer (on behalf of the Borrower) shall review the status of each Eligible Collateral Asset as of such calculation date and provide notice of any change in the status of any Eligible Collateral Asset to a non-Eligible Collateral Asset to the Collateral Agent and, as a consequence thereof, Collateral Assets that were previously Eligible Collateral Assets on a prior Measurement Date may be excluded from the Borrowing Base on such Measurement Date. The Administrative Agent may at any time dispute the determination of whether a Collateral Asset is an Eligible Collateral Asset, any item in the Monthly Report (or component thereof) or the determination as to compliance with any of the Portfolio Criteria by delivering a Collateral Dispute Notice to the Collateral Agent, the Servicer and the Borrower. Upon delivery of any Collateral Dispute Notice, the Servicer, the Collateral Agent and the Administrative Agent shall promptly consult each other regarding the information or determination so disputed. The corrected information or determination in such Collateral Dispute Notice shall control (and be used for all calculations and other purposes under the Credit Agreement) until such time as the Borrower, the Servicer and the Administrative Agent agree in writing that such dispute has been resolved (and notice of such resolution has been delivered to the Collateral Agent) or the Administrative Agent withdraws in writing such Collateral Dispute Notice; provided that if a Borrowing Base Deficiency occurs as a result of such dispute, the cure period during which the Borrower may cure such Borrowing Base Deficiency in accordance with Section 2.03(b) shall not commence until the earlier of (x) the date such dispute has been resolved or (y) the fifth Business Days since the date of such dispute (such period may be extended by the Administrative Agent in its discretion).

(f) With the written consent of the Administrative Agent, the Borrower may cause the Servicer to direct the Collateral Agent to withdraw from the applicable Account and pay to the Person named therein any amounts constituting Excluded Amounts so long as the Servicer has delivered to the Administrative Agent a report setting forth the calculation of such Excluded Amounts in form and substance reasonably satisfactory to the Administrative Agent, which report shall include a brief description of the facts and circumstances supporting such request and designate a date for the payment of such reimbursement, which date shall not be earlier than two (2) Business Days following delivery of such report. Upon confirmation that the Administrative Agent has approved the report and consented to the withdrawal, the Servicer shall so direct the Collateral Custodian.

(g) The Servicer may, with the prior written consent of the Administrative Agent, execute any of its duties under this Agreement and the other Loan Documents by or through its subsidiaries, affiliates, agents or attorneys in fact; provided that, it shall remain liable for all such duties as if it performed such duties itself.

Section 8.04 Representations and Warranties of the Servicer. The Servicer represents, warrants and covenants as of the Closing Date, each Measurement Date, each Funding Date, and as of each other date provided under this Agreement or the other Loan Documents on which such representations and warranties are required to be (or deemed to be) made (unless such representation is only made as of a specific date set forth below):

(a) Organization and Good Standing. It (i) has been duly organized, and is validly existing as a limited liability company under the laws of the State of Delaware and (ii) has all requisite limited liability company power and authority to own or lease its properties and conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement.

(b) Due Qualification. It (i) is in good standing as a limited liability company under the laws of the State of Delaware, (ii) is duly qualified to do business in the State of Delaware and (iii) has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be so qualified or obtain such qualifications, licenses or approvals would not reasonably be expected to have a Material Adverse Effect.

(c) Power and Authority. The Servicer has the power, authority and legal right to execute and deliver this Agreement and the Loan Documents to which it is a party (in any capacity) and to perform its obligations hereunder and thereunder; and the execution, delivery and performance of this Agreement and the Loan Documents to which it is a party (in any capacity) have been duly authorized by the Servicer by all necessary organizational action.

(d) Binding Obligations. This Agreement and the Loan Documents to which it is a party (in any capacity) have been duly executed and delivered by the Servicer and, assuming due authorization, execution and delivery by each other party hereto and thereto, constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms.

(e) No Violation. The execution, delivery and performance of this Agreement and the Loan Documents to which it is a party (in any capacity), the consummation of the transactions contemplated thereby and the fulfillment of the terms thereof do not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, its organizational documents, or any material indenture, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it or its properties are bound, (B) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such material indenture, agreement, mortgage, deed of trust or other instrument, other than Permitted Liens (except as may be created pursuant to this Agreement or any other Loan Document), or (C) violate in any material respect any Applicable Law except, in the case of this subclause (C), to the extent that such conflict or violation would not reasonably be expected to have a Material Adverse Effect.

(f) No Proceedings. There are no proceedings or investigations pending or, to the best of the Servicer’s knowledge, threatened against it, before any Governmental Authority having jurisdiction over it or its properties (A) asserting the invalidity of any of the Loan Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by the Loan Documents or (C) that would reasonably be expected to have a Material Adverse Effect.

(g) No Consents. No consent, license, approval, authorization or order of, or registration, declaration or filing with, any Governmental Authority having jurisdiction over it or any of its properties is required to be made in connection with the execution, delivery or performance of this Agreement and the Loan Documents to which it is a party (in any capacity) or the consummation of the transactions contemplated thereby, in each case other than (A) consents, licenses, approvals, authorizations, orders, registrations, declarations or filings which have been obtained or made and continuation statements and renewals in respect thereof and (B) where the lack of such consents, licenses, approvals, authorizations, orders, registrations, declarations or filings would not be reasonably expected to have a Material Adverse Effect.

(h) [Reserved].

(i) Information True and Correct. All information (other than any information provided to the Borrower by an un-Affiliated third party) heretofore or hereafter furnished by or on behalf of the Servicer in writing to any Lender, the Collateral Custodian or the Administrative Agent in connection with this Agreement or any transaction contemplated hereby is and will be (when taken as a whole) true and correct as of the date provided in all material respects and does not omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. With respect to any information received from any un-Affiliated third party, the Borrower (i) will not furnish (and has not furnished) any such information to any Lender, the Collateral Custodian or the Administrative Agent in connection with this Agreement or any transaction contemplated hereby that it knows (or knew) to be incorrect at the time such information is (or was) furnished in any material respect and (ii) has informed (or will inform) the applicable Lender, the Collateral Custodian or the Administrative Agent, as applicable, of any such information which it found to be incorrect in any material respect after such information was furnished.

(j) [Reserved].

(k) [Reserved].

(l) Collections. The Servicer acknowledges that all Collections received by it or its Affiliates with respect to the Collateral are held and shall be held in trust for the benefit of the Secured Parties until deposited into the Collection Account or the Unfunded Exposure Account, as applicable.

(m) Solvency. The Servicer is solvent, is not the subject of any Insolvency Event and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the other Loan Documents. After giving effect to the transactions contemplated by this Agreement and the other Loan Documents, the Servicer will have an adequate amount of capital to conduct its business in the foreseeable future.

(n) No Injunctions. No injunction, writ, restraining order or other order of any nature materially adversely affects the Servicer’s performance of its obligations under this Agreement or any Loan Document to which the Servicer is a party.

(o) Allocation of Charges. There is not any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges.

(p) Selection Procedures. In selecting the Collateral Assets hereunder, no selection procedures were employed which are intended to be adverse to the interests of the Administrative Agent or any Lender.

Section 8.05 Covenants of the Servicer. Until the Payment in Full of the Obligations:

(a) Compliance with Agreements and Applicable Laws. The Servicer shall perform each of its obligations under this Agreement and the other Loan Documents and comply with all Applicable Laws, including those applicable to the Collateral Assets and all Collections thereof, except to the extent that the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

(b) Maintenance of Existence and Conduct of Business. The Servicer shall: (i) do or cause to be done all things reasonably necessary to (A) preserve and keep in full force and effect its existence as a limited liability company and its rights and franchises in the jurisdiction of its formation and (B) qualify and remain qualified as a foreign organization in good standing and preserve its rights and franchises in each jurisdiction in which the failure to so qualify and remain qualified and preserve its rights and franchises would reasonably be expected to have a Material Adverse Effect; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder or under its organizational documents or as consistent with evolving market practice for similar entities; and (iii) at all times maintain, preserve and protect all of its applicable licenses, permits, charters and registrations except where the failure to maintain, preserve and protect such licenses, permits, charters and registrations would not reasonably be expected to have a Material Adverse Effect.

(c) Books and Records. The Servicer shall keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of the Servicer in accordance with the Applicable Accounting Standard, maintain and implement administrative and operating procedures, and keep and maintain all documents, books, records and other information necessary or reasonably advisable for the collection of all Collateral Assets.

(d) Payment, Performance and Discharge of Obligations. The Servicer shall pay, perform and discharge or cause to be paid, performed and discharged promptly all Charges payable by it except where the failure to so pay, discharge or otherwise satisfy such obligation would not, individually or in the aggregate, be expected to have a Material Adverse Effect.

(e) ERISA. The Servicer shall give the Administrative Agent and each Lender prompt written notice of any ERISA Event that, alone or together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect.

(f) Compliance with Collateral Assets and Servicing Standard. The Servicer shall, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under any Collateral Assets (except, in the case of a successor Servicer, such material provisions, covenants and other provisions shall only include those provisions relating to the collection and servicing of the Collateral Assets to the extent such obligations are set forth in a document included in the related Collateral Asset File) and shall comply with the Servicing Standard in all material respects with respect to all Collateral Assets.

(g) Maintain Records of Collateral Assets. The Servicer shall, at its own cost and expense, maintain reasonably satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral, including a record that the Collateral has been pledged to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement. The Servicer shall maintain its computer systems so that, from and after the time of sale of any Collateral Asset to the Borrower, the Servicer’s master computer records (including any back-up archives) that refer to such Collateral Asset shall indicate the interest of the Borrower in such Collateral Asset and that such Collateral Asset is owned by the Borrower.

(h) Liens. The Servicer shall not create, incur, assume or permit to exist any Lien on or with respect to any of its rights under any of the Loan Documents, whether with respect to the Collateral Assets or any other Collateral other than Permitted Liens.

(i) [Reserved].

(j) Servicing Obligations. The Servicer will not interpose any claims, offsets or defenses it may have as against the Borrower as a defense to its performance of its obligations in favor of any Lender hereunder or under any other Loan Document.

(k) Financial Reports. The Servicer shall furnish, or cause to be furnished, to the Administrative Agent (without duplication of other similar requirements hereunder of the Borrower Parent) all reports (if any) filed publicly on sec.gov; provided that the Servicer shall not be required to deliver such reports to the Administrative Agent.

(l) Obligor Reports. The Servicer shall furnish to the Administrative Agent:

(i) within 10 Business Days of receipt thereof, any scheduled financial reporting packages with respect to each obligor and with respect to each Collateral Asset for each obligor (including any attached or included information, statements and calculations); and

(ii) upon demand by the Administrative Agent, such other information as the Administrative Agent may reasonably request with respect to any Collateral Asset or obligor (to the extent reasonably available to the Servicer).

(m) [Reserved].

(n) Commingling. The Servicer shall not, and shall not permit any of its Affiliates (other than the Borrower) to, deposit or permit the deposit of any funds that do not constitute Collections or other proceeds of any Collateral Assets into the Collection Account, the Interest Collection Account, the Principal Collection Account or the Unfunded Exposure Account and upon discovery of any such deposit, shall promptly remove any such deposits from the applicable Account.

Section 8.06 Servicer Compensation.

(a) Servicing Fees. As consideration for its services rendered hereunder, the Servicer shall be entitled to receive on each Payment Date out of the Collection Account the Servicing Fee for the related Interest Period pursuant to Section 2.13. The Servicer shall not defer any accrued but unpaid Servicing Fees. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Loan Document, Blue Owl Diversified Credit Advisors LLC hereby agrees that it will irrevocably waive the Servicing Fee on each Payment Date so long as it or any successor (such successor resulting from a merger or other similar process) acts as Servicer hereunder and will not be owed such waived Servicing Fee at any time while acting as the Servicer hereunder; provided that, for the avoidance of doubt, any successor servicer shall be entitled to all or any portion of the Servicing Fee that accrues while such successor servicer acts as Servicer hereunder, pursuant to the terms hereof and payable in accordance with Section 2.13.

(b) Payment of Certain Expenses of Servicer. The Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement; provided that, to the extent the Servicer has waived the Servicing Fee pursuant to Section 8.06(a), the Servicer shall be reimbursed for any reasonable out-of-pocket expenses incurred under this Agreement and each other Loan Document (including out-of-pocket expenses paid by the Servicer on behalf of the Borrower) (such expenses, “Servicer Expenses”) pursuant to Section 2.13.

Section 8.07 Collateral Reporting. The Servicer shall cooperate with the Collateral Agent in the performance of the Collateral Agent’s duties under Section 12.03. Without limiting the generality of the foregoing, the Servicer shall supply in a timely fashion any information maintained by it that the Collateral Agent may from time to time request with respect to the Collateral Assets and reasonably necessary to complete the reports and certificates required to be prepared by the Collateral Agent hereunder or required to permit the Collateral Agent to perform its obligations hereunder.

Section 8.08 Notices. The Servicer shall deliver to the Administrative Agent, each Lender and the Collateral Custodian, promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, notice of any Servicer Termination Event, Default or Event of Default.

Section 8.09 Access to Servicer and Servicer’s Records. (a) Each of the Borrower and the Servicer shall permit employees, representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of the properties of the Servicer (to the extent necessary and appropriate, subject to reasonable restrictions regarding access to information not related to the Borrower, to examine the foregoing records) to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom other than items protected by attorney-client privilege or that may not be disclosed pursuant to Applicable Law or contractual confidentiality obligations, and to discuss its affairs, finances and accounts with its independent public accountants and Responsible Officers having knowledge of such matters, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Servicer; provided that when an Event of Default exists the Administrative Agent (accompanied by any requesting Lender) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice; provided, further that so long as no Event of Default has occurred and is continuing, (i) such visits and inspections shall occur (A) upon no less than five Business Days’ prior written notice and (B) together with any visits and inspections under Section 6.10, no more than once per fiscal year and (ii) no more than one such visit and inspection for all Lenders (together with any visits and inspections under Section 6.10) shall be at the expense of the Borrower per fiscal year.

(b) The Borrower and the Servicer, as applicable, shall provide to the Administrative Agent access to the Collateral Assets and all other documents regarding the Collateral Assets included as part of the Collateral and the Related Security in each case, in its possession, in such cases where the Administrative Agent is required in connection with the enforcement of the rights or interests of the Lenders, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon two Business Days’ prior written notice (so long as no Default, Event of Default or Servicer Termination Event has occurred and is continuing), (ii) during normal business hours and (iii) up to once per calendar quarter (so long as no Default, Event of Default or Servicer Termination Event has occurred and is continuing). From and after the Closing Date and periodically thereafter at the reasonable discretion of the Administrative Agent, the Administrative Agent may review the Borrower’s and the Servicer’s collection and administration of the Collateral Assets in order to assess compliance by the Servicer with this Agreement and may, no more than twice in any calendar year, conduct an audit of the Collateral Assets and Records in conjunction with such review, subject to the limits set forth in Section 8.09(d).

(c) Nothing in this Section 8.09 shall derogate from the obligation of the Borrower and the Servicer to observe any Applicable Law prohibiting disclosure of information regarding the obligors, and the failure of the Servicer to provide access as a result of such obligation shall not constitute a breach of this Section 8.09.

(d) The Borrower shall bear the reasonable costs and expenses of all audits and inspections permitted by Section 6.10, this Section 8.09 as well as Section 12.08, subject to a maximum of $100,000 per annum of such expenses in the aggregate, and any additional audits, inspections or expenses in excess of $100,000 per annum shall be for the account of the Administrative Agent or Lenders, as applicable; provided, that during the continuance of an Event of Default or a Servicer Termination Event, the Borrower shall be required to bear the reasonable expense of all such inspections and audits.

ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES

Section 9.01 Events of Default. Any of the following shall constitute an event of default (each, an “Event of Default”):

(a) Non-Payment. The Borrower fails to pay in the currency required hereunder (i) all outstanding Obligations on the Maturity Date, or (ii) other than with respect to the Maturity Date, any Interest on any Loan, any fee due hereunder or any other amount payable hereunder or under any other Loan Document within three (3) Business Days after the same becomes due;

(b) Borrowing Base Deficiency. A Borrowing Base Deficiency exists and the Borrower fails to give written notice of its intent to cure or fails to cure the Borrowing Base Deficiency in accordance with Section 2.03(b);

(c) Specified Covenants. (i) The Borrower fails to perform or observe in any material respect any covenant in Sections 6.01, 6.05, 6.12, 6.17, 7.01, 7.03, 7.04, 7.05, 7.06, 7.09, 7.11, and 7.13 or (ii) the Borrower Parent fails to perform or observe in any material respect any covenant in Section 6.1 of the Sale Agreement;

(d) Insolvency Event. An Insolvency Event shall have occurred and be continuing with respect to either the Borrower or the Borrower Parent;

(e) Other Defaults. Any failure on the part of the Borrower or the Borrower Parent duly to observe or perform in any material respect any other covenants or agreements of the Borrower or the Borrower Parent set forth in this Agreement or the other Loan Documents (other than those specifically addressed by a separate clause under this Section) to which the Borrower or the Borrower Parent is a party and the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower or the Borrower Parent by the Administrative Agent and (ii) the date on which a Responsible Officer of the Borrower or the Borrower Parent acquires actual knowledge thereof;

(f) Representations and Warranties. Any representation, warranty or certification made by the Borrower or the Borrower Parent in any Loan Document or in any certificate delivered pursuant to any Loan Document shall prove to have been incorrect when made and continues to be unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Borrower or the Borrower Parent by the Administrative Agent and (ii) the date on which a Responsible Officer of the Borrower or the Borrower Parent acquires actual knowledge thereof; provided that, any inaccurate representation that a Collateral Asset is an Eligible Collateral Asset hereunder or under the Sale Agreement shall not constitute an Event of Default if the Borrower complies with Section 2.03(b) and/or Section 2.16 and the Borrower Parent complies with Section 6.1 of the Sale Agreement.

(g) Security Interest Failure. (i) The Administrative Agent fails for any reason to have a perfected first-priority (subject to any Permitted Liens) security interest in any Collateral in accordance with the terms of the Security Agreement or (ii) the Borrower ceases to have a valid ownership interest in all of the Collateral;

(h) Invalidity of Loan Documents. Any material obligation of the Borrower or its Affiliates under any Loan Document at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or Payment in Full of the Obligations (other than contingent indemnification obligations for which no claim is outstanding), ceases to be in full force and effect; or the Borrower, the Borrower Parent, the Servicer or any Affiliate of the foregoing contests in any manner the validity or enforceability of any material provision of any Loan Document; or the Borrower denies that it has any further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any material provision of any Loan Document;

(i) Servicer Termination Event. A Servicer Termination Event shall have occurred and be continuing;

(j) Change in Control. A Change in Control shall have occurred;

(k) Investment Company Act. The Borrower shall become required to register as an “investment company” within the meaning of the Investment Company Act or the arrangements contemplated by the Loan Documents shall require registration as an “investment company” within the meaning of the Investment Company Act;

(l) Independent Director. (i) Failure of the Borrower to maintain at least one Independent Director, (ii) the removal of any Independent Director without Cause or prior written notice to the Administrative Agent (in each case as required by the Organization Documents of the Borrower) or (iii) an Independent Director of the Borrower that does not meet the definition of “Independent Director” set forth herein shall be appointed without the consent of the Administrative Agent; provided that, with respect to the event specified in clause (i) that is caused by the death or disability of an Independent Director, the Borrower shall have not replaced such Independent Director with another Person that meets the definition of “Independent Director” within five Business Days (or such longer period as agreed to by the Administrative Agent in its reasonable discretion) after the date on which such event occurred;

(m) Failure to Make Payments. Failure of the Borrower or the Borrower Parent to make any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $500,000 (or, in the case of the Borrower Parent, $10,000,000), individually or in the aggregate; or the occurrence of any event or condition (after giving effect to any related grace period or any required notice) that, with respect to the Borrower, gives rise to a right of acceleration or, with respect to the Borrower Parent, results in an acceleration with respect to any such recourse debt in excess of $500,000 (or, in the case of the Borrower Parent, $10,000,000);

(n) Judgments. Any court shall render a final, non-appealable judgment against the Borrower or the Borrower Parent in an amount in excess of $250,000 (or, in the case of the Borrower Parent, $10,000,000) which shall not be satisfactorily stayed, discharged, vacated, set aside or satisfied or covered by insurance (subject to customary deductibles) within thirty (30) days of the making thereof;

(o) Settlements. The Borrower shall have made payments (other than payments made on behalf of the Borrower from insurance proceeds) individually or in aggregate in excess of $1,000,000 in settlement of any litigation claim or dispute;

(p) Bankruptcy Remoteness. The Borrower shall fail to qualify as a bankruptcy-remote entity based upon customary criteria such that Dechert LLP or any other reputable counsel could no longer render a substantive nonconsolidation opinion, or equivalent opinion, with respect to the Borrower;

(q) Assignment. The Borrower makes any assignment or attempted assignment of its rights or obligations under this Agreement or any other Loan Document without first obtaining the specific written consent of each Lender, which consent may be withheld in the exercise of its sole and absolute discretion;

(r) Tax Liens. The Internal Revenue Service shall file notice of a Lien pursuant to Section 6323 of the Code with regard to any of the assets of the Borrower;

(s) Deposits. The failure on the part of the Borrower or the Servicer to (i) make any payment or deposit (including, without limitation, with respect to bifurcation and remittance of Principal Collections and Interest Collections or any other payment or deposit required to be made by the terms of the Loan Documents) required by the terms of any Loan Document in accordance with Section 8.03(b) or (ii) otherwise observe or perform any covenant, agreement or obligation with respect to the management and distribution of funds received with respect to the Collateral and where such failure continues to be unremedied for two (2) Business Days after a Responsible Officer of the Borrower or Servicer receives written notice or has actual knowledge of such failure or, in the case of any such failure on the part of the Borrower to make a payment required by the terms of any Loan Document as a direct consequence of the action or inaction of the Collateral Agent only, where such failure continues to be unremedied three (3) Business Days after the same becomes due;

(t) Currency Asset Amount Shortfall. A Currency Asset Amount Shortfall shall have occurred and the Borrower fails to comply with the obligations of Section 2.03(b)(ii);

(u) Regulatory Event. A Regulatory Event occurs with respect to the Borrower; or

(v) ERISA Event. An ERISA Event occurs that, alone or together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect.

Section 9.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may (and shall at the request of the Required Lenders) take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all Interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) deliver a notice of exclusive control in relation to the Accounts and give instructions to the Collateral Agent in relation thereto under the provisions of the Loan Documents, and may (in addition to all other rights and remedies under the Loan Documents and of a secured party under the UCC and other legal or equitable remedies) realize upon the Collateral, and may, if the Loans have been accelerated in accordance with this Agreement immediately sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof, subject to, and in accordance with the terms of the Security Agreement;

(d) send obligor notification forms to give notice to the obligors of the Administrative Agent’s interest in the Collateral and the obligation to make payments as directed by the Administrative Agent; or

(e) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided that upon the occurrence of an Insolvency Event with respect to the Borrower, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all Interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

Section 9.03 Purchase Right. Upon the declaration that the unpaid principal amount of all outstanding Loans, all Interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document be immediately due and payable (or the occurrence thereof), the Borrower, or any Affiliate of the Borrower or the Servicer or funds, accounts or vehicles managed by the Servicer or its Affiliates designated by the Servicer (such parties collectively in such capacity, the “Purchasing Parties”) may purchase the Collateral, in whole but not in part, (a) at a purchase price determined by the Borrower but in any event not less than the sum of (i) the amount of the Obligations outstanding plus (ii) all other amounts owing or payable to the Secured Parties by the Borrower hereunder or under any other Loan Document and (b) by paying or, in the case of the Servicer, causing the Borrower to pay, such amount to the Administrative Agent for the benefit of the Secured Parties using the proceeds from such purchase not later than 4:00 p.m. on the date that is five Business Day following the declaration or automatic occurrence of the acceleration of the Loans (or such later deadline as the Administrative Agent and each of the Lenders may agree with the Borrower); provided that the Servicer or the Borrower shall notify the Administrative Agent of its intent to pay such amounts no later than 4:00 p.m. on the third Business Day following the declaration or automatic occurrence of the acceleration of the Loans (or such later deadline as the Administrative Agent and each of the Lenders may agree with the Borrower), and thereafter the Purchasing Parties’ right of first refusal shall terminate.

ARTICLE X

ADMINISTRATIVE AGENT

Section 10.01 Appointment and Authority. Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders and the Borrower shall have no rights as third party beneficiary of any such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 10.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 10.03 Exculpatory Provisions. The Administrative Agent or the Arranger, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or the Arranger, as applicable:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents or those rights and powers that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein;

(d) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.02 and Section 11.01) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or event of Default is given to the Administrative Agent by the Borrower or a Lender;

(e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Loan Documents, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent; and

(f) shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.

Section 10.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it in good faith to be genuine and to have been signed, sent or otherwise authenticated by the proper

Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it in good faith to have been made by the proper Person, and shall not incur any liability for relying thereon in the absence of its own gross negligence or willful misconduct. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other independent experts selected by it with due care, and shall not be liable for any action taken or not taken by it in good faith in accordance with the advice of any such counsel, accountants or experts.

Section 10.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent; provided that the Administrative Agent may not delegate the approval right of any Collateral Assets. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any non-Affiliated sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 10.06 Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon any such notice of resignation, the Required Lenders shall have the right, if no Event of Default exists or is continuing upon the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed), and if an Event of Default exists and is continuing in consultation with the Borrower, to appoint a successor, which at all times shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, with the consent of the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(h) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section) . The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

Section 10.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor the Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or the Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Borrower of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Arranger to any Lender as to any matter, including whether the Administrative Agent or the Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender represents to the Administrative Agent and the Arranger that it has, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger, any other

Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a structured lending facility and (ii) it is engaged in making, acquiring or holding structured loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

Section 10.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, the Arranger shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

Section 10.09 Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which the Borrower is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any Applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid the Administrative Agent shall be authorized (i) to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (f) of Section 11.01 of this Agreement), (iii) to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Section 10.10 Collateral Matters. Without limiting the provisions of Section 10.09, the Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and Payment in Full of the Obligations, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) subject to Section 11.01, if approved, authorized or ratified in writing by the Required Lenders;

(b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted hereunder; and

(c) to acknowledge that the Lien of the Administrative Agent under any Loan Document does not encumber a Collateral Asset that has been sold by the Borrower for cash consideration if (i) such cash consideration has been delivered into the Collection Account, (ii) the transfer of such Collateral Asset has not been or cannot be completed and (iii) the Borrower has settled such sale as a participation or similar arrangement (including settlement as a participation pending transfer).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property pursuant to this Section 10.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by the Borrower in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Section 10.11 Indemnification. The Lenders agree to indemnify the Administrative Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Borrower or the Servicer under the Loan Documents, and without limiting the obligation of such Persons to do so in accordance with the terms of the Loan Documents), ratably according to the outstanding amounts of their Loans from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for the Administrative Agent or the affected Person in connection with any investigative, or judicial proceeding commenced or threatened, whether or not the Administrative Agent or such affected Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrative Agent or such affected Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or under the Loan Documents or any other document furnished in connection herewith or therewith.

Section 10.12 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender promptly upon determining that any payment made to such Lender comprised, in whole or in part, a Rescindable Amount.

ARTICLE XI

MISCELLANEOUS

Section 11.01 Amendments, Etc. Except in connection with the adoption of a Successor Rate, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders, the Administrative Agent, the Servicer and the Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (ii) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Interest Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided that only the consent of the Required Lenders and the Borrower shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate and, for the avoidance of doubt, this clause (d) shall not apply in the case of an amendment to adopt a Successor Rate;

(e) change any provision in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; or

(f) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;

and, provided, further that (i) no amendment, waiver or consent shall amend, modify or waive any provision adversely affecting the rights, obligations or duties of the Collateral Custodian or the Securities Intermediary, in each case without the prior written consent of the Collateral Custodian or the Securities Intermediary, as applicable, (ii) each Fee Letter may be amended, or rights or privileges thereunder may be waived, in a writing executed only by the parties thereto and (3) the Administrative Agent may agree to modify the conditions described in Section 2.18. Notwithstanding anything to the contrary herein, (x) the Commitment of any Defaulting Lender may not be increased or extended and the maturity date of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case, without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Section 11.02 Notices; Effectiveness; Electronic Communication. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.02(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Servicer, the Administrative Agent or the Collateral Custodian, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by overnight courier service shall be deemed to have been given one Business Day after delivery to such courier; notices and other communications sent by facsimile shall be deemed to have been given when sent

(except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in Section 11.02(b) below, shall be effective as provided in such Section 11.02(b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon sending, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) The Platform. Borrower hereby acknowledges that (i) the Administrative Agent and/or the Arranger may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of such Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on DebtDomain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Borrower hereby agrees that (A) it will use its reasonable efforts to cause all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (B) by marking Borrower Materials “PUBLIC,” Borrower shall be deemed to have authorized the Administrative Agent, the Arranger and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (C) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (D) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of the Borrower Materials or notices through the Platform, any other electronic platform or messaging service, or through the Internet.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities Laws.

(d) Effectiveness of Facsimile or Electronic Mail Documents. Loan Documents may be transmitted by facsimile or electronic mail. The effectiveness of any such documents and signatures shall, subject to Applicable Law, have the same force and effect as manually-signed originals and shall be binding on the Borrower, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or electronic mail document or signature.

(e) Change of Address, Etc. The Borrower, the Administrative Agent, the Servicer or the Collateral Custodian may change its address, electronic mail address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, electronic mail address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(f) Reliance by Administrative Agent, Collateral Agent, Collateral Custodian and Lenders. The Administrative Agent, the Lenders, the Collateral Agent and the Collateral Custodian shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the Lenders, the Collateral Custodian and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 11.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.02 for the benefit of all the Lenders; provided that the foregoing shall not prohibit (a)(i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents or (ii) the Collateral Custodian from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Collateral Custodian) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.11), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower under any Debtor Relief Law; and provided, further that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 11.04 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Collateral Custodian and each Lender and their respective Affiliates (including the fees, charges and disbursements of outside counsel for the Administrative Agent, the Collateral Agent and the Collateral Custodian), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Collateral Custodian or any Lender (including the fees, charges and disbursements of any outside counsel for the Administrative Agent, the Collateral Agent, the Collateral Custodian or any Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such expenses incurred during any workout, restructuring or negotiations in respect of such Loans. Notwithstanding and in addition to the foregoing, the Borrower shall bear the costs and expenses of the Administrative Agent for all audits and inspections permitted by Section 6.10, Section 8.09 and Section 12.08, subject to a maximum of $100,000 per annum of such costs and expenses in the aggregate, and any additional audits, inspections, costs or expenses in excess of $100,000 per annum shall be for the account of the Administrative Agent; provided that during the continuance of an Event of Default, the Borrower shall be required to bear the expense of all such inspections and audits.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Collateral Custodian, the Collateral Agent, the Securities Intermediary and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all costs, losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any outside counsel for any Indemnitee) (all of the foregoing being collectively called “Indemnified Amounts”) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower), other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof), the Collateral Custodian, the Collateral Agent and their respective Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or the use or proposed use of the proceeds therefrom or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing (including without limitation any such claim, litigation or proceeding arising from any sale or distribution of securities by the Borrower or the Borrower Parent), whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, liabilities or related expenses arising from any non-Tax claim. If the Borrower has made any payment pursuant to this Section 11.04(b) and the recipient thereof later collects any payments from others (including insurance companies) in respect of such amounts or is found in a final and nonappealable judgment by a court of competent jurisdiction not to be entitled to such indemnification, then the recipient agrees that it shall promptly repay to the Borrower such amounts collected.

(c) Indemnification by the Servicer. Without limiting any other rights which any such Person may have hereunder or under Applicable Law, the Servicer agrees to indemnify each Indemnitee forthwith on demand, from and against any and all Indemnified Amounts incurred by such Indemnitee by reason of (i) any acts or omissions of the Servicer in its capacity as Servicer in breach of any of its agreements or covenants under any Loan Document or the transactions contemplated thereby, (ii) any breach of any representation or warranty of the Servicer contained in any Loan Document or in any certification or written material delivered by the Servicer pursuant to any Loan Document or (iii) any acts or omissions of the Servicer constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under this Agreement or under the Loan Documents, excluding, however, Indemnified Amounts payable to an Indemnitee (a) to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct of such Indemnitee, (b) related to the nonpayment by any obligor of an amount due and payable with respect to a Collateral Asset or any change in the market value of any Collateral Asset or otherwise to the extent constituting recourse for uncollectible or uncollected amounts in respect of any Collateral Asset, (c) related to any loss in value of any Cash Equivalent or (d) in respect of Taxes (other than Taxes that represent losses or damages arising from a non-Tax claim).

(d) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Section 11.04(a) or (b) to be paid by it to the Administrative Agent (or any sub-agent thereof), the Collateral Custodian, the Collateral Agent or any Related Party of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Collateral Custodian, the Collateral Agent or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Aggregate Commitments at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Collateral Custodian, the Collateral Agent or against any Related Party of any of the foregoing acting for the Administrative Agent (or any sub-agent), the Collateral Agent or the Collateral Custodian in connection with such capacity. The obligations of the Lenders under this Section 11.04(d) are subject to the provisions of Section 2.10(d). The provisions of this Section 11.04(d) shall survive the resignation or replacement of the Administrative Agent, the Collateral Agent and the Collateral Custodian.

(e) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, each party hereto shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in Section 11.04(b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee, as determined by a final and nonappealable judgment of a court of competent jurisdiction or breach of an obligation hereunder.

(f) Payments. All amounts due under this Section shall be payable not later than ten Business Days after written demand therefor.

(g) Sufficiency of Remedies. Borrower hereby acknowledges that (i) any and all claims, damages and demands against the Administrative Agent or any Lender arising out of, or in connection with, the exercise by such Person of any of such Person’s rights or remedies under the Facility can be sufficiently and adequately remedied by monetary damages, (ii) no irreparable injury will be caused to the Borrower, the Borrower Parent or the Servicer as a result of, or in connection with, any such claims, damages or demands, and (iii) no equitable or injunctive relief shall be sought by the Borrower, the Borrower Parent or the Servicer as a result of, or in connection with, any such claims, damages or demands.

(h) Survival. The agreements in this Section and the indemnity provisions of Section 11.02(f) shall survive the resignation of the Administrative Agent, the Collateral Agent and the Collateral Custodian, the replacement of any Lender and Payment in Full of the Obligations.

Section 11.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the Collateral Agent, the Collateral Custodian or any Lender, or the Administrative Agent, the Collateral Agent, the Collateral Custodian or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the Payment in Full of the Obligations.

Section 11.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(c), (ii) by way of participation in accordance with the provisions of Section 11.06(e), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.06(e) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignment and Delegation by the Servicer. The Servicer shall not be permitted to assign or delegate any of its rights, duties (except, solely with respect to delegating, ministerial duties) or obligations hereunder or under any other Loan Document without first obtaining the prior written consent of the Administrative Agent unless (i) such assignment or delegation is to an Affiliate (so long as (x) such Affiliate that has the ability to professionally and competently perform duties similar to those imposed upon the Servicer under this Agreement, (y) is legally qualified and has the capacity to act as Servicer or to perform such duties or obligations under this Agreement and (z) is an operating company of adequate economic substance; provided that the Servicer shall remain liable for any indemnification obligations arising as a result of any actions or events occurring prior to such assignment unless the Administrative Agent and the Required Lenders have otherwise consented), (ii) the Servicer has provided notice thereof to the Administrative Agent and the Lenders and (iii) the Administrative Agent shall be reasonably satisfied with, and the Collateral Agent and the Collateral Custodian shall have received, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations with respect to such assignee; provided that the Servicer shall remain liable and obligated for any ministerial duties that are delegated.

(c) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it (or contemporaneous assignments to related Approved Funds that equal at least the amount specified in Section 11.06(c)(i)(B) in the aggregate) or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in Section 11.06(c)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $25,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii) Required Consents. No consent shall be required for any syndication and/or assignment except to the extent required by Section 11.06(c)(i)(B) and, in addition:

(A) the consent of the Borrower will be required for the syndication or assignment by any Lender of all or a portion of its rights and obligations under this Agreement, unless (1) a Default or an Event of Default has occurred and is continuing at the time of such syndication or assignment or (2) such syndication or assignment is to another Lender or an Affiliate of a Lender; provided that (x) the Borrower will be deemed to have consented to any such assignment unless it objects thereto by written notice to the Administrative Agent within 10 Business Days after notice thereof and (y) the consent of the Borrower shall not be required upon the determination by a Lender that its ownership of any of its rights or obligations hereunder is prohibited by Applicable Law (including, without limitation, the Volcker Rule); and

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500, it being understood that for the purposes of such fee, the Borrower will not be considered as a party to each assignment; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates, (B) to any Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) to a natural Person or to a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person (any such Person described in clause (A), (B) or (C), a “Disqualified Lender”).

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.06(d), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon written request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.06(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(e).

(d) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Participations. Any Lender may at any time, without the consent of the Borrower or the Administrative Agent, sell participations to any Person (other than a Disqualified Lender or a Lender who is a Benefit Plan Investor) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) prior notice and the identity of such Participant shall have been given to the Borrower, (ii) such Lender’s obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iv) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(d) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 3.04 and Section 3.01 (subject to the requirements and limitations therein, including the requirements under Section 3.01(f) (it being understood that the documentation required under Section 3.01(f) shall be delivered to the Lender that sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 3.06(b) as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 3.01 or Section 3.04, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Sections 2.11 and 11.07 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Status as Approved Lender. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, each Lender hereunder, and each Participant, must at all times be an Approved Lender. Accordingly:

(i) each Lender represents to the Borrower, (A) on the date that it becomes a party to this Agreement (whether by being a signatory hereto or by entering into an Assignment and Assumption) and (B) on each date on which it makes a Loan hereunder, that it is an Approved Lender;

(ii) each Lender agrees that it shall not assign, or grant any participations in, any of its rights or obligations under this Agreement to any Person unless such Person is an Approved Lender; and

(iii) the Borrower agrees that, to the extent it has the right to consent to any assignment or participation herein, it shall not consent to such assignment or participation hereunder unless it reasonably believes that the assignee or participant is an Approved Lender at the time of such assignment or participation and that such assignment or participation will not cause the Borrower or the pool of Collateral to be required to register as an investment company under the Investment Company Act.

Section 11.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders, any Participants and the Collateral Custodian agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, and the applicable Lender or Administrative Agent shall be responsible for any breach by any such Affiliate or Related Party of the confidentiality provisions contained herein), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process with prior written notice to the Borrower, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective Lender of or Participant in, any of its rights and obligations under this Agreement or

(ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any of the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower, the Servicer or any of their respective representatives or agents. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. “Information” means all information received from the Borrower relating to the Borrower, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower, provided that, in the case of information received from the Borrower after the date hereof, such information is identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information will include material non-public information concerning the Borrower, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with Applicable Law, including United States Federal and state securities Laws.

Section 11.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Secured Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Secured Party or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Secured Party or its Affiliates, irrespective of whether or not such Secured Party or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Secured Party different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.12 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the other Secured Parties, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Secured Party and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Secured Party or its Affiliates may have. Each Secured Party agrees to notify in writing the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 11.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 11.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the final and entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tiff”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 11.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect until the Payment in Full of the Obligations.

Section 11.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 11.13 Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) to the extent required by the Administrative Agent pursuant to Section 11.06(b);

(b) such Lender shall have received payment of an amount equal to the Outstanding Amount of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such Outstanding Amount and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with Applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Each party hereto agrees that (a) an assignment required pursuant to this Section 11.13 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further that any such documents shall be without recourse to or warranty by the parties thereto.

Section 11.14 Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN ANY LOAN DOCUMENT THAT EXPRESSLY PROVIDES FOR SUBMISSION TO ANY OTHER COURT), OR FOR RECOGNITION OF ENFORCEMENT OF ANY JUDGMENT WITH RESPECT THERETO, AND EACH PARTY HERETO AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WITH REGARD TO THE ENFORCEMENT OF ITS RIGHTS WITH RESPECT TO THE COLLATERAL AGAINST ANY PARTY HERETO OR ITS RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 11.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent the Arranger, and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arranger and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, the Arranger nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arranger and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, the Arranger nor any Lender has any obligation to disclose any of such interests to the Borrower or any of its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 11.17 Electronic Execution of Assignments and Certain Other Documents. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. The Borrower, the Servicer, the Collateral Custodian and each of the Administrative Agent and each Lender agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is not under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the Borrower, the Servicer and/or any Lender without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

The Borrower, the Servicer and each Lender hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) waives any claim against the Administrative Agent, each Lender and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Borrower or the Servicer to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 11.18 USA PATRIOT Act. Each Lender that is subject to the PATRIOT Act (as hereinafter defined), the Administrative Agent (for itself and not on behalf of any Lender) and the Collateral Custodian hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender, the Collateral Custodian or the Administrative Agent, as applicable, to identify the Borrower in accordance with the PATRIOT Act. The Borrower shall, promptly following a written request by the Administrative Agent, the Collateral Custodian, the Collateral Agent or any Lender, provide all documentation and other information that the Administrative Agent, the Collateral Custodian, the Collateral Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation.

Section 11.19 Compliance with Laws. The Borrower acknowledges that Bank of America’s obligations hereunder shall be subject to all Applicable Laws and, without limitation, the Loan Documents shall not limit the ability of Bank of America to take any actions that it determines, in the exercise of its sole discretion, to be necessary or advisable to comply fully and prudently with any Law, including without limitation any regulatory margin requirement.

Section 11.20 Non-Recourse Obligations; No Petition. (a) Each Lender and the Administrative Agent covenants and agrees that the obligations of the Borrower under this Agreement are limited recourse obligations of the Borrower, payable solely from the Collateral in accordance with the terms of the Loan Documents, and, following realization of the Collateral, any claims of the Lenders and the Administrative Agent and all obligations of the Borrower shall be extinguished and shall not thereafter revive. It is understood that the foregoing provisions of this Section 11.20(a) shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by this Agreement until the Collateral has been realized, whereupon any outstanding indebtedness or obligation shall be extinguished and shall not thereafter revive.

(b) Each of the parties hereto (other than the Borrower) covenants and agrees that, prior to the date that is one year and one day (or, if longer, any applicable preference period and one day) after the Payment in Full of the Obligations, no party hereto shall institute against, or join any other Person in instituting against, the Borrower any bankruptcy, reorganization, examinership, arrangement, insolvency, winding up or liquidation proceedings or other similar proceedings under any federal, state or foreign bankruptcy or similar law.

(c) The provisions of this Section 11.20 are a material inducement for the Secured Parties to enter into this Agreement and the transactions contemplated hereby and are an essential term hereof. The parties hereby agree that monetary damages are not adequate for a breach of the provisions of this Section 11.20 and the Administrative Agent may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding up, insolvency, moratorium, examinership, winding up or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws, or any similar laws.

(d) The provisions of this Section 11.20 shall survive the termination of this Agreement.

Section 11.21 Time of the Essence. Time is of the essence of the Loan Documents.

Section 11.22 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under Applicable Law).

Section 11.23 Acknowledgement Regarding Any Supported QFCs. (a) To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(b) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.

In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(c) As used in this Section 11.23, the following terms have the following meanings:

(i) “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv) “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

(v) “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

Section 11.24 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

ARTICLE XII

COLLATERAL CUSTODIAN

Section 12.01 Designation of Collateral Custodian. The role of Collateral Custodian with respect to the Collateral Asset Files shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 12.01. the Administrative Agent hereby designates and appoints State Street Bank and Trust Company to act as its agent and hereby authorizes the Collateral Custodian to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Collateral Custodian by this Agreement. The Collateral Custodian hereby accepts such appointment and agrees to perform the duties and obligations of, Collateral Custodian pursuant to the terms hereof, until its resignation or removal as Collateral Custodian pursuant to the terms hereof.

Section 12.02 Duties of the Collateral Custodian. (a) Duties. From the Closing Date until its resignation or removal pursuant to the terms hereof, the Collateral Custodian shall perform, on behalf of the Secured Parties, the following duties and obligations:

(i) The Collateral Custodian, as the duly appointed agent of the Secured Parties, shall take and retain custody of the Collateral Asset Files in electronic form delivered to it by, or on behalf of, the Borrower for each Collateral Asset listed on the Collateral Asset Schedule and listed on the related Document Checklist. The Collateral Custodian acknowledges that in connection with any Borrowing or Reinvestment Request and the related Approval Notice (if applicable), additional Collateral Asset Files (specified on the applicable Collateral Asset Schedule or supplement to the Collateral Asset Schedule) may be delivered to the Collateral Custodian from time to time. Promptly upon the receipt of any such delivery of Collateral Asset Files and without any review, the Collateral Custodian shall send notice of such receipt to the Servicer, the Borrower and the Administrative Agent.

(ii) With respect to each Collateral Asset File which has been or will be delivered to the Collateral Custodian, the Collateral Custodian shall act exclusively as the custodian of the Secured Parties, and has no instructions to hold any Collateral Asset File for the benefit of any Person other than the Secured Parties and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In so taking and retaining custody of the Collateral Asset Files, the Collateral Custodian shall be deemed to be acting for the purpose of perfecting the Administrative Agent’s security interest therein under the UCC; provided that the Collateral Custodian makes no representations as to the existence, perfection or priority of any Lien on the Collateral Asset Files; provided further than the Collateral Custodian’s duties shall be limited to those expressly contemplated herein. Except as provided herein, no Collateral Asset File or other document constituting a part of a Collateral Asset File shall be released from the possession of the Collateral Custodian.

(iii) All Collateral Asset Files (to the extent physical copies have been delivered to the Custodian) shall be held in safekeeping by the Custodian, individually segregated from the securities and investments of any other Person and marked so as to clearly identify such Collateral Asset Files as the property of the Borrower as set forth in this Agreement.

(iv) With respect to the documents comprising each Collateral Asset File, the Collateral Custodian shall (i) act exclusively as Collateral Custodian for the Secured Parties, (ii) hold all documents constituting such Collateral Asset File received by it for the exclusive use and benefit of the Secured Parties and (iii) make disposition thereof only in accordance with the terms of this Agreement or with written instructions furnished by the Administrative Agent or the Servicer; provided, that in the event of a conflict between the terms of this Agreement and the written instructions of the Administrative Agent, the terms of this Agreement shall control.

(v) The Collateral Custodian shall accept only written instructions of a Responsible Officer of the Servicer or the Administrative Agent concerning the use, handling and disposition of the Collateral Asset Files.

(vi) In the event that (i) the Borrower, the Administrative Agent, the Servicer or the Collateral Custodian shall be served by a third party with any type of levy, attachment, writ or court order with respect to any Collateral Asset File or a document included within a Collateral Asset File or (ii) a third party shall institute any court proceeding by which any Collateral Asset File or a document included within a Collateral Asset File shall be required to be delivered other than in accordance with the provisions of this Agreement, the party receiving such service shall promptly deliver or cause to be delivered to the other parties to this Agreement (to the extent not prohibited by Applicable Law) copies of all court papers, orders, documents and other materials concerning such proceedings. The Collateral Custodian shall, to the extent permitted by Law, continue to hold and maintain all the Collateral Asset Files that are the subject of such proceedings pending a final, nonappealable order of a court of competent jurisdiction permitting or directing disposition thereof. Upon final determination of such court, the Collateral Custodian shall dispose of such Collateral Asset File or a document included within such Collateral Asset File as directed in writing by the Administrative Agent, which shall give a direction consistent with such determination. Expenses of the Collateral Custodian incurred as a result of such proceedings shall be borne by the Borrower.

(vii) The Administrative Agent may direct the Collateral Custodian to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Custodian hereunder, the Collateral Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the written direction of the Administrative Agent; provided that the Collateral Custodian shall not be required to take any action hereunder at the request of the Administrative Agent, any Secured Parties or otherwise if the taking of such action, in the reasonable determination of the Collateral Custodian, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Custodian to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Custodian requests the consent of the Administrative Agent and the Collateral Custodian does not receive a consent (either positive or negative) from the Administrative Agent within ten (10) Business Days of its receipt of such request, then the Administrative Agent shall be deemed to have declined to consent to the relevant action.

(viii) The Collateral Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Custodian, or the Administrative Agent. The Collateral Custodian shall not be deemed to have notice or knowledge of an Event of Default unless the Collateral Custodian has received written notice from a Lender, the Borrower or the Servicer referring to this Agreement, describing such Event of Default, and stating that such notice is a “Notice of Event of Default”. In the absence of such notice, the Collateral Custodian may conclusively assume that there is no Event of Default.

(ix) Notwithstanding any provision to the contrary elsewhere in the Loan Documents, the Collateral Custodian shall not have or be deemed to have any fiduciary relationship with any party hereto or any Secured Party in its capacity as such, and no implied covenants, functions, obligations or responsibilities shall be read into this Agreement, the other Loan Documents or otherwise exist against the Collateral Custodian. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the other parties hereto that the Collateral Custodian shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility. The Collateral Custodian shall not be deemed to assume any obligations or liabilities of the Borrower or the Administrative Agent hereunder or under any other Loan Document.

(x) After the occurrence and during the continuance of an Event of Default, the Collateral Custodian agrees to cooperate with the Collateral Agent (acting at the direction of the Required Lenders) and promptly deliver any Collateral Asset Files to the Collateral Agent as requested in order to take any action that the Required Lenders deem necessary or desirable in order for the Collateral Agent to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder. In the event the Collateral Custodian receives instructions from the Servicer or the Borrower which conflict with any instructions received from the Collateral Agent (acting at the direction of the Required Lenders) at any time other than following the occurrence and during the continuance of an Event of Default, the Collateral Custodian shall rely on and follow the instructions given by the Collateral Agent. After the occurrence and during the continuance of an Event of Default, the Collateral Custodian shall rely on and follow only the instructions given by the Collateral Agent and shall not follow any instructions given by the Borrower or the Servicer.

Section 12.03 [Reserved].

Section 12.04 [Reserved].

Section 12.05 Delivery of Collateral Asset Files. (a) The Servicer (on behalf of the Borrower) shall deliver, on or prior to the applicable Funding Date (but no more than five (5) Business Days after such Funding Date, except as set forth in Section 6.20) the Collateral Asset Files for each Collateral Asset listed on the supplement to the Collateral Asset Schedule attached to the related Reinvestment Request; provided, that, all documents comprising any Collateral Obligation File shall be transmitted to the Collateral Custodian in electronic form only. In connection with each delivery of a Collateral Asset File to the Collateral Custodian, the Servicer shall represent and warrant that the Collateral Asset Files delivered to the Collateral Custodian include all of the documents listed in the related Document Checklist and all of such documents and the information contained in the Collateral Asset Schedule are complete in all material respects pursuant to a certification in the form of Exhibit F executed by a Responsible Officer of the Servicer.

(b) From time to time, the Servicer, promptly following receipt, shall forward to the Collateral Custodian (as identified on an accompanying supplement to the Collateral Assets) additional documents evidencing any assumption, modification, consolidation or extension of a Collateral Asset, and upon receipt of any such other documents, the Collateral Custodian shall hold such other documents as the Servicer shall deliver in writing from time to time.

(c) With respect to any documents comprising the Collateral Asset File that have been delivered or are being delivered to recording offices for recording and have not been returned to the Borrower or the Servicer in time to permit their delivery hereunder at the time required, in lieu of delivering such original documents, the Borrower or the Servicer shall indicate such on a supplement to the Collateral Asset Schedule and deliver to the Collateral Custodian a true copy thereof. The Borrower or the Servicer shall deliver such original documents to the Collateral Custodian promptly when they are received.

Section 12.06 Collateral Asset File Certification. (a) Promptly upon receipt but in no event later than three (3) Business Days of the related Funding Date, the Servicer shall provide an updated Collateral Asset Schedule and related Document Checklist dated as of such Funding Date to the Collateral Custodian and the Administrative Agent in Microsoft Excel format (or other format reasonably acceptable to the Collateral Custodian) with respect to the Collateral Assets to be delivered to the Collateral Custodian in connection with such Funding Date.

(b) With respect to the Collateral Asset Files delivered at least three (3) Business Days’ prior to the related Reporting Date, the Collateral Custodian shall prepare a report (to be delivered to the Administrative Agent) in respect of each of the Collateral Assets, listing each document delivered to it with respect to a Collateral Asset. The requirements set forth in this clause (b) may be waived by the Administrative Agent.

(c) Notwithstanding any language to the contrary herein, the Collateral Custodian shall have no obligation to review any Collateral Obligation Files received by it and shall make no representations as to, and shall not be responsible to verify, (i) the validity, legality, ownership, title, perfection, priority, enforceability, due authorization, recordability, sufficiency for any purpose, or genuineness of any of the documents contained in each Collateral Asset File or (ii) the collectability, insurability, effectiveness or suitability of any such Collateral Asset.

Section 12.07 Release of Collateral Asset Files. (a) Upon satisfaction of any of the conditions set forth in Section 8.4 of the Security Agreement, the Servicer will provide a certificate of a Responsible Officer to such effect to the Collateral Custodian (with a copy to the Administrative Agent) and shall request in writing delivery to it of the Collateral Asset File and a copy thereof shall be sent concurrently by the Servicer to the Administrative Agent, together with a Request for Release and Receipt to the Servicer in the form of Exhibit E-1 from a Responsible Officer of the Servicer (as may be amended from time to time). Upon receipt of such certification and request, unless it receives notice to the contrary from the Administrative Agent, the Collateral Custodian shall within five days release the related Collateral Asset File to the Servicer and the Servicer will not be required to return the related Collateral Asset File to the Collateral Custodian.

(b) From time to time and as appropriate for the servicing or foreclosure of any of the Collateral Assets, including, for this purpose, collection under any insurance policy relating to the Collateral Assets, the Collateral Custodian shall, upon receipt of a Request for Release and Receipt substantially in the form of Exhibit E-1 from a Responsible Officer of the Servicer, release the related Collateral Asset File or the documents set forth in such Request for Release and Receipt to the Servicer. In the event a Default, an Event of Default, an Unmatured Servicer Termination Event or a Servicer Termination Event has occurred and is continuing, the Servicer shall not make any such request with respect to any original documents unless the Administrative Agent shall have consented in writing thereto (which consent may be evidenced by an executed counterpart to such request). The Servicer shall return each and every original document previously requested from the Collateral Asset File to the Collateral Custodian when the need therefor by the Servicer no longer exists. Notwithstanding the foregoing, to the extent that the Collateral Asset File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Related Security either judicially or non-judicially, the Servicer shall deliver to the Collateral Custodian a certificate executed by a Responsible Officer certifying as to the name and address of the Person to which such Collateral Asset File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of the Servicer substantially in the form of Exhibit E-2, with a copy to the Administrative Agent, stating that such Collateral Asset was either (x) liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited have been so deposited, or (y) sold pursuant to Section 2.15, Section 2.16 or Section 2.18, the Collateral Custodian shall within five (5) Business Days after receipt of a Request for Release and Receipt, release the requested Collateral Asset File, and the Servicer will not be required to return the related Collateral Asset File to the Collateral Custodian.

(c) [Reserved].

(d) The Servicer may hold, and hereby acknowledges that it shall hold, any documents and all other property included in the Collateral that it may from time to time receive hereunder as custodian for the Secured Parties solely at the will of the Collateral Custodian and the Secured Parties for the sole purpose of facilitating the servicing of the Collateral Assets and such retention and possession shall be in a custodial capacity only. To the extent the Servicer, as agent of the Collateral Custodian and the Borrower, holds any Collateral, the Servicer shall do so in accordance with the Servicing Standard as such standard applies to servicers acting as custodial agent. The Servicer shall promptly report to the Collateral Custodian and the Administrative Agent the loss by it of all or part of any Collateral Asset File previously provided to it by the Collateral Custodian and shall promptly take appropriate action to remedy any such loss. The Servicer shall hold (in accordance with Section 9-313(c) of the UCC) all documents comprising the Collateral Asset Files in its possession as agent of the Administrative Agent. In such custodial capacity, the Servicer shall have and perform the following powers and duties:

(i) hold the Collateral Asset Files and any document comprising a Collateral Asset File that it may from time to time have in its possession for the benefit of the Collateral Custodian, on behalf of the Secured Parties, maintain accurate records pertaining to each Collateral Asset to enable it to comply with the terms and conditions of this Agreement, and maintain a current inventory thereof;

(ii) implement policies and procedures consistent with the Servicing Standard and requirements of this Agreement so that the integrity and physical possession of such Collateral Asset Files will be maintained; and

(iii) take all other necessary actions, in accordance with the Servicing Standard, in connection with maintaining custody of such Collateral Asset Files on behalf of the Administrative Agent.

Acting as custodian of the Collateral Asset Files pursuant to this Section 12.07(d), the Servicer agrees that it does not and will not have or assert any beneficial ownership interest in the Collateral Assets or the Collateral Asset Files. Each party hereto agrees that the Collateral Custodian shall have no liability for any duties requiring the possession of all such Collateral held by the Servicer in accordance with this section and shall have no duty or obligation to determine or monitor on an independent basis the Servicer’s compliance with this section.

Section 12.08 Examination of Collateral Asset Files. Upon reasonable prior notice to the Collateral Custodian, the Borrower, the Servicer and their agents, accountants, attorneys and auditors will be permitted during normal business hours to examine and make copies of the Collateral Asset Files, documents, records and other papers in the possession of or under the control of the Collateral Custodian relating to any or all of the Collateral Assets. Prior to the occurrence of a Default, an Event of Default, an Unmatured Servicer Termination Event or a Servicer Termination Event, upon the request of the Administrative Agent and at the cost and expense of the Borrower, the Collateral Custodian shall promptly provide the Administrative Agent with the Collateral Asset Files or copies, as designated by the Administrative Agent, subject to the cap on costs and expenses and other terms and conditions set forth in Section 8.09(d); provided, the Collateral Custodian shall not be required to provide such copies if it does not receive adequate assurance of payment.

Section 12.09 Lost Note Affidavit. In the event that the Collateral Custodian fails to produce any original promissory note delivered to it related to a Collateral Asset that was in its possession pursuant to Section 6.20 within five (5) Business Days after required or requested by the Administrative Agent (so long as (x) the Collateral Custodian previously certified in writing to the Administrative Agent that it had received such original promissory note and (y) such original promissory note is not outstanding pursuant to a Request for Release and Receipt), the Collateral Custodian shall with respect to any missing original promissory note, promptly deliver to the Administrative Agent upon request a lost note affidavit which shall include customary indemnity language.

Section 12.10 Transmission of Collateral Asset Files. Written instructions as to the method of shipment and shipper(s) the Collateral Custodian is directed to utilize in connection with the transmission of Collateral Asset Files in the performance of the Collateral Custodian’s duties hereunder shall be delivered by the Administrative Agent or the Servicer to the Collateral Custodian prior to any shipment of any Collateral Asset Files hereunder. In the event the Collateral Custodian does not receive such written instruction from the Administrative Agent or the Servicer (as applicable), the Collateral Custodian shall be authorized and indemnified as provided herein to utilize a nationally recognized courier service. The Servicer shall arrange for the provision of such services at the Borrower’s sole cost and expense (or, at the Collateral Custodian’s option, reimburse the Collateral Custodian for all costs and expenses incurred by the Collateral Custodian consistent with such instructions) and shall maintain such insurance against loss or damage to the Collateral Asset Files as the Servicer deems appropriate.

Section 12.11 Merger or Consolidation. Any Person (i) into which the Collateral Custodian may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Custodian shall be a party, or (iii) that may succeed to the properties and assets of the Collateral Custodian substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Custodian hereunder, shall be the successor to the Collateral Custodian under this Agreement without further act of any of the parties to this Agreement.

Section 12.12 Collateral Custodian Compensation. As compensation for its Collateral Custodian activities hereunder, the Collateral Custodian shall be entitled to its fees and expenses from the Borrower as set forth in the Collateral Custodian Fee Letter and any other accrued and unpaid fees, expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower or the Servicer, or both but without duplication, to the Collateral Custodian (including Indemnified Amounts under Section 11.04) under the Loan Documents (collectively, the “Collateral Custodian Fees and Expenses”). The Borrower agrees to reimburse the Collateral Custodian in accordance with Section 11.04(b) for all reasonable and documented out-of-pocket expenses, disbursements and advances incurred or made by the Collateral Custodian in accordance with any provision of this Agreement or the other Loan Documents or in the enforcement of any provision hereof or of the other Loan Documents. The Collateral Custodian’s entitlement to receive fees (other than any previously accrued and unpaid fees) shall cease on the earlier to occur of: (i) its removal as Collateral Custodian pursuant to Section 12.13 and the appointment of a successor Collateral Custodian or (ii) the Payment in Full of the Obligations; provided that, for the avoidance of doubt, the Collateral Custodian shall remain entitled to receive, as and when such amounts are payable under the terms of this Agreement, any unpaid fees prior to the release of all the Collateral Asset Files from the custody of the Collateral Custodian.

Section 12.13 Removal or Resignation of Collateral Custodian. (a) The Collateral Custodian may resign and be discharged from its duties or obligations hereunder, not earlier than thirty (30) days after delivery to the Administrative Agent of written notice of such resignation specifying a date when such resignation shall take effect; provided, that no resignation or removal of the Collateral Custodian will be permitted unless a successor Collateral Custodian has been appointed and has accepted such appointment; provided further that, so long as no Servicer Termination Event or Event of Default has occurred and is continuing, such successor Collateral Custodian is reasonably acceptable to the Servicer. Promptly after receipt of notice of the Collateral Custodian’s resignation, the Administrative Agent shall promptly appoint a successor Collateral Custodian by written instrument, in duplicate, copies of which instrument shall be delivered to the Borrower, the Servicer, the resigning Collateral Custodian and to the successor Collateral Custodian. In the event no successor Collateral Custodian shall have been appointed within 30 days after the giving of notice of such resignation, (i) the Collateral Custodian may petition any court of competent jurisdiction to appoint a successor Collateral Custodian or (ii) the Administrative Agent shall, within 30 days (or such longer period of time as agreed to by the Administrative Agent in its sole discretion), appoint a successor Collateral Custodian. Upon the effective date of such resignation, or if the Administrative Agent gives the Collateral Custodian written notice of an earlier termination hereof, the Collateral Custodian shall (i) be reimbursed for any costs and expenses the Collateral Custodian shall incur in connection with the termination of its duties under this Agreement and (ii) deliver all of the required Loan Documents in the possession of the Collateral Custodian to the Administrative Agent or to such Person as the Administrative Agent may designate to the Collateral Custodian in writing upon the receipt of a request in the form of Exhibit E-1. For the avoidance of doubt, the Collateral Custodian shall be entitled to receive, as and when such amounts are payable in accordance with this Agreement, any fees accrued through the effective date of its resignation pursuant to and in accordance with this Section 12.13.

(b) The Administrative Agent upon at least 60 days’ prior written notice to the Collateral Custodian, may, with the consent of the Borrower (so long as no Event of Default has occurred and is continuing), remove and discharge the Collateral Custodian or any successor Collateral Custodian thereafter appointed from the performance of its duties under this Agreement for cause. Promptly after giving notice of removal of the Collateral Custodian, the Administrative Agent shall appoint, or the Administrative Agent or the Collateral Custodian may petition a court of competent jurisdiction to appoint, a successor Collateral Custodian. Any such appointment shall be accomplished by written instrument and one original counterpart of such instrument of appointment shall be delivered to the Collateral Custodian and the successor Collateral Custodian, with a copy delivered to the Borrower and the Servicer.

(c) In the event of any such resignation or removal, the Collateral Custodian shall, no later than five (5) Business Days after receipt of notice of the successor Collateral Custodian, transfer to the successor Collateral Custodian, as directed in writing by the Administrative Agent, all the Collateral Asset Files being administered under this Agreement. The cost of the shipment of Collateral Asset Files shall be at the expense of the Borrower.

Section 12.14 Limitations on Liability. (a) The Collateral Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document or electronic communication delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. Absent manifest error, the Collateral Custodian shall not be bound to make any independent investigation into the facts or matters stated in any such notice, instruction, statement certificate, request, waiver, consent, opinion, report, receipt or other paper or document. The Collateral Custodian may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of the Administrative Agent or (b) the verbal instructions of the Administrative Agent, and no party shall have any right of action whatsoever against the Collateral Custodian as a result of the Collateral Custodian acting or (where so instructed) refraining from acting hereunder in accordance with the instructions of the Administrative Agent.

(b) The Collateral Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c) Neither the Collateral Custodian nor any of its directors, officers, agents, or employees shall be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct or gross negligence in the performance or omission of its duties, including its duties in taking and retaining custody of the Collateral Asset Files (each as determined in a final, non-appealable judgment by a court of competent jurisdiction).

(d) The Collateral Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral. The Collateral Custodian shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Collateral Custodian shall not be obligated to take any action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e) The Collateral Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Custodian. The duties, obligations and responsibilities of the Collateral Custodian shall be determined solely by the express provisions of this Agreement. No implied duties, obligations or responsibilities shall be read into this Agreement against, or on the part of, the Collateral Custodian. Any permissive right of the Collateral Custodian to take any action hereunder shall not be construed as a duty.

(f) The Collateral Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder. In no event shall the Collateral Custodian be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action (including any laws, ordinances, regulations) or the like that delay, restrict or prohibit the providing of services by the Collateral Custodian as contemplated by this Agreement.

(g) It is expressly agreed and acknowledged that the Collateral Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.

(h) In case any reasonable question arises as to its duties hereunder, the Collateral Custodian may, prior to the occurrence of the Maturity Date or absent the continuance of an Event of Default, request instructions from the Servicer and may, after the occurrence of the Maturity Date or during the continuance of an Event of Default, request instructions from the Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Servicer or the Administrative Agent, as applicable. The Collateral Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent or the Servicer. In no event shall the Collateral Custodian be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The Collateral Custodian may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instruction, certificate, opinion or other document or electronic communication furnished to the Collateral Custodian, reasonably believed by the Collateral Custodian to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement;

but in the case of a request, instruction, document, certificate, opinion or other document or electronic communication which by any provision hereof is specifically required to be furnished to the Collateral Custodian, the Collateral Custodian shall be under a duty to examine the same in accordance with the requirements of this Agreement to determine that they conform on their face to the form required by such provision. For avoidance of doubt, Collateral Custodian may rely conclusively on certificates of a Responsible Officer delivered by the Servicer or the Administrative Agent. The Collateral Custodian shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action, except to the extent that such inaccuracies or errors are caused by the Collateral Custodian’s own bad faith, willful misconduct or gross negligence.

(j) Without limiting the generality of any terms of this Section 12.14, the Collateral Custodian shall have no liability for any failure, inability or unwillingness on the part of the Servicer, the Administrative Agent, the Borrower or any other Person to provide accurate and complete information on a timely basis to the Collateral Custodian, or otherwise on the part of any such party to comply with the terms of this Agreement, and shall have no liability for any inaccuracy, delay or error in the performance or observance on the Collateral Custodian’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof, except in the case of the Collateral Custodian’s own willful misconduct or gross negligence (each as determined in a final, non-appealable judgment by a court of competent jurisdiction).

(k) The Collateral Custodian shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document or electronic communication; provided, however, that, if the form thereof is prescribed by this Agreement, the Collateral Custodian shall examine the same to determine whether it conforms on its face to the requirements hereof. It is expressly acknowledged by the Borrower, the Servicer and the Administrative Agent that application and performance by the Collateral Custodian of its various duties hereunder (including, without limitation, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Servicer, the Administrative Agent, the Borrower and/or any related bank agent, obligor or similar party with respect to the Collateral Asset, and the Collateral Custodian shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate). Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Custodian to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any issuer of the Collateral is in default or in compliance with the underlying documents governing or securing such securities, from time to time.

(l) Neither the Collateral Custodian nor any of its affiliates, directors, officers, shareholders, agents or employees will be liable to the Servicer, Borrower or any other Person, except by reason of acts or omissions by the Collateral Custodian constituting willful misfeasance, gross negligence or reckless disregard of the Collateral Custodian’s duties hereunder.

(m) The Collateral Custodian may act or exercise its duties or powers hereunder either directly or, by or through its agents, employees, or attorneys in fact, and the Collateral Custodian shall not be liable or responsible for the negligence or misconduct of any agent, employee or attorney in fact that it selects with reasonable care.

(n) The Collateral Custodian shall have no responsibilities or duties with respect to the Collateral Asset File while such Collateral Asset File is not in its possession.

Section 12.15 Collateral Custodian as Agent of Administrative Agent. The Collateral Custodian agrees that, with respect to any Collateral Asset File at any time or times in its possession or held in its name, the Collateral Custodian shall be the agent and custodian of the Administrative Agent, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Administrative Agent’s security interest in the Collateral and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC.

ARTICLE XIII

COLLATERAL AGENT

Section 13.01 Designation of Collateral Agent. The role of Collateral Agent shall be conducted by the Person designated as Collateral Agent hereunder from time to time in accordance with this Section 13.01. The Administrative Agent hereby designates and appoints State Street Bank and Trust Company to act as its agent as the Collateral Agent and hereby authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Collateral Agent by this Agreement. The Collateral Agent hereby accepts such appointment and agrees to perform the duties and obligations of, Collateral Agent pursuant to the terms hereof, until its resignation or removal as Collateral Agent pursuant to the terms hereof.

Section 13.02 Duties of the Collateral Agent. From the Closing Date until its resignation or removal pursuant to the terms hereof, the Collateral Agent shall, on behalf of the Secured Parties, prepare the Monthly Report in accordance with Section 13.04 and shall distribute funds in accordance with the Monthly Report delivered with respect to each month in which a Payment Date occurs in accordance with Section 2.13.

Section 13.03 Collateral Administration. (a) The Collateral Agent shall maintain a database of certain characteristics of the Collateral on an ongoing basis, and provide to the Borrower, the Servicer and the Administrative Agent certain reports, schedules and calculations, all as more particularly described in this Section 13.03, based upon information and data received from the Servicer pursuant to Section 8.06.

(b) In connection therewith, the Collateral Agent shall:

(i) within 15 days after the Closing Date, create a database with respect to the Collateral that has been pledged to the Administrative Agent for the benefit of the Secured Parties from time to time, comprised of the Collateral Assets credited to the Accounts from time to time and Cash Equivalents in which amounts held in the Accounts may be invested from time to time, as provided in this Agreement (the “Collateral Database”);

(ii) update the Collateral Database on a periodic basis for changes and to reflect the sale or other disposition of assets included in the Collateral and any additional Collateral from time to time, in each case based upon, and to the extent of, information furnished to the Collateral Agent by the Administrative Agent, the Borrower or the Servicer as may be reasonably required by the Collateral Agent from time to time or based upon notices received by the Collateral Agent from the issuer, or trustee or agent bank under an Underlying Instrument, or similar source;

(iii) track the receipt and allocation to the Collection Account of Principal Collections and Interest Collections and any withdrawals therefrom and, on each Business Day, provide to the Servicer and Administrative Agent daily reports reflecting such actions to the accounts as of the close of business on the preceding Business Day and the Collateral Agent shall provide any such report to the Administrative Agent upon its request therefor;

(iv) distribute funds in accordance with each Monthly Report delivered with respect to each month in which a Payment Date occurs in accordance with Section 2.13;

(v) prepare and deliver to the Administrative Agent, each Lender, the Borrower and the Servicer on each Reporting Date, the Monthly Report and any update pursuant to Section 13.04 when requested by the Servicer, the Borrower, the Administrative Agent or any Lender, on the basis of the information contained in the Collateral Database as of the applicable Determination Date, the information provided by the Administrative Agent pursuant to Section 2.08 and such other information as may be provided to the Collateral Agent by the Borrower, the Servicer, the Administrative Agent or any Lender;

(vi) provide other such information with respect to the Collateral as may be routinely maintained by the Collateral Agent in performing its ordinary Collateral Agent function hereunder, as the Borrower, the Servicer, the Administrative Agent or any Lender may reasonably request from time to time;

(vii) upon the written request of the Servicer on any Business Day and within three hours after the Collateral Agent’s receipt of such request (provided such request is received by 12:00 noon (New York time) on such date (otherwise such request will be deemed made on the next succeeding Business Day)), perform the following functions: as of the date the Servicer commits on behalf of the Borrower to purchase Collateral Assets to be included in the Collateral, perform a pro forma calculation of the tests and other requirements set forth in Section 4.02(f) and (g), in each case, based upon information contained in the Collateral Database and information furnished by the Servicer and report the results thereof to the Servicer in a mutually agreed format;

(viii) upon the Collateral Agent’s receipt on any Business Day of written notification from the Servicer of its intent to sell (in accordance with Section 2.15) Collateral Assets, perform, within three hours after the Collateral Agent’s receipt of such request (provided such request is received by no later than 12:00 noon (New York time) on such date (otherwise such request will be deemed made on the next succeeding Business Day)) a pro forma calculation of the tests and other requirements set forth in Sections 2.15(a)(i)(A) and (C), in each case, and based upon information contained in the Collateral Database and information furnished by the Servicer, compare the results thereof and report the results to the Servicer in a mutually agreed format; and

(ix) track the Adjusted Principal Balance and the Principal Balance of each Collateral Asset and report such balances to the Administrative Agent and the Servicer no later than 12:00 noon (New York City time) on each Business Day as of the close of business on the preceding Business Day.

(c) The Collateral Agent shall provide to the Servicer (if requested by the Servicer) a copy of all written notices and communications identified as being sent to it in connection with the Collateral Assets and the other Collateral held hereunder which it receives from the related obligor, participating bank and/or agent bank. In no instance shall the Collateral Agent be under any duty or obligation to take any action on behalf of the Servicer in respect of the exercise of any voting or consent rights, or similar actions, unless it receives specific written instructions from (absent the existence of an Event of Default or a Servicer Termination Event) the Servicer or (during the continuation of an Event of Default or a Servicer Termination Event) the Administrative Agent, in which event the Collateral Agent shall vote, consent or take such other action in accordance with such instructions. The Collateral Agent shall (i) not have any obligation to determine if a Collateral Asset meets the criteria specified in the definition of Eligible Collateral Asset, (ii) have no discretion to select or make investments but shall be entitled to solely rely upon the investment directions of the Borrower (or the Servicer on behalf of the Borrower) and (iii) have no duty or liability to independently confirm or determine whether any investment made hereunder qualifies as a Cash Equivalent.

Section 13.04 Monthly Report. The Collateral Agent shall prepare (based on information provided to it by the Servicer, the Administrative Agent and the Lenders as set forth herein) a Monthly Report determined as of the close of business on each Determination Date and make available such Monthly Report to the Administrative Agent, each Lender, the Borrower and the Servicer on each Reporting Date. If any party receiving any Monthly Report disagrees with any items of such report, it shall contact the Collateral Agent and notify it of such disputed item and provide reasonably sufficient information to correct such item, with (if other than the Administrative Agent) a copy of such notice and information to the Administrative Agent and the Servicer. Unless the Collateral Agent is otherwise timely directed by the Administrative Agent, the Collateral Agent shall distribute a revised Monthly Report on the Business Day after it receives such information. If the Collateral Agent is directed by the Administrative Agent that the Collateral Agent should not make such correction, the Collateral Agent shall (within one Business Day) contact the Administrative Agent and request instructions on how to proceed. The Administrative Agent’s reasonable determination with regard to any disputed item in the Monthly Report shall be final.

The Servicer shall cooperate with the Collateral Agent in connection with the preparation of the Monthly Reports and any supplement thereto. Without limiting the generality of the foregoing, the Servicer shall supply any information maintained by it that the Collateral Agent may from time to time reasonably request with respect to the Collateral and reasonably needs to complete the reports, calculations and certificates required to be prepared by the Collateral Agent hereunder or required to permit the Collateral Agent to perform its obligations hereunder. Without limiting the generality of the foregoing, in connection with the preparation of a Monthly Report, (i) subject to the following clause (ii), the Servicer shall be responsible for providing the Collateral Agent the information required for such Monthly Report and (ii) the Administrative Agent shall be responsible for providing to the Collateral Agent the information required by Section 2.08 for such Monthly Report on which the Collateral Agent may conclusively rely. The Servicer and the Administrative Agent shall review and verify the contents of the aforesaid reports (including the Monthly Report), instructions, statements and certificates. Upon receipt of approval from the Servicer and the Administrative Agent, the Collateral Agent shall send such reports, instructions, statements and certificates to the Borrower and the Servicer.

Section 13.05 Merger or Consolidation. Any Person (i) into which the Collateral Agent may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Agent shall be a party, or (iii) that may succeed to the properties and assets of the Collateral Agent substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Agent hereunder, shall be the successor to the Collateral Agent under this Agreement without further act of any of the parties to this Agreement.

Section 13.06 Collateral Agent Compensation. As compensation for its Collateral Agent activities hereunder and as Securities Intermediary under the Account Control Agreement, the Collateral Agent and the Securities Intermediary shall be entitled to their fees and expenses from the Borrower as set forth in the Collateral Agent Fee Letter and any other accrued and unpaid fees, expenses (including reasonable attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower or the Servicer, or both but without duplication, to the Collateral Agent and the Securities Intermediary (including Indemnified Amounts under Section 11.04) under the Loan Documents (collectively, the “Collateral Agent Fees and Expenses”). The Borrower agrees to reimburse the Collateral Agent and the Securities Intermediary in accordance with Section 11.04(b) for all reasonable and documented out-of-pocket expenses, disbursements and advances incurred or made by the Collateral Agent or the Securities Intermediary in accordance with any provision of this Agreement or the other Loan Documents or in the enforcement of any provision hereof or of the other Loan Documents. The Collateral Agent’s entitlement to receive fees (other than any previously accrued and unpaid fees) shall cease on the earlier to occur of: (i) its removal as Collateral Agent pursuant to Section 13.07 and the appointment of a successor Collateral Agent or (ii) the Payment in Full of the Obligations. All indemnity provisions herein for the benefit of the Collateral Agent shall survive the resignation or replacement of the Collateral Agent.

Section 13.07 Removal or Resignation of Collateral Agent. (a) The Collateral Agent may at any time resign and terminate its obligations under this Agreement upon at least 30 days’ prior written notice to the Servicer, the Borrower, the Administrative Agent and each Lender; provided, that no resignation or removal of the Collateral Agent will be permitted unless a successor Collateral Agent has been appointed which successor Collateral Agent, so long as no Servicer Termination Event or Event of Default has occurred and is continuing, is reasonably acceptable to the Servicer. Promptly after receipt of notice of the Collateral Agent’s resignation, the Administrative Agent shall promptly appoint a successor Collateral Agent by written instrument, in duplicate, copies of which instrument shall be delivered to the Borrower, the Servicer, the resigning Collateral Agent and to the successor Collateral Agent. In the event no successor Collateral Agent shall have been appointed within 30 days after the giving of notice of such resignation, the Collateral Agent may petition any court of competent jurisdiction to appoint a successor Collateral Agent. Upon the effective date of such resignation, or if the Administrative Agent gives the Collateral Agent written notice of an earlier termination hereof, the Collateral Agent shall (i) be reimbursed for any costs and expenses the Collateral Agent shall incur in connection with the termination of its duties under this Agreement and (ii) deliver all required Loan Documents in the possession of the Collateral Agent to the Administrative Agent or to such Person as the Administrative Agent may designate to the Collateral Agent in writing upon the receipt of a request in the form of Exhibit E-1. For the avoidance of doubt, the Collateral Agent shall be entitled to receive, as and when such amounts are payable in accordance with this Agreement, any fees accrued through the effective date of its resignation pursuant to and in accordance with this Section 13.07.

(b) The Administrative Agent upon at least 60 days’ prior written notice to the Collateral Agent, may, with the consent of the Borrower (so long as no Event of Default has occurred and is continuing), remove and discharge the Collateral Agent or any successor Collateral Agent thereafter appointed from the performance of its duties under this Agreement for cause. Promptly after giving notice of removal of the Collateral Agent, the Administrative Agent shall appoint, or the Administrative Agent or the Collateral Agent may petition a court of competent jurisdiction to appoint, a successor Collateral Agent. Any such appointment shall be accomplished by written instrument and one original counterpart of such instrument of appointment shall be delivered to the Collateral Agent and the successor Collateral Agent, with a copy delivered to the Borrower and the Servicer.

Section 13.08 Limitations on Liability. (a) The Collateral Agent may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document or electronic communication delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. Absent manifest error, the Collateral Agent shall not be bound to make any independent investigation into the facts or matters stated in any such notice, instruction, statement certificate, request, waiver, consent, opinion, report, receipt or other paper or document. The Collateral Agent may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of the Administrative Agent or (b) the verbal instructions of the Administrative Agent, and no party shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or (where so instructed) refraining from acting hereunder in accordance with the instructions of the Administrative Agent.

(b) The Collateral Agent may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(c) Neither the Collateral Agent nor any of its directors, officers, agents, or employees shall be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct or gross negligence in the performance or omission of its duties (each as determined in a final, non-appealable judgment by a court of competent jurisdiction).

(d) The Collateral Agent makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Collateral Agent shall not be obligated to take any action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.

(e) The Collateral Agent shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Agent. The duties, obligations and responsibilities of the Collateral Agent shall be determined solely by the express provisions of this Agreement. No implied duties, obligations or responsibilities shall be read into this Agreement against, or on the part of, the Collateral Agent. Any permissive right of the Collateral Agent to take any action hereunder shall not be construed as a duty.

(f) The Collateral Agent shall not be required to expend or risk its own funds in the performance of its duties hereunder. In no event shall the Collateral Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action (including any laws, ordinances, regulations) or the like that delay, restrict or prohibit the providing of services by the Collateral Agent as contemplated by this Agreement.

(g) It is expressly agreed and acknowledged that the Collateral Agent is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral. The Collateral Agent shall have no responsibility and shall have no liability for (i) preparing, recording, filing, re-recording or re-filing any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times, (ii) the correctness of any such financing statement, continuation statement, document or instrument or other such notice, (iii) taking any action to perfect or maintain the perfection (other than any possession of possessory collateral or as expressly required pursuant to the Account Control Agreement) of any security interest granted to any party hereunder or otherwise or (iv) the validity or perfection (other than any possession of possessory collateral) of any such lien or security interest.

(h) In case any reasonable question arises as to its duties hereunder, the Collateral Agent may, prior to the occurrence of the Maturity Date or absent the continuance of an Event of Default, request instructions from the Servicer and may, after the occurrence of the Maturity Date or during the continuance of an Event of Default, request instructions from the Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Servicer or the Administrative Agent, as applicable. The Collateral Agent shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent or the Servicer. In no event shall the Collateral Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instruction, certificate, opinion or other document or electronic communication furnished to the Collateral Agent, reasonably believed by the Collateral Agent to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement; but in the case of a request, instruction, document, certificate, opinion or other document or electronic communication which by any provision hereof is specifically required to be furnished to the Collateral Agent, the Collateral Agent shall be under a duty to examine the same in accordance with the requirements of this Agreement to determine that they conform on their face to the form required by such provision. For avoidance of doubt, Collateral Agent may rely conclusively on certificates of a Responsible Officer delivered by the Servicer or the Administrative Agent. The Collateral Agent shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action, except to the extent that such inaccuracies or errors are caused by the Collateral Agent’s own bad faith, willful misconduct or gross negligence.

(j) Without limiting the generality of any terms of this Section 12.14, the Collateral Agent shall have no liability for any failure, inability or unwillingness on the part of the Servicer, the Administrative Agent, the Borrower or any other Person to provide accurate and complete information on a timely basis to the Collateral Agent, or otherwise on the part of any such party to comply with the terms of this Agreement, and shall have no liability for any inaccuracy, delay or error in the performance or observance on the Collateral Agent part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof, except in the case of the Collateral Agent’s own willful misconduct or gross negligence (each as determined in a final, non-appealable judgment by a court of competent jurisdiction).

(k) The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document or electronic communication; provided, however, that, if the form thereof is prescribed by this Agreement, the Collateral Agent shall examine the same to determine whether it conforms on its face to the requirements hereof. It is expressly acknowledged by the Borrower, the Servicer and the Administrative Agent that application and performance by the Collateral Agent of its various duties hereunder (including, without limitation, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Servicer, the Administrative Agent, the Borrower and/or any related bank agent, obligor or similar party with respect to the Collateral Asset, and the Collateral Agent shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate). Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Agent to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any issuer of the Collateral is in default or in compliance with the underlying documents governing or securing such securities, from time to time. Without limiting the generality of the foregoing, the Collateral Agent, except as expressly set forth herein, shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer or the Borrower, shall not be responsible for any action or omission of the Administrative Agent, the Lenders, the Servicer, the Borrower or any Lender and, absent written notice to a Responsible Officer of the Collateral Agent, shall be entitled to assume that such person is in compliance with its obligations under this Agreement or any other document related to this transaction.

(l) Neither the Collateral Agent nor any of its affiliates, directors, officers, shareholders, agents or employees will be liable to the Servicer, Borrower or any other Person, except by reason of acts or omissions by the Collateral Agent constituting willful misfeasance, gross negligence or reckless disregard of the Collateral Agent’s duties hereunder.

(m) The Collateral Agent may act or exercise its duties or powers hereunder either directly or, by or through its agents, employees, or attorneys in fact, and the Collateral Agent shall not be liable or responsible for the negligence or misconduct of any agent, employee or attorney in fact that it selects with reasonable care.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

OBDC III FINANCING III LLC, as Borrower

By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Bryson Brannon
Name: Bryson Brannon
Title: Director

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Bryson Brannon
Name: Bryson Brannon
Title: Director

BLUE OWL DIVERSIFIED CREDIT ADVISORS LLC, as Servicer

By:	/s/ Neena Reddy
Name: Neena Reddy
Title: Chief Legal Officer

STATE STREET BANK AND TRUST COMPANY, as Collateral Agent

By:	/s/ Scott Berry
Name: Scott Berry
Title: Vice President

STATE STREET BANK AND TRUST COMPANY, as Collateral Custodian

By:	/s/ Scott Berry
Name: Scott Berry
Title: Vice President

ANNEX A

ADVANCE RATES

Asset Type	Advance Rates
Broadly Syndicated Loans (other than Qualifying Syndicated Loans)	75.0%
First Lien Bank Loans and Qualifying Syndicated Loans (other than Broadly Syndicated Loans and CCC Qualifying Syndicated Loans)	70.0%
FILO Bank Loans and CCC Qualifying Syndicated Loans	50.0%
Second Lien Bank Loans	30.0%
Any Collateral Asset that is not an Eligible Collateral Asset on the date of determination	0%
Disqualified Foreign Loans	0%

Participation Adjustment: The Advance Rate otherwise indicated above will be reduced by one-half if the Collateral Asset is a Stale Participation Interest unless the Administrative Agent consents to waive such reduction.

Annex A-1

ANNEX B

ELIGIBILITY AND PORTFOLIO CRITERIA

1.

Eligibility Criteria. A Collateral Asset shall be an Eligible Collateral Asset for purposes of the Borrowing Base if, unless waived in the related Approval Notice (if applicable), as of any Measurement Date:

(a)	Such Collateral Asset is (i) a First Lien Bank Loan, FILO Bank Loan or Second Lien Bank Loan, a Stale Participation Interest or a Permitted Participation Interest therein and (ii) not a bond;

(b)	As of the related Cut-Off Date, such Collateral Asset is not a Defaulted Obligation;

(c)	Such Collateral Asset is denominated in an Eligible Currency;

(d)

The Related Security for such Collateral Asset is primarily located in a Permitted Jurisdiction (other than any Related Security that is in addition to the primary Related Security with respect to which such Collateral Asset was principally underwritten);

(e)	The obligor with respect to such Collateral Asset:

(i)	is a business organization (and not a natural person) duly organized and validly existing under the laws of its jurisdiction of organization;

(ii)	is a legal operating entity, holding company or special purpose entity;

(iii)	is not a Governmental Authority;

(iv)	is domiciled in a Permitted Jurisdiction;

(v)

unless otherwise approved by the Administrative Agent in its sole discretion, is not (and has not been for at least two years) the subject of an Insolvency Event, and, as of the applicable Cut-Off Date, such obligor is not in financial distress and has not experienced a material adverse change in its condition, financial or otherwise, as determined by the Servicer, unless approved in writing by the Administrative Agent in its sole discretion; and

(vi)	is not a Prohibited Client;

(f)	Such Collateral Asset is not an Equity Security and is not convertible into an Equity Security;

(g)	Such Collateral Asset is not margin stock;

Annex B-1

(h)

If such Collateral Asset is a Deferrable Collateral Asset, it provides for periodic payments of interest thereon in cash no less frequently than semi-annually and the portion of interest required to be paid in cash under the terms of the related Underlying Instruments results in the outstanding principal amount of such Collateral Asset having an effective rate of current interest paid in cash on such day of not less than (i) if such Deferrable Collateral Asset is a fixed rate Collateral Asset, 4.00% per annum or (ii) otherwise, (A) 2.00% per annum over the applicable index rate or (B) if permitting an effective rate of current interest paid in cash of less than 2.00% per annum over the applicable index rate, such amount may not be less than 2.00% per annum over the applicable index rate for longer than two (2) years;

(i)	Such Collateral Asset is not a Structured Finance Security or a zero coupon loan;

(j)	Such Collateral Asset has a remaining stated term to maturity measured from its Cut-Off Date that does not exceed 8 years;

(k)	Such Collateral Asset is not primarily secured by real estate;

(l)

Other than a Delayed Draw Asset or a Revolving Asset, such Collateral Asset is not an obligation pursuant to which any future advances or payments to the borrower or the obligor thereof may be required to be made by the Borrower;

(m)

The obligor with respect to such Collateral Asset is not an Affiliate of the Borrower, the Borrower Parent or the Servicer, except to the extent warrants or other equity interests in such obligor are granted to the Borrower Parent or the Servicer or one of their Affiliates in connection with a workout or restructuring of, or in connection with a new financing of, such Collateral Asset;

(n)

As of the related Cut-Off Date, the obligor with respect to such Collateral Asset had EBITDA of at least $10,000,000 for the most recent twelve fiscal months for which the obligor has provided financial statements;

(o)

Such Collateral Asset contains only customary restrictions on transferability or assignment and is capable of being transferred to and owned by the Borrower (whether directly or by means of a security entitlement) and of being pledged, assigned or novated by the owner thereof or of an interest therein, subject to such customary qualifications for instruments similar to such Collateral Asset (i) to the Administrative Agent, (ii) to any assignee of the Administrative Agent permitted or contemplated under this Agreement or (iii) to any Person that is a commercial bank or financial institution;

(p)	Such Collateral Asset is not subject to substantial non-credit related risk, as determined by the Servicer in accordance with the Servicing Standard;

(q)

The Underlying Instruments for such Collateral Asset do not contain confidentiality provisions that restrict the ability of the Administrative Agent to exercise its rights under the Loan Documents, including, without limitation, its rights to review such debt obligation, the Underlying Instrument and related documents and credit approval file to the extent the Administrative Agent agrees to a customary confidentiality provision;

Annex B-2

(r)	The acquisition of such Collateral Asset is not in violation of Regulations T, U or X of the FRB;

(s)

Such Collateral Asset provides for (i) periodic payments of a portion of accrued and unpaid interest in cash on a current basis, no less frequently than semi-annually and (ii) a fixed amount of principal payable in cash no later than its stated maturity;

(t)

Such Collateral Asset, together with the Underlying Instruments related thereto, (i) is in full force and effect and constitutes the legal, valid and binding obligation of the related obligor enforceable against such obligor in accordance with its terms (subject to reasonable and customary conditions), (ii) as of the related Cut-Off Date, is not subject to any litigation, dispute or offset, and (iii) contains provisions substantially to the effect that the obligor’s payment obligations thereunder are absolute and unconditional without any right of rescission, setoff, counterclaim or defense against the holder thereof or any assignee.

(u)	To the knowledge of the Servicer, such Collateral Asset and any related collateral comply in all material respects with all Applicable Law;

(v)

As of the related Cut-Off Date, all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority or any other Person required to be obtained, effected or given in connection with the making, acquisition, transfer or pledge by the Borrower of such loan and any related collateral have been duly obtained, effected or given and are in full force and effect;

(w)	Other than a Permitted Participation Interest or a Stale Participation Interest, such Collateral Asset is not a participation interest in all or a portion of a loan;

(x)

(i) The Borrower has good and marketable title to, and is the sole owner of, such Collateral Asset and (ii) the Borrower has granted to the Administrative Agent a valid and perfected first priority security interest in the Collateral Asset, for the benefit of the Secured Parties (subject to Permitted Liens);

(y)	Such Collateral Asset is being serviced by the Servicer in accordance in all material respects with the Servicing Standard;

(z)

The acquisition of such Collateral Asset does not cause the Borrower or the assets constituting the Collateral to be required to be registered as an investment company under the Investment Company Act;

(aa)

Such Collateral Asset is not subject to withholding tax unless the obligor thereon is required under the terms of the related Underlying Instruments to make “gross up” payments that cover the full amount of such withholding tax on an after tax basis;

Annex B-3

(bb)	Such Collateral Asset is in the form of, and is treated as, indebtedness for federal income tax purposes;

(cc)	Such Collateral Asset has not been repaid, prepaid, satisfied, subordinated or rescinded, in each case, in full;

(dd)	Such Collateral Asset is either (i) not a “registration required obligation” within the meaning of Section 163(f)(2) of the Code or (ii) Registered;

(ee)	As of the applicable Cut-Off Date, the Borrower has no knowledge of any fact which would lead it to expect that such Collateral Asset will not be paid in full;

(ff)	Such Collateral Asset was originated without any fraud or material misrepresentation by the Borrower Parent or, to the best of the Borrower’s knowledge, any unaffiliated third party; and

(gg)	The proceeds of such Collateral Asset will not be used to finance the activities of a Prohibited Client.

Annex B-4

2.	Portfolio Criteria

(a)	The Aggregate Adjusted Principal Balance of all Eligible Collateral Assets that are Second Lien Bank Loans or FILO Bank Loans may not exceed 15.0% of the Concentration Measure.

(b)	The Aggregate Adjusted Principal Balance of all Eligible Collateral Assets that are fixed rate Collateral Assets may not exceed 10.0% of the Concentration Measure.

(c)	The Aggregate Adjusted Principal Balance of all Eligible Collateral Assets that pay interest less frequently than quarterly may not exceed 15.0% of the Concentration Measure.

(d)

The Aggregate Adjusted Principal Balance of all Eligible Collateral Assets with respect to a single obligor and its Affiliates may not exceed 4.0% of the Concentration Measure, except that the Aggregate Adjusted Principal Balance of all Eligible Collateral Assets with respect to up to three obligors and their respective Affiliates may each be up to 5.0% of the Concentration Measure; provided that the Aggregate Adjusted Principal Balance of all Eligible Collateral Assets that are Second Lien Bank Loans with respect to a single obligor and its Affiliates may not exceed 2.0% of the Concentration Measure.

(e)

The Aggregate Adjusted Principal Balance of all Eligible Collateral Assets of obligors that are in a single Industry Category may not exceed 12.0% of the Concentration Measure, except that the Aggregate Adjusted Principal Balance of all Eligible Collateral Assets of obligors (i) that are in a single Industry Category may be up to 20.0% of the Concentration Measure, (ii) that are in a single additional Industry Category may be up to 17.5% of the Concentration Measure and (iii) that are in a single additional Industry Category may be up to 15.0% of the Concentration Measure; provided that Retail (except grocery stores and drug stores); Energy: Oil, Gas & Consumable Fuels and Utilities: Electric, Gas and Multi; may each individually not exceed 12.0% of the Concentration Measure.

(f)

The Aggregate Adjusted Principal Balance of all Eligible Collateral Assets the obligor with respect to which has a trailing twelve months EBITDA as of the date of acquisition of less than $20,000,000 may not exceed 10.0% of the Concentration Measure.

(g)

The Aggregate Adjusted Principal Balance of all Eligible Collateral Assets for which the obligors are not domiciled in either the United States or Canada may not exceed 15.0% of the Concentration Measure and the Aggregate Adjusted Principal Balance of all Eligible Collateral Assets for which the obligors are domiciled in Canada may not exceed 20.0% of the Concentration Measure.

(h)	The Aggregate Adjusted Principal Balance of all Eligible Collateral Assets that are denominated in a currency other than Dollars may not exceed 10.0% of the Concentration Measure.

Annex B-5

(i)

The sum of the aggregate Unfunded Exposure Amount and Aggregate Adjusted Principal Balance of Revolving Assets and the aggregate Unfunded Exposure Amount of Delayed Draw Assets, collectively, may not exceed 15.0% of the Concentration Measure.

(j)	The Aggregate Adjusted Principal Balance of all Qualifying Syndicated Loans may not exceed 40.0% of the Concentration Measure.

(k)	The Aggregate Adjusted Principal Balance of CCC Qualifying Syndicated Loans may not exceed 5.0% of the Concentration Measure.

(l)

The Aggregate Adjusted Principal Balance of Deferrable Collateral Assets that (x) are fixed rate Collateral Assets or (y) otherwise, permit an effective rate of current interest paid in cash of less than 3.50% per annum over the applicable index rate may not exceed 10.0% of the Concentration Measure.

(m)	The Aggregate Adjusted Principal Balance of any Bank Loan that is not a Broadly Syndicated Loan or Large Corporate Loan may not exceed 20.0% of the Concentration Measure.

(n)

The Aggregate Adjusted Principal Balance of all Eligible Collateral Assets that have a remaining stated maturity greater than 7 years after the related Cut-Off Date may not exceed 15.0% of the Concentration Measure.

(o)

The Aggregate Adjusted Principal Balance of all Eligible Collateral Assets that are Permitted Participation Interests (excluding any Borrower Parent Participation Interests) may not exceed 25.0% of the Concentration Measure.

Domicile of Obligors. For purposes of this Annex B, the domicile jurisdiction for any obligor domiciled in a tax haven jurisdiction (Bahamas, Bermuda, the British Virgin Islands, the U.S. Virgin Islands, Jersey, the Cayman Islands, the Channel Islands, the Marshall Islands or any other jurisdiction deemed acceptable by the Servicer) shall be deemed to be the jurisdiction of its headquarters or in which a substantial portion of its operations is located or in which a substantial portion of its revenue or value is derived (each as determined in good faith by the Servicer), in each case either directly or through subsidiaries. The domicile jurisdiction for any obligor will be determined by the Servicer, subject to the rights of the Administrative Agent to dispute such determination.

Annex B-6

3.	Prohibited Clients

(a)	Anonymous Accounts

(b)	Arctic: Oil and gas exploration or production in the Arctic (via project or asset specific finance)

(c)	Child Labor, Forced Labor, Human Trafficking

(d)	Cryptocurrency / Cryptocurrency Businesses

(e)	Gaming Entities (Unlicensed or Unregulated)

(f)	Individuals who are Employed by Embassies, Consulates or Permanent Missions of Sanctioned Countries

(g)	Manufacturers of Military Style Firearms Made Available for Civilian Use (Prohibited for credit relationships except as described in the Supplement)

(h)	Marijuana Related Businesses (“MRB”) (Prohibited: U.S. Direct MRBs and Non-U.S. Direct MRBs operating in violation of applicable law)

(i)	Non-Operating Bearer Share Entities

(j)	Payable Through Accounts

(k)	Private Prisons and Detention Centers (U.S. Only)

(l)	Sanctioned Entities or Individuals (OFAC Sanctions)

Annex B-7

ANNEX C

[Reserved]

Annex C-1

SCHEDULE 2.01

COMMITMENTS

AND APPLICABLE PERCENTAGES

[Attached Separately]

Sched. 2.01-1

SCHEDULE 5.07

CERTAIN CONTRACTUAL OBLIGATIONS

None.

Sched. 5.07-1

SCHEDULE 5.14

IDENTIFICATION INFORMATION OF

BORROWER AND BORROWER PARENT

Borrower
Legal Name:	OBDC III Financing III LLC

Identification Number:	2923038

Jurisdiction of Organization:	Delaware

Registered Office:	c/o United Agent Group Inc., Brandywine Plaza, 1521 Concord Pike, Suite 201, Wilmington, Delaware, 19803

Place of Business	399 Park Avenue, 38th Floor, New York, NY 10022

Former Legal Name:	N/A

Servicer Place of Business/ Chief Executive Office:	399 Park Avenue, 38th Floor, New York, NY 10022

U.S. Taxpayer Identification Number:	84-4493477

Borrower Parent
Legal Name:	Blue Owl Capital Corporation III

Identification Number:	D20237129

Jurisdiction of Organization:	Maryland

Registered Office:	2405 York Rd, Suite 201, Lutherville Timonium, Maryland 21093-2264

Place of Business	399 Park Avenue, 38th Floor, New York, NY 10022

Former Legal Name:	Owl Rock Capital Corporation III

Servicer Place of Business/ Chief Executive Office:	399 Park Avenue, 38th Floor, New York, NY 10022

U.S. Taxpayer Identification Number:	84-4493477

Sched. 5.14-1

SCHEDULE 7.06

CLOSING DATE COLLATERAL ASSETS

[Attached Separately]

Sched. 7.06-1

SCHEDULE 11.02

ADMINISTRATIVE AGENT’S OFFICE;

CERTAIN ADDRESSES FOR NOTICES

BORROWER:

OBDC III Financing III LLC

c/o Blue Owl Capital Corporation III

Attention: Bryan Cole

Phone:

Email:

SERVICER:

Blue Owl Diversified Credit Advisors LLC

Attention: Bryan Cole

Phone:

Email:

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments and Requests for Borrowings):

Bank of America, N.A.

Gateway Village 900 Building

900 W Trade St.

NC1-026-05-41

Charlotte, North Carolina 28255

Attn: CAF Loan Trade Support

Tel: 980-386-1033

Fax: 704-719-5385

E-mail address: dg.baml-trs-loan-ops@bofa.com

Administrative Agent’s Office

(PRIVATE Credit Contact):

Bank of America, N.A.

CAF Asset Team

One Bryant Park– NY1-100-14-01

New York, New York 28255

Tel: 646-855-6032

E-mail address: dg.caf_asset_team@bofa.com

Payment Instructions

Sched. 11.02-1

USD

Bank: Bank of America, N.A.

ABA: 026009593

Account Name: BANA USD – LOAN TRADE SUPPORT

Acct. No.: 325077102522

Ref.: OBDC III Financing III LLC

CAD

Intermediary Bank: Bank of America Toronto

Swift: BOFACATT

Bank: Bank of America N.A., London

Swift Address: BOFAGB22

Account Name: BANA CHARLOTTE LTS- CAD

Acct. No.: 600870705060

Iban: GB84BOFA16505070705060

Reference: OBDC III Financing III LLC

EUR

Bank: Bank of America, N.A., London

Swift Address: BOFAGB22

Acct. Name: BANA CHARLOTTE LTS-EUR

Acct. # 600870705010

Iban #: GB76BOFA16505070705010

Reference: OBDC III Financing III LLC

GBP

Bank: Bank of America, N.A., London

Swift Address: BOFAGB22

Acct. Name: BANA CHARLOTTE LTS-GBP

Acct. # 600870705028

Iban #: GB75BOFA16505070705028

Reference: OBDC III Financing III LLC

COLLATERAL CUSTODIAN:

State Street Bank and Trust Company

1776 Heritage Drive, Mail Stop: JAB0527

North Quincy, Massachusetts 02171

Attn: Structured Trust & Analytics

Phone: (617) 662-9840

Email: scott.berry@statestreet.com

Sched. 11.02-2

COLLATERAL AGENT:

State Street Bank and Trust Company

1776 Heritage Drive, Mail Stop: JAB0527

North Quincy, Massachusetts 02171

Attn: Structured Trust & Analytics

Phone: (617) 662-9840

Email: scott.berry@statestreet.com

Sched. 11.02-3

EXHIBIT A

FORM OF LOAN NOTICE

Date:      ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of March 20, 2024 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among OBDC III Financing III LLC (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Blue Owl Diversified Credit Advisors LLC, as Servicer (the “Servicer”), State Street Bank and Trust Company, as Collateral Custodian, and State Street Bank and Trust Company, as Collateral Agent.

1.	The Servicer, on behalf of the Borrower, hereby requests (select one):

☐ A Borrowing of Loans  ☐ A conversion of Loans

1.	On (a Business Day).

2.	In the amount of [USD][CAD][GBP][EUR] .

3.	Comprised of .

[Type of Loan requested]

2.	The Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.

3.	The Borrower or the Servicer, as applicable, hereby certifies that the conditions specified in Section 4.02 of the Agreement will be satisfied on and as of the date of the applicable Borrowing.

[Remainder of page intentionally left blank.]

Exh. A-1

BLUE OWL DIVERSIFIED CREDIT ADVISORS LLC, as Servicer

By:
Name:
Title:

Exh. A-2

EXHIBIT B-1

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

[1]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

Exh. B-1-1

1. Assignor[s]:

[For each Assignor, indicate [is] [is not] a Defaulting Lender]

2. Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower: OBDC III Financing III LLC.

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.

Credit Agreement: Credit Agreement, dated as of March 20, 2024, among OBDC III Financing III LLC, as borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Blue Owl Diversified Credit Advisors LLC, as Servicer, State Street Bank and Trust Company, as Collateral Custodian, and State Street Bank and Trust Company, as Collateral Agent

6.	Assigned Interest:

Assignor[s][5]	Assignee[s][6]	Amount of Commitment Assigned		Aggregate Amount of Commitment for all Lenders[7]		Percentage Assigned of Commitment[8]
		$	_________	$	_______________	____________	%
		$	_________	$	_______________	____________	%
		$	_________	$	_______________	____________	%

[7.	Trade Date: ][9]

Effective Date:          , 20  [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[5]	List each Assignor, as appropriate.
[6]	List each Assignee and, if available, its market entity identifier, as appropriate.
[7]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[8]	Set forth, to at least 9 decimals, as a percentage of the Commitment of all Lenders thereunder.
[9]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Exh. B-1-2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]

[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S]

[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

Exh. B-1-3

Consented to and Accepted: BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

OBDC III FINANCING III LLC, as Borrower

By:
Name:
Title:

Exh. B-1-4

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under the Credit Agreement, including Section 11.06(b)(v) thereof (subject to such consents, if any, as may be required under Section 11.06(b)(iii) thereof), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest and (vii) it is not a Disqualified Lender; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Exh. B-1-5

[THE][EACH] ASSIGNEE, BY CHECKING THE BOX BELOW, (I) ACKNOWLEDGES THAT IT IS REQUIRED TO BE AN APPROVED LENDER AT THE TIME IT BECOMES A LENDER AND ON EACH DATE ON WHICH A BORROWING IS MADE UNDER THE CREDIT AGREEMENT AND (II) REPRESENTS AND WARRANTS TO [THE][EACH] ASSIGNOR, THE BORROWER AND THE ADMINISTRATIVE AGENT THAT [THE][EACH] ASSIGNEE IS AN APPROVED LENDER:

☐ BY CHECKING THIS BOX, [THE][EACH] ASSIGNEE REPRESENTS AND WARRANTS THAT IT IS AN APPROVED LENDER.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic imaging means (e.g., “pdf” or “tiff”) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exh. B-1-6

EXHIBIT B-2

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of the date set forth in Item 1 of Schedule I hereto, among the financial institution identified in Item 2 of Schedule I hereto (the “Proposed Lender”), OBDC III Financing III LLC, (the “Borrower”) and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”).

WHEREAS, this Joinder Agreement is being executed and delivered under the Credit Agreement, dated as of March 20, 2024 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among OBDC III Financing III LLC (the “Borrower”), the Lenders from time to time party thereto (the “Lenders”), and Bank of America, N.A., as Administrative Agent, Blue Owl Diversified Credit Advisors LLC, as Servicer (the “Servicer”), State Street Bank and Trust Company, as Collateral Custodian, and State Street Bank and Trust Company, as Collateral Agent; and

WHEREAS, the Proposed Lender wishes to become a Lender party to the Credit Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

(a) Upon receipt by the Administrative Agent of an executed counterpart of this Joinder Agreement, to which is attached a fully completed Schedule I and Schedule II, each of which has been executed by the Proposed Lender, the Borrower and the Administrative Agent, the Administrative Agent will transmit to the Proposed Lender, the Servicer and the Borrower, a Joinder Effective Notice, substantially in the form of Schedule III to this Joinder Agreement (the “Joinder Effective Notice”). Such Joinder Effective Notice shall be executed by the Administrative Agent and shall set forth, inter alia, the date on which the joinder effected by this Joinder Agreement shall become effective (the “Joinder Effective Date”). From and after the Joinder Effective Date, the Proposed Lender shall be a Lender party to the Credit Agreement for all purposes thereof.

(b) Each of the parties to this Joinder Agreement agrees and acknowledges that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Joinder Agreement.

(c) By executing and delivering this Joinder Agreement, the Proposed Lender confirms to and agrees with the Administrative Agent and the other Lenders as follows: (i) none of the Administrative Agent and the other Lenders makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, or with respect to any Loans made under the Credit Agreement, the Collateral or the financial condition of the

Exh. B-2-1

Borrower Parent, the Servicer or the Borrower, or the performance or observance by the Borrower Parent, the Servicer or the Borrower of any of their respective obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; (ii) the Proposed Lender confirms that it has received a copy of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement; (iii) the Proposed Lender will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) the Proposed Lender appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with the Credit Agreement; and (v) the Proposed Lender agrees (for the benefit of the parties hereto and the other Lenders) that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

(d) Schedule II hereto sets forth administrative information with respect to the Proposed Lender.

(e) This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

Exh. B-2-2

SCHEDULE I TO

JOINDER AGREEMENT

COMPLETION OF INFORMATION AND

SIGNATURES FOR JOINDER AGREEMENT

Re: Credit Agreement, dated as of March 20, 2024 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time), among OBDC III Financing III LLC, as Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Blue Owl Diversified Credit Advisors LLC, as Servicer, State Street Bank and Trust Company, as Collateral Custodian, and State Street Bank and Trust Company, as Collateral Agent

Item 1: Date of Joinder Agreement:	[●]

Item 2: Proposed Lender:	[●]

Item 3: Commitment	$[●]

Item 4: Signatures of Parties to Agreement:

Exh. B-2-3

OBDC III FINANCING III LLC, as Borrower

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

[●], as Proposed Lender

By:
Name:
Title:

Exh. B-2-4

SCHEDULE II TO

JOINDER AGREEMENT

ADDRESS FOR NOTICES

AND

WIRE INSTRUCTIONS

Address for Notices:

[●]

Attention: [●]

Phone: [●]

Wire Instructions:

[●]

ABA No.: [●]

Account Name: [●]

A/C No.: [●]

SWIFT Code: [●]

Reference: [●]

Exh. B-2-5

SCHEDULE III TO

JOINDER AGREEMENT

FORM OF

JOINDER EFFECTIVE NOTICE

To:

[BORROWER ADDRESS]

[SERVICER ADDRESS]

[PROPOSED LENDER ADDRESS]

The undersigned, as Administrative Agent under the Credit Agreement, dated as of March 20, 2024 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time), among OBDC III Financing III LLC, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Blue Owl Diversified Credit Advisors LLC, as Servicer, State Street Bank and Trust Company, as Collateral Custodian, and State Street Bank and Trust Company, as Collateral Agent.

Pursuant to such Joinder Agreement, you are advised that the Joinder Effective Date for [●] will be [●] with a Commitment of $[●].

Very Truly Yours,

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Exh. B-2-6

EXHIBIT B-3

FORM OF ADMINISTRATIVE QUESTIONNAIRE

[Attached Separately]

Exh. B-2-2

EXHIBIT C-1

FORM OF COMPLIANCE CERTIFICATE (BORROWER PARENT)

☐	Check for distribution to PUBLIC and Private side Lenders[1]

Financial Statement Date:     ,

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of March 20, 2024 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among OBDC III Financing III LLC (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Blue Owl Diversified Credit Advisors LLC, as Servicer (the “Servicer”), State Street Bank and Trust Company, as Collateral Custodian, and State Street Bank and Trust Company, as Collateral Agent.

The undersigned hereby certifies, as a Responsible Officer and not in his/her individual capacity, as of the date hereof that he/she is the         of Blue Owl Capital Corporation III (“Borrower Parent”), and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent in such capacity on the behalf of the Borrower Parent, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. The Borrower (or the Borrower Parent) has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower Parent ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section. Such financial statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower Parent prepared in accordance with the Applicable Accounting Standard as at such date for such period.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. The Borrower (or the Borrower Parent) has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower Parent ended as of the above date. Such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Borrower Parent and its consolidated subsidiaries in accordance with the Applicable Accounting Standard as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

[1]	If this is not checked, this certificate will only be posted to Private side Lenders.

Exh. C-1-1

[Use following paragraph 1 for Monthly Reports]

1. The Borrower has delivered a Monthly Report for the month of the Borrower ended as of the above date. Such Monthly Report is true, accurate and complete in every material respect.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower Parent during the accounting period covered by such financial statements.

3. A review of the activities of the Borrower and the Borrower Parent during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower and the Borrower Parent performed and observed all its material obligations under the Loan Documents, and

[select one:]

[to the knowledge of the undersigned, no Default, Event of Default, Unmatured Servicer Termination Event or Servicer Termination Event has occurred and is continuing.]

—or—

[to the knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The representations and warranties of the Borrower Parent contained in Section 4.1 of the Sale Agreement, and any representations and warranties of the Borrower Parent that are contained in any document furnished at any time under or in connection with the Loan Documents, (I) to the extent already qualified with respect to “material” matters or “Material Adverse Effect”, are true and correct on and as of the date hereof and (II) to the extent not already qualified with respect to “material” matters or “Material Adverse Effect”, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct (in all material respects or as so qualified, as applicable) as of such earlier date.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of    ,    , in his/her capacity as an officer of the Borrower Parent and not in his/her individual capacity.

BLUE OWL CAPITAL CORPORATION III

By:
Name:
Title:

Exh. C-1-2

EXHIBIT C-2

FORM OF COMPLIANCE CERTIFICATE (BORROWER)

☐	Check for distribution to PUBLIC and Private side Lenders[1]

Financial Statement Date:     ,

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of March 20, 2024 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among OBDC III Financing III LLC (the “Borrower”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Blue Owl Diversified Credit Advisors LLC, as Servicer (the “Servicer”), State Street Bank and Trust Company, as Collateral Custodian, and State Street Bank and Trust Company, as Collateral Agent.

The undersigned hereby certifies, as a Responsible Officer and not in his/her individual capacity, as of the date hereof that he/she is the       of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent in such capacity on the behalf of the Borrower, and that:

[Use following paragraph for Monthly Reports]

1. The Borrower (or the Borrower Parent) has the Monthly Report for the month of the Borrower ended as of the above date. Such Monthly Report is true, accurate and complete in every material respect.

[Use following paragraphs for annual reports]

1. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the Borrower Parent’s annual financial statements.

2. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its material obligations under the Loan Documents, and

[For all reports select one:]

[1]	If this is not checked, this certificate will only be posted to Private side Lenders.

Exh. C-2-1

[to the knowledge of the undersigned, no Default, Event of Default, Unmatured Servicer Termination Event or Servicer Termination Event has occurred and is continuing.]

—or—

[to the knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The representations and warranties of the Borrower contained in Article V of the Agreement, and any representations and warranties of the Borrower that are contained in any document furnished at any time under or in connection with the Loan Documents, (I) to the extent already qualified with respect to “material” matters or “Material Adverse Effect”, are true and correct on and as of the date hereof and (II) to the extent not already qualified with respect to “material” matters or “Material Adverse Effect”, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct (in all material respects or as so qualified, as applicable) as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in Sections 5.05(a) and (b) of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) and (b), respectively, of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of    ,    , in his/her capacity as an officer of the Borrower and not in his/her individual capacity.

OBDC III FINANCING III LLC

By:
Name:
Title:

Exh. C-2-2

EXHIBIT D-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATES

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of March 20, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among OBDC III Financing III LLC (the “Borrower”), each Lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, Blue Owl Diversified Credit Advisors LLC, as Servicer, State Street Bank and Trust Company, as Collateral Custodian, and State Street Bank and Trust Company, as Collateral Agent.

Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a 10-percent shareholder of the Borrower Parent within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower Parent as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:      , 20[ ]

Exh. D-1-1

EXHIBIT D-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATES

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of March 20, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among OBDC III Financing III LLC (the “Borrower”), each Lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, Blue Owl Diversified Credit Advisors LLC, as Servicer, State Street Bank and Trust Company, as Collateral Custodian, and State Street Bank and Trust Company, as Collateral Agent.

Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a 10-percent shareholder of the Borrower Parent within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower Parent as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:      , 20[ ]

Exh. D-2-1

EXHIBIT D-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATES

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of March 20, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among OBDC III Financing III LLC (the “Borrower”), each Lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, Blue Owl Diversified Credit Advisors LLC, as Servicer, State Street Bank and Trust Company, as Collateral Custodian, and State Street Bank and Trust Company, as Collateral Agent.

Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a 10-percent shareholder of the Borrower Parent within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower Parent as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:      , 20[ ]

Exh. D-3-1

EXHIBIT D-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATES

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of March 20, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among OBDC III Financing III LLC (the “Borrower”), each Lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, Blue Owl Diversified Credit Advisors LLC, as Servicer, State Street Bank and Trust Company, as Collateral Custodian, and State Street Bank and Trust Company, as Collateral Agent.

Pursuant to the provisions of Section 3.01(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a 10-percent shareholder of the Borrower Parent within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower Parent as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:      , 20[ ]

Exh. D-4-1

EXHIBIT E-1

FORM OF REQUEST FOR RELEASE AND RECEIPT

[For Servicing and Liquidation]

Collateral Asset Files

LOAN INFORMATION

Name of Obligor:

Loan No.:

This Request for Release and Receipt is made in accordance with the Credit Agreement dated as of March 20, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among OBDC III Financing III LLC (the “Borrower”), each Lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, Blue Owl Diversified Credit Advisors LLC, as Servicer, State Street Bank and Trust Company, as Collateral Custodian, and State Street Bank and Trust Company, as Collateral Agent. All capitalized terms not otherwise defined in this Request for Release and Receipt shall have the meanings ascribed to them in the Credit Agreement.

The undersigned hereby requests release of the original documents listed on Schedule 1 attached hereto (the “Documents”) from the Collateral Custodian.

The undersigned hereby acknowledges and agrees as follows:

(1)

Upon receipt of the Documents, the undersigned shall hold and retain possession of the Documents in trust for the benefit of the Administrative Agent, solely for the purposes provided in the Credit Agreement, unless the Collateral Asset related to the Documents has been liquidated or unless the Document (or asset related thereto) was disposed of by the related obligor; and

(2)

The undersigned represents that no Default, Event of Default, Unmatured Servicer Termination Event or Servicer Termination Event has occurred and is continuing, or if such has occurred and is continuing, the consent of the Administrative Agent has been obtained with respect to this request, unless the Collateral Asset related to the Documents has been liquidated or unless the Document (or asset related thereto) was disposed of by the related obligor.

Date:

Exh. E-1-1

OBDC III FINANCING III LLC

By: Blue Owl Diversified Credit Advisors LLC, as Servicer

By:
Name:
Title:

[During the continuation of a Default, an Event of Default, an Unmatured Servicer Termination Event or a Servicer Termination Event:

ACKNOWLEDGED AND AGREED:

BANK OF AMERICA, N.A.,

as Administrative Agent

By:
Name:
Title:]

Exh. E-1-2

EXHIBIT E-2

FORM OF REQUEST FOR RELEASE AND RECEIPT

[Liquidated Collateral Assets and Optional Sales]

Collateral Asset Files

LOAN INFORMATION

Name of Obligor:

Loan No.:

This Request For Release and Receipt is made in accordance with the Credit Agreement dated as of March 20, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among OBDC III Financing III LLC (the “Borrower”), each Lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, Blue Owl Diversified Credit Advisors LLC, as Servicer, State Street Bank and Trust Company, as Collateral Custodian, and State Street Bank and Trust Company, as Collateral Agent. All capitalized terms not otherwise defined in this Request for Release and Receipt shall have the meanings ascribed to them in the Credit Agreement.

The undersigned hereby requests release of the original documents listed on Schedule 1 attached hereto (the “Documents”) from the Collateral Custodian.

With respect to the Collateral Assets related to the Documents:

1.

[Such Collateral Assets has or have been liquidated and all amounts received or to be received in connection with such liquidation that are required to be deposited have been or will be so deposited as required by the Credit Agreement][Such Collateral Assets have been sold in accordance with Section [2.15][2.16][2.18] of the Credit Agreement]; and

2.

No Default, Event of Default, Unmatured Servicer Termination Event or Servicer Termination Event has occurred and is continuing [(other than any Default or Unmatured Servicer Termination Event which will be cured by the sale referenced in clause 1 above)], or, if such has occurred and is continuing, the consent of the Administrative Agent has been obtained with respect to this request.

Dated:

Exh. E-2-1

OBDC III FINANCING III LLC

By: Blue Owl Diversified Credit Advisors LLC, as Servicer

By:
Name:
Title:

[During the continuation of a Default, an Event of Default, an Unmatured Servicer Termination Event or a Servicer Termination Event:

ACKNOWLEDGED AND AGREED:

BANK OF AMERICA, N.A.,

as Administrative Agent

By:
Name:
Title:]

Exh. E-2-2

EXHIBIT F

COLLATERAL ASSET SCHEDULE CERTIFICATION

This Collateral Asset Schedule Certification is made pursuant to the Credit Agreement dated as of March 20, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among OBDC III Financing III LLC (the “Borrower”), each Lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, Blue Owl Diversified Credit Advisors LLC, as Servicer, State Street Bank and Trust Company, as Collateral Custodian, and State Street Bank and Trust Company, as Collateral Agent.

[     ] I hereby certifies that he/she is a Responsible Officer (as the term is defined in the Credit Agreement) of [     ], and hereby further certifies and not in an individual capacity as follows:

With respect to the Collateral Asset(s) (as the term is defined in the Credit Agreement) described in Annex 1 attached hereto:

1.

The Collateral Asset Files delivered to the Collateral Custodian include all of the documents required to be delivered to the Collateral Custodian under the Credit Agreement, except for variances from the documents identified in the Document Checklist with respect to the related Collateral Asset Files and those documents that do not exist with respect to such Collateral Asset(s), in each case as indicated on Annex 1 (each, an “Exception”);

2.	Any Exception satisfies the requirements of the Credit Agreement; and

3.	All of the documents and the information contained on Annex 1 are complete and correct in all material respects.

Dated:

OBDC III FINANCING III LLC

By: Blue Owl Diversified Credit Advisors LLC, as Servicer

By:
Name:
Title:

Exh. F-1

ANNEX 1 TO COLLATERAL ASSET SCHEDULE CERTIFICATION

[EXCEPTIONS TO BE LISTED HERE]

Exh. F-2

EXHIBIT G

MONTHLY REPORT

[PROVIDED SEPARATELY]

Exh. G-1

EXHIBIT H

FORM OF REINVESTMENT REQUEST

Bank of America, N.A.

as Administrative Agent

900 West Trade Street

Charlotte, North Carolina 28255

Attention: Loan Operations

State Street Bank and Trust Company

as Collateral Agent

1776 Heritage Drive, Mail Stop: JAB0527

North Quincy, Massachusetts 02171

Attn: Structured Trust & Analytics

Each Lender pursuant to the Credit Agreement

   , 20__

Re:	Reinvestment Request: $[ ]

Gentlemen and Ladies:

This Reinvestment Request is delivered to you pursuant to the Credit Agreement dated as of March 20, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among OBDC III Financing III LLC (the “Borrower”), each Lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, Blue Owl Diversified Credit Advisors LLC, as Servicer, State Street Bank and Trust Company, as Collateral Custodian, and State Street Bank and Trust Company, as Collateral Agent. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Credit Agreement.

The Borrower hereby requests that the Collateral Agent provide to the Administrative Agent, by facsimile or electronic mail, a statement reflecting the total amount on deposit on such day in the Collection Account.

The Borrower hereby requests that:

1.	The Collateral Agent withdraw from the Collections held in the Collection Account an amount equal to $[ ] (the “Reinvestment Amount”).

2.	The Reinvestment Amount be delivered to the Borrower on [ ] (the “Reinvestment Date”).

3.	The Reinvestment Amount be wired by the Collateral Agent to (or on behalf of) the Borrower on the Reinvestment Date pursuant to the following wiring instructions:

Exh. H-1

Bank: [__]

ABA #: [__]

Account Name: [__]

Account Number: [__]

Ref: [__]

Attached hereto as Schedule 1 is the Collateral Asset Schedule setting forth information required in the Credit Agreement with respect to the Collateral Assets to be acquired by the Borrower on the Reinvestment Date.

By making the Reinvestment, the Borrower represents that the conditions described in Section 2.14 and Section 4.02 of the Credit Agreement have been satisfied on the date hereof with respect to such Reinvestment and, to the best of its knowledge, will be satisfied as of the Reinvestment Date with respect to such Reinvestment.

The Borrower agrees that if, prior to the Reinvestment Date, any matter certified to herein by it will not be true and correct in all material respects at such time as if then made, it will promptly so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the Reinvestment requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct in all material respects at the date of such Reinvestment as if then made.

OBDC III FINANCING III LLC

By:
Name:
Title:

Exh. H-2

SCHEDULE 1

COLLATERAL ASSET SCHEDULE

[COLLATERAL ASSETS TO BE ACQUIRED

ON THE APPLICABLE REINVESTMENT DATE]

Exh. H-3

EXHIBIT I

(FORM OF)

APPROVAL NOTICE

[Date]

COLLATERAL ASSET INFORMATION
Obligor Name
Maturity Date
Loan Type
Tranche Description
Eligible Currency
Principal Balance
Interest Rate
Obligor Jurisdiction
Industry Designation
Remaining Term to Maturity
Net Senior Secured Leverage Multiple
Net Leverage Multiple
Interest Coverage Ratio
Date of last appraisal
Additional Revaluation Events

ASSIGNED VALUE
Advance Rate
Assigned Value
Purchase Price

ADMINISTRATIVE AGENT APPROVAL
Commitment Termination
Approval Good Until
Approval Conditioned Upon
Reviewer
Contact Email
Contact Phone

OTHER	[1]

Reviewed by:
Name:
Telephone No.:

[1]	Include (i) non-credit related risks, if any, (ii) confirmation of modifications to Section 4.02 of the Credit Agreement and (iii) confidentiality restrictions applicable to obligor.

Exh. I-1

EXHIBIT J

FORM OF NOTE

[DATE]

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to       or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of March 20, 2024 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, each Lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, Blue Owl Diversified Credit Advisors LLC, as Servicer, State Street Bank and Trust Company, as Collateral Custodian, and State Street Bank and Trust Company, as Collateral Agent.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Loan is denominated and in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon written demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

[Remainder of page intentionally left blank.]

Exh. J-1

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

OBDC III FINANCING III LLC

By:
Name:
Title:

Exh. J-2

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Exh. J-3

EXHIBIT K

FORM OF FOREIGN OBLIGOR NOTICE

[addressed to obligor or administrative agent of Foreign Loan]

You are hereby notified by [BORROWER] that (1) all right, title and interest in the obligations of [specify borrower] under the [principal and or commitment amount] of [specify Foreign Loan title] which has acquired pursuant to an Assignment and Assumption Agreement between [●] and [specify assignor] dated as of [specify date] (the “Pledged Loan Interest”) is subject to a pledge and security interest (the “Pledge”) granted by [BORROWER] in favor of Bank of America, National Association under a Security Agreement and a related Credit Agreement, each dated as of March 20, 2024 (together, as each may be amended from time to time, the “Pledge Documentation”) and (2) the Pledge may not be released, and the Pledged Loan Interest cannot be sold or otherwise transferred by [BORROWER], other than in compliance with the Pledge Documentation.

Exh. K-1

EXHIBIT L

FORM OF BORROWING BASE CERTIFICATE

This certificate is delivered pursuant to the Credit Agreement dated as of March 20, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among OBDC III Financing III LLC (the “Borrower”), each Lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, Blue Owl Diversified Credit Advisors LLC, as Servicer, State Street Bank and Trust Company, as Collateral Custodian, and State Street Bank and Trust Company, as Collateral Agent. Capitalized terms used but not defined herein shall have the meanings provided in the Credit Agreement.

As of the date hereof, the undersigned each certify that (i) all of the information set forth in Annex I attached hereto is true, correct and complete and no Default, Event of Default or Unmatured Servicer Termination Event or Servicer Termination Event has occurred and is continuing under the Credit Agreement; (ii) to the best of their knowledge, all Collateral Assets included as Eligible Collateral Assets in the Borrowing Base as of such date are Eligible Collateral Assets; (iii) no Borrowing Base Deficiency or Currency Asset Amount Shortfall exists or will exist after giving effect to the acquisition and sale of any Collateral Assets on the date hereof; and (iv) solely with respect to itself, each of the representations and warranties contained in the Credit Agreement is true, correct and complete.

[Remainder of Page Intentionally Left Blank]

Exh. L-1

Certified as of the     day of     ,    .

OBDC III FINANCING III LLC, as the Borrower

By:
Name:
Title:

BLUE OWL DIVERSIFIED CREDIT ADVISORS LLC, as the Servicer

By:
Name:
Title:

Exh. L-2

ANNEX I

BORROWING BASE REPORT

SEE ATTACHED

Exh. L-3

ANNEX II

COLLATERAL ASSET SCHEDULE

SEE ATTACHED

Exh. L-4

EXHIBIT M

FORM OF NOTICE OF LOAN PREPAYMENT

Date:    ,    1

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of March 20, 2024 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among OBDC III Financing III LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The Borrower hereby requests to prepay2:

Indicate:	Indicate:	Indicate:
Requested Amount	Currency	Type

[BORROWER]

By:
Name:
Title:

[1]

Note to Borrower. All prepayments submitted under a single Notice of Loan Prepayment must be effective on the same date. If multiple effective dates are needed, multiple Notice of Loan Prepayment will need to be prepared and signed.

[2]	Note to Borrower. Complete a new row for each Borrowing being prepaid.

Exh. M-1

EXHIBIT N

DOCUMENT CHECKLIST

Collateral Loan:

Obligor Name:       Date:

Documents Related to Collateral Asset File	Description of Collateral Asset	Original or Copy/Status
a) original promissory note/copy of original promissory note [and lost note affidavit]

b) [copies of each transfer document or instrument from the prior owner to the Borrower]

c) guaranty, if any

d) loan agreement

e) note purchase agreement, if any

f) security agreement

g) [Any other documents as the Collateral Custodian may deem necessary, as notified to the Borrower prior to delivery of the Document Checklist]

The undersigned certifies that the above Collateral Assets have been delivered to State Street Bank and Trust Company, as Collateral Custodian, on the date referenced above.

[Borrower] or [Services Provider]

By:	Name:	Title:

Exh. N-1

EXHIBIT O

AUTHORIZED REPRESENTATIVE OF SERVICER

Name	Signature

Exh. O-1